UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

VAREX IMAGING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

December 27, 2023
Dear Stockholder:
You are cordially invited to attend Varex Imaging Corporation’s 2024 Annual Meeting of Stockholders on Thursday, February 8, 2024 at 4:30 p.m. Mountain Time. The meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the meeting, submit your questions, and vote online during the meeting by visiting www.virtualshareholdermeeting.com/VREX2024. Specific instructions for accessing and participating in the meeting are provided in the notice, proxy card, or voting instruction form you received. The Secretary’s formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to be acted upon at the Annual Meeting.
We hope that you can join us. However, whether or not you plan to attend, please vote your shares as soon as possible so that your vote will be counted.
Sincerely,
Walter M Rosebrough, Jr
Chair of the Board

Varex Imaging Corporation
1678 S. Pioneer Road
Salt Lake City, Utah 84104
December 27, 2023
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
Varex Imaging Corporation will hold its 2024 Annual Meeting of Stockholders on Thursday, February 8, 2024 at 4:30 p.m. Mountain Time. The meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the meeting, submit your questions, and vote online during the meeting by visiting www.virtualshareholdermeeting.com/VREX2024.
This Annual Meeting is being held for the following purposes:
1.
to elect seven directors to serve until the 2025 Annual Meeting of Stockholders;

2.
to approve, on an advisory basis, the compensation of our named executive officers as described in the accompanying Proxy Statement;

3.
to approve the Varex Imaging Corporation 2020 Omnibus Stock Plan, as Amended and Restated (the “Amended and Restated 2020 Plan”);

4.
to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal year 2024; and

5.
to transact any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has selected December 11, 2023 as the record date for determining stockholders entitled to vote at the Annual Meeting. A list of stockholders as of that date will be available for inspection during ordinary business hours at our principal executive offices at 1678 S. Pioneer Road, Salt Lake City, Utah 84104 for 10 days before the Annual Meeting. If you would like to view the list, please contact us to schedule an appointment by calling (801) 978-4186 and leaving a message.
Except for those stockholders that have already requested printed copies of our proxy materials, we are furnishing our proxy materials for this Annual Meeting to you through the Internet. On or about December 27, 2023, we mailed or emailed to stockholders as of the record date a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice by mail or email, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice explains how to access and review on the Internet all of the important information contained in our Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended September 29, 2023 (sometimes also referred to herein as the “Annual Report”), as well as how to submit your proxy over the Internet. We believe that mailing or emailing the Notice and posting other materials on the Internet allows us to provide you with the information you need more quickly while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If you received the Notice and would still like to receive a printed copy of our proxy materials, you may request a printed copy of the proxy materials through the Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an email to sendmaterial@proxyvote.com.
Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible in accordance with the instructions provided to you to ensure that your vote is counted at the Annual Meeting.
By Order of the Board of Directors,
Kimberley E. Honeysett
Corporate Secretary

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement but does not contain all of the information you should consider before voting. Please read the entire Proxy Statement carefully.
Varex Imaging Corporation (“we,” “us,” “Varex,” or the “Company”) is a leading innovator, designer and manufacturer of X-ray imaging components, including X-ray tubes, digital detectors and other image processing solutions that are key components of X-ray imaging systems.
	Annual Meeting of Stockholders	Meeting Agenda
Date:	Thursday, February 8, 2024
•
Election of seven directors to serve until the 2025 Annual Meeting of Stockholders

•
Advisory vote on executive compensation

•
Approval of the Amended and Restated 2020 Plan

•
Ratification of Deloitte as our independent registered public accounting firm for fiscal year 2024

•
Transact any other business that properly comes before the Annual Meeting or any adjournment or postponement

Time:	4:30 p.m. Mountain Time
Place:	The 2024 Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/VREX2024 and following the instructions found in the Notice of Internet Availability of Proxy Materials and this Proxy Statement.
Record Date:	December 11, 2023
Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
Voting Matters and Vote Recommendation
	Voting Matter	Board vote recommendation
1.	Election of directors	For each director nominee
2.	Advisory vote to approve executive compensation	For
3.	Approval of the Amended and Restated 2020 Plan	For
4.	Ratification of Deloitte as our independent registered public accounting firm for fiscal year 2024	For
Our Director Nominees
See Proposal One “Election of Directors” for more information.
The following table provides summary information about each director nominee as of December 11, 2023:
Name	Age	Director since	Occupation	Other public boards	AC	CC	NC
Kathleen L. Bardwell(FE)(I)	67	2022	Former Senior Vice President, Regulatory Affairs and Compliance at STERIS Corporation	—	M	M	—
Jocelyn D. Chertoff, M.D.(I)	68	2017	Chair of Radiology, Dartmouth Hitchcock Medical Center	—	M	—	C
Timothy E. Guertin(I)	74	2020	Former CEO of Varian Medical	1	—	C	M

Name	Age	Director since	Occupation	Other public boards	AC	CC	NC
			Systems, Inc.
Jay K. Kunkel(I)	64	2017	Former President Asia, Executive Vice President, Tenneco Inc.	—	M	—	M
Walter M Rosebrough, Jr.(I)(CB)	69	2018	CEO Emeritus and Senior Advisor, STERIS plc	—	—	M	M
Sunny S. Sanyal	59	2017	President and CEO, Varex	—	—	—	—
Christine A. Tsingos(FE)(I)	65	2017	Former Executive Vice President and CFO, Bio-Rad Laboratories	3	C	M	—

(FE)
Audit Committee Financial Expert

(I)
Independent Director

(CB)
Chair of the Board

C
Chair

M
Member

AC
Audit Committee

CC
Compensation and Human Capital Management Committee (“Compensation Committee”)

NC
Nominating and Corporate Governance Committee (“Nominating Committee”)

Our Board recommends that our stockholders vote “for” the election of each of the director nominees.
Corporate Governance Highlights
We are committed to having sound corporate governance principles that we believe serve the best interest of all our stockholders. Some highlights of our corporate governance practices are listed below.
•
All but one of the members of our Board of Directors (the “Board”), and all members of our key Board committees, are independent;

•
Average director tenure is approximately 5.4 years as of December 11, 2023;

•
Our entire Board is required to be elected annually;

•
Our Chair is an independent non-employee director and the roles of Chair and Chief Executive Officer are separate;

•
Over 50% of our Board members are women or ethnically diverse;

•
Majority voting and director resignation policy for directors in uncontested elections;

•
Annual assessments of our Board and its committees;

•
Regular executive sessions of independent directors;

•
Regular focus on management and director succession planning;

•
Stock ownership guidelines for our directors and executive officers;

•
Broad executive officer and director anti-pledging and anti-hedging policies;

•
Annual review of our business strategy and enterprise risk;

•
Board and committee oversight of cybersecurity and environmental, social, and governance (“ESG”) matters;

•
A management level Executive Compliance Committee oversees our ESG and compliance programs and activities; and

•
No multi-class or non-voting stock.

Executive Compensation Advisory Vote
See Proposal Two “Advisory Vote to Approve Our Executive Compensation” for more information.
Our Board recommends that stockholders vote to approve, on an advisory basis, the compensation paid to our Named Executive Officers, as described in this Proxy Statement.
Approve the Amended and Restated 2020 Plan
See Proposal Three “Approval of the Varex Imaging Corporation 2020 Omnibus Stock Plan, as Amended and Restated” for more information.
Our Board recommends that stockholders vote to approve the Amended and Restated 2020 Plan, as described in this Proxy Statement. We consider the Amended and Restated 2020 Plan to be a vital element of our employee compensation program and believe that the continued ability to grant stock awards at competitive levels is in the best interest of the Company and our stockholders. Accordingly, our Board recommends that stockholders vote to approve the Amended and Restated 2020 Plan.
Ratify Auditor for Fiscal Year 2024
See Proposal Four “Ratification of the Appointment of Our Independent Registered Public Accounting Firm” for more information.
Our Board recommends that our stockholders ratify the selection of Deloitte as our independent registered public accounting firm for fiscal year 2024.
2025 Annual Meeting
Stockholder proposals submitted for inclusion in our 2025 proxy statement pursuant to SEC Rule 14a-8 must be received by us no later than August 29, 2024.
Notice of stockholder proposals to be raised from the floor of the 2025 Annual Meeting of Stockholders outside of SEC Rule 14a-8 must be delivered to us no earlier than October 11, 2024 and no later than November 10, 2024. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b).

GENERAL INFORMATION
Q:
Who is soliciting my proxy?

A:
The Company’s Board is sending you this Proxy Statement in connection with the Board’s solicitation of proxies for use at the 2024 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting”). Certain of our directors, officers, and employees also may solicit proxies on the Board’s behalf by mail, telephone, email, or fax, or in person. We have hired Georgeson LLC to assist in soliciting proxies from brokers, bank nominees, and other stockholders.

Q:
Who is paying for this solicitation?

A:
We will pay for the solicitation of proxies. Our directors, officers, and employees will not receive additional remuneration. We expect that we will pay Georgeson LLC not more than $10,000, plus reasonable out-of-pocket expenses, and also will reimburse banks, brokers, custodians, nominees, and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our common stock.

Q:
What am I voting on?

A:
You will be voting on four proposals.

Proposal One is for the election of Kathleen L. Bardwell, Jocelyn D. Chertoff, Timothy E. Guertin, Jay K. Kunkel, Walter M Rosebrough, Jr., Sunny S. Sanyal, and Christine A. Tsingos to the Board for a one-year term ending at the 2025 Annual Meeting of Stockholders.
Proposal Two is an advisory vote on the compensation of the executive officers listed in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”) as described in this Proxy Statement.
Proposal Three is the approval of the Amended and Restated 2020 Plan.
Proposal Four is the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2024.
Q:
Who can vote?

A:
Only our stockholders of record at the close of business on December 11, 2023 may vote. Each share of common stock outstanding on that date is entitled to one vote for each director nominee and one vote on each other matter to come before the meeting.

Q:
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials (consisting of the Notice of Annual Meeting, this Proxy Statement, the corresponding proxy form, and our Annual Report on Form 10-K for the fiscal year ended September 29, 2023 (“fiscal year 2023”)) over the Internet. Therefore, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. Starting on the date of distribution of the Notice, all stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request printed copies may be found in the Notice. If you request printed versions of the proxy materials by mail, the materials will also include a proxy card or other voting instruction form.

As permitted by SEC rules, we will deliver one Annual Report or Proxy Statement to multiple stockholders sharing the same address unless we have received contrary instructions. We will, upon written or oral request, undertake to promptly deliver a separate copy of our Annual Report or Proxy Statement to a stockholder at a shared address to which a single copy of our Annual Report or Proxy Statement was delivered and will include instructions as to how the stockholder can notify the Company that the stockholder wishes to receive a separate copy of our Annual Report or Proxy Statement in the future. Stockholders wishing to receive a separate Annual Report or Proxy Statement in the future or stockholders sharing an address wishing to receive a single copy of our Annual Report or Proxy Statement in the future may contact us at investor.relations@vareximaging.com or at:
Varex Imaging Corporation
Attention: Investor Relations
1678 South Pioneer Road
Salt Lake City, Utah 84104
(801) 972-5000
Q:
Can I receive proxy materials for future annual meetings by email rather than receiving a paper copy of the Notice?

A:
Yes, and doing so will help us further reduce the cost and environmental impact of our stockholder meetings. If you are a holder of record, you may elect to receive the Notice or other future proxy materials by email by logging into www.proxyvote.com and entering your email address before you vote if you are voting by Internet or any other time at www.computershare.com/investor. If your shares are registered in street name, please check with your broker, bank, or other nominee about how to receive future proxy materials by email. If you choose to receive proxy materials by email, next year you will receive an email with instructions on how to view those materials and vote before the next annual meeting. Your choice to obtain documents by email will remain in effect until you notify us otherwise.

Q:
What is the difference between a stockholder of record and a “street name” holder?

A:
If your shares are registered directly in your name with Computershare Trust Company, N.A., our stock transfer agent, you are considered the stockholder of record for those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank or other nominee how to vote their shares using the method described under “How do I vote and how do I revoke my proxy?” below.
Q:
How do I vote and how do I revoke my proxy?

A:
If you hold your shares in your own name as a stockholder of record, you may vote your shares either online at the virtual meeting or by proxy. To vote at the meeting, please visit www.virtualshareholdermeeting.com/VREX2024 and vote when indicated. To vote by proxy, please vote in one of the following ways:

1.
Via the Internet.   You may vote through the Internet at www.proxyvote.com by following the instructions provided in the Notice.

2.
Via Telephone.   If you received your proxy materials or request printed copies by mail, stockholders located in the United States may vote by calling the toll-free number found on the proxy card.

3.
Via Mail.   If you received your proxy materials or request printed copies by mail, you may vote by mail by marking, dating, signing, and mailing the proxy card in the envelope provided.

Voting by proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote — by voting online at the virtual meeting, you automatically revoke your proxy. You also may revoke your proxy at any time before the applicable voting deadline (11:59 p.m. Eastern Time on February 7, 2024) by giving our Secretary written notice of your revocation, by submitting a later- dated proxy card or by voting again using the telephone or Internet (your latest telephone or Internet proxy is the one that will be counted).
If you vote by proxy, the individuals named as proxyholders will vote your shares as you instruct. If you vote your shares over the telephone, you must select a voting option — “For,” “Withhold Authority,” or “Abstain” (for Proposal One) and “For,” “Against,” or “Abstain” (for Proposals Two, Three and Four) — for your proxy to be counted on that matter. If you validly vote your shares over the Internet or by mail but do not provide voting instructions on all or any voting proposal, the individuals named as proxyholders will vote your shares FOR each of the director nominees, FOR Proposal Two, FOR Proposal Three, and FOR Proposal Four. In that case, the proxyholders will have full discretion and authority to vote in the election of directors.
If your shares are registered in street name, you must vote your shares in the manner prescribed by your broker, bank, or other nominee. In most instances, you can do this over the telephone or Internet, or if you have received or request a hard copy of the Proxy Statement and accompanying voting instruction form, you may mark, sign, date, and mail your voting instruction form in the envelope your broker, bank, or other nominee provides. The materials that were sent to you have specific instructions for how to submit your vote and the deadline for doing so. If you hold shares in street name and would like to revoke your proxy, you must follow the broker, bank, or other nominee’s instructions on how to do so. If you wish to vote online at the virtual meeting, you must obtain a legal proxy from the broker, bank, or other nominee holding your shares.
Q:
What is the deadline for submitting a proxy?

A:
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day. To be counted, proxies submitted by telephone or the Internet must be received by 11:59 p.m. Eastern Time on February 7, 2024. Proxies submitted by mail must be received prior to the start of the Annual Meeting.

Q:
What constitutes a quorum?

A:
On the record date, we had 40,529,573 shares of common stock, $0.01 par value, outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the issued and outstanding stock entitled to vote at the Annual Meeting are present online at the virtual meeting or represented by proxy.

Q:
What are abstentions and broker non-votes and how do they affect voting?

A:
Abstentions — If you specify that you wish to “abstain” from voting on an item, your shares will not be voted on that item. Abstentions are counted toward establishing a quorum. Abstentions have no effect on the election of directors but are included in the shares entitled to vote on Proposals Two, Three, and Four. On Proposals Two, Three, and Four, abstentions have the effect of a vote against the proposal.

Broker Non-Votes — If your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote these shares on certain “routine” matters, such as the ratification of the appointment of the independent registered public accounting firm. However, on non- routine matters such as the election of directors and the advisory vote to approve executive compensation, your broker must receive voting instructions from you, as your broker does not have discretionary voting power for those particular items. So long as the broker has discretion to vote on at least one proposal, these “broker non-votes” are counted toward establishing a quorum but will have no effect on the proposal because they are not “entitled to vote” on the matter. When voted on “routine” matters, broker non-votes are counted toward determining the outcome of that “routine” matter.
Q:
What vote is needed?

A:
For Proposal One, the election of directors, a majority of the votes cast at the Annual Meeting at which a quorum is present shall elect the nominees for director. For purposes of the election of directors, a “majority of votes cast” means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include direction to “withhold” authority in each case and exclude “abstentions” with respect to that director’s election.

For Proposals Two, Three, and Four, an affirmative vote of the majority of shares present online at the virtual meeting or represented by proxy at the Annual Meeting and entitled to vote is required.

Q:
Is cumulative voting permitted for the election of directors?

A:
No, in accordance with our certificate of incorporation, you may not cumulate your votes for the election of directors.

Q:
What happens if the director nominees do not receive a majority of votes cast at the Annual Meeting?

A:
In an uncontested election, if a nominee for director who is an incumbent director is not elected and no successor has been elected at the Annual Meeting, our Bylaws indicate that the director is to promptly tender his or her resignation to the Board. The Nominating Committee will then make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. After considering the Nominating Committee’s recommendation, the Board will decide to act on the tendered resignation and publicly disclose its decision. Any director who tenders his or her resignation will not participate in the recommendation of the Nominating Committee or the decision of the Board with respect to his or her resignation. If the director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If the director’s resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board pursuant to the provisions of our Bylaws.

Q:
Can I vote on other matters?

A:
You are entitled to vote on any other matters that are properly brought before the Annual Meeting. Our Bylaws limit the business conducted at any annual meeting to (1) business in the notice of the annual meeting, (2) business directed by the Board and (3) business brought by a stockholder of record entitled to vote at the meeting so long as the stockholder has met the requirements for submitting stockholder proposals provided in our Bylaws. Under our Bylaws, a stockholder must notify our Secretary in writing (at our Salt Lake City, Utah headquarters) of the proposal not less than 90 days nor more than 120 days before the anniversary of the prior year’s annual meeting, which for the 2025 Annual Meeting of Stockholders will be no earlier than October 11, 2024 and no later than November 10, 2024. The notice must give a brief description of the business to be brought before the annual meeting, the reasons for conducting the business and the text of the proposal, as well as the name and address of the stockholder giving the notice and the beneficial owner on whose behalf the proposal is made, the number of shares owned and information about that beneficial ownership, all as detailed in our Bylaws. The notice must also describe any material interest the stockholder or beneficial owner has in the business and arrangements between such stockholder or beneficial owner and any other person in connection with the proposal and must include certain representations, all as detailed in our Bylaws.

We do not currently expect any matters other than those listed in this Proxy Statement to come before the Annual Meeting. If any other matter is presented, your proxy gives the individuals named as proxyholders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934 (the “Exchange Act”).
Q:
When must I submit a proposal to have it considered for presentation in next year’s proxy materials?

A:
To have your stockholder proposal be considered for presentation in the proxy statement and proxy card for our 2025 Annual Meeting of Stockholders, rather than just voted upon at the meeting without inclusion in the proxy statement and proxy card, a stockholder must submit to our Secretary (at our Salt Lake City, Utah headquarters) a written proposal no later than August 29, 2024. The submission must contain the information required under Rule 14a-8 under the Exchange Act.

Q:
How do I suggest potential candidates for director positions?

A:
A stockholder may suggest one or more potential candidates for consideration by the Board as nominees for election as one of our directors at an annual meeting of stockholders. This can be done by notifying our Corporate Secretary in writing (at our Salt Lake City, Utah headquarters) not less than 90 days nor more than 120 days before the anniversary of the prior year’s annual meeting, which for the 2025 Annual Meeting of Stockholders will be no earlier than October 11, 2024 and no later than

November 10, 2024. The notice must include all information about the potential candidate that must be disclosed in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including the potential candidate’s written consent to being named as a nominee and serving as a director) and a description of all material monetary agreements during the past three years and any other material relationships, between such stockholder and a beneficial owner on whose behalf the potential candidacy is made and their affiliates and associates, or others acting in concert, on the one hand, and each potential candidate, and his/her affiliates and associates, or others acting in concert, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the stockholder were a “registrant,” all as described in our Bylaws. The notice must also include certain additional information about and representations by, the stockholder and/or the beneficial owner, all as detailed in our Bylaws.
In addition to satisfying the foregoing requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b).
Q:
How does the Board select nominees for election to the Board?

A:
The Nominating Committee will consider potential candidates for directors submitted by stockholders, in addition to those suggested by other Board members and members of our management, and does not evaluate potential candidates differently based upon the source of the potential candidate. The Nominating Committee considers and evaluates each properly submitted potential candidate for director in an effort to achieve a balance of skills and characteristics on the Board, as well as to ensure that the composition of the Board at all times adheres to the independence requirements applicable to companies listed on the Nasdaq Global Select Stock Market (“Nasdaq”) and other regulatory requirements applicable to us. Please refer to “Proposal One — Election of Directors” and our Corporate Governance Guidelines for additional details on our policy, process, and membership criteria. A stockholder may recommend potential candidates for director by notifying our Corporate Secretary in writing (at our Salt Lake City, Utah headquarters) as detailed in the question and answer above.

Q:
How may I communicate with the Board?

A:
Stockholders and other interested parties may communicate directly with the Board, the Board’s Chair or any other director or with the independent directors as a group or any other group of directors through the Board’s Chair by sending an email to boardofdirectors@vareximaging.com. Messages received will be forwarded to the appropriate director or directors.

Q:
When and where is the Annual Meeting being held?

A:
Our Annual Meeting will be a virtual meeting only and will be conducted via live audio webcast, available at www.virtualshareholdermeeting.com/VREX2024, beginning at 4:30 p.m. Mountain Time on Thursday, February 8, 2024. There will be no physical meeting location. Although our Annual Meeting will be held online as a virtual meeting only, stockholders who held shares as of the record date for the meeting can still participate in the virtual meeting (see below for additional details). If you have any questions about attending the Annual Meeting, please contact our Investor Relations department at investor.relations@vareximaging.com.

Q:
How can I attend the Annual Meeting?

A:
Stockholders who owned shares as of the close of business on December 11, 2023 are entitled to attend and vote at the Annual Meeting. To participate in the meeting, including to vote, ask questions, and view the list of registered stockholders as of the record date during the meeting, stockholders of record should:

•
Navigate to www.virtualshareholdermeeting.com/VREX2024; and

•
enter the 16-digit control number found on your proxy card or the Notice and follow the instructions on the website.

If your shares are held in street name and your voting instruction form or the Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in, and vote at the meeting with the 16-digit access code indicated on that voting instruction form or the Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the meeting. You will be allowed to log in as early as 30 minutes before the start time on Thursday, February 8, 2024.
The virtual meeting platform is supported across internet browsers and devices (e.g., desktops, laptops, tablets, and cell phones). If you intend to join the live webcast, you should ensure that you have a strong Wi-Fi or internet connection. We encourage you to access the virtual meeting before it begins, and you should give yourself plenty of time to log in and ensure that you can hear streaming audio prior to the start of the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.
In the event technical issues or other events delay or disrupt our ability to convene the meeting for longer than 30 minutes, we will make an announcement on the Investors page of our website at www.vareximaging.com regarding a date and/or time for reconvening the Annual Meeting. In the event of disorder, technical malfunction or other significant problem that disrupts the Annual Meeting, the chair of the meeting may adjourn, recess, or expedite the 2024 Annual Meeting, or take such other action as the chair of the meeting determines is appropriate in light of the circumstances.
Q:
How can I ask a question at the Annual Meeting?

A:
If you have a question about one of the matters on the agenda at the Annual Meeting, such question may be submitted in the field provided on the meeting website at or before the time the matters are before the Annual Meeting for consideration. We will answer questions related to any matters in the agenda to be voted on before the voting is closed.

Following adjournment of the formal business of the Annual Meeting, we will address appropriate general questions from stockholders regarding the Company. Such questions may be submitted into the field provided on the meeting website during the Annual Meeting. In the event that questions of general concern that meet the Board’s guidelines are not answered during the Annual Meeting, answers to such questions will be posted on the Investors page of our website at www.vareximaging.com promptly after the Annual Meeting.
If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, such matters may be raised separately before or after the Annual Meeting by contacting Investor Relations at investor.relations@vareximaging.com.
Q:
How can I find the results of the Annual Meeting?

A:
Preliminary results will be announced at the Annual Meeting. Final results will also be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

VIRTUAL MEETING PHILOSOPHY
We will hold our Annual Meeting as a virtual meeting via the Internet. The Board believes that holding the annual meeting of stockholders in a virtual format provides the opportunity for participation by a broader group of stockholders and reduces the costs associated with planning, holding and arranging logistics for in-person meeting proceedings. The Board welcomes stockholder participation in the virtual meeting and desires an experience as close as possible to the traditional in-person meeting format and takes the following steps to ensure such an experience:
•
providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;

•
providing stockholders with the ability to submit appropriate questions real-time during the meeting;

•
answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination;

•
publishing all questions submitted in accordance with the meeting rules of conduct with answers following the meeting, including those not addressed directly during the meeting; and

•
offering separate engagement opportunities with stockholders on appropriate matters of governance or other relevant topics as outlined above under the General Information section in this Proxy Statement.

PROPOSAL ONE
ELECTION OF DIRECTORS
BOARD RECOMMENDATION VOTE “FOR” THE NOMINEES
Our Board; Selection of Nominees
At this Annual Meeting, you and the other stockholders will elect seven individuals to serve as directors. Our entire Board is subject to election at each annual meeting of stockholders, and each director will serve until his or her successor has been elected, unless such director dies, resigns, retires or is disqualified or removed.
Our Nominating Committee is charged with identifying, evaluating, and recommending director nominees to the full Board. There are no minimum qualifications for director nominees. The Nominating Committee generally seeks individuals who have or provide some, or all, of the following characteristics:
•
knowledge about our industries and technologies;

•
international business experience;

•
cultural, gender, ethnic or age diversity (although we do not maintain a formal diversity policy);

•
experience in financial oversight, and a strong reputation with the financial community;

•
experience in business management and the potential to succeed top management in the event of unexpected necessary Board intervention;

•
broad experience at the policy making level in business, government, education, technology, or public interest; or

•
business contacts, knowledge or influence useful to our business and product lines.

We believe that all of our directors should be committed to enhancing stockholder value, representing the interests of all stockholders, and dedicating sufficient time to carry out their duties and to provide insight and practical wisdom based on their experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform and carry out all director duties in a responsible manner. The Board believes that directors who are full-time employees of other companies should not serve on more than three public company boards at one time, and that directors who are retired from full-time employment should not serve on more than four public company boards. Additionally, a director who is a member of the Audit Committee cannot sit on more than three public company audit committees without the approval of the full Board and unless such member is a retired certified public accountant, chief financial officer, or controller or held a similar position. A director may not serve on a board of a competitor or a company with a significant competitive line of products to those offered by Varex. Further, our Board and Nominating Committee are committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which new candidates are selected.
When seeking new director candidates, the Nominating Committee will consider potential candidates for directors submitted by Board members, members of our management and our stockholders. The Nominating Committee does not evaluate candidates differently based upon the source of the nominee.
To ensure we stay responsive to evolving shareholder needs, we hold annual director elections and we continually strive to maintain the optimal mix of skills and perspectives for effective stewardship. In fiscal year 2022, we appointed a new Board member with deep knowledge of the medical sector’s ethical regulatory and compliance landscape. As of the end of fiscal year 2023, four of our seven Board members were women or ethnically diverse.
The individuals named as proxyholders will vote your proxy for the election of the nominee directors unless you direct them to withhold your vote. If any nominee becomes unable to serve as a director before the Annual Meeting (or decides not to serve), the individuals named as proxyholders may vote for a substitute.

Each of the nominees have been recommended by the Nominating Committee and nominated by the Board for election by the stockholders to a one-year term ending at the 2025 Annual Meeting of Stockholders. Set forth below are the names and ages as of December 11, 2023 of these nominees, the years they became directors, their principal occupations or employment for at least the past five years, and the names of other public companies for which they serve as a director or have served as a director during the past five years. Also set forth are the specific experience, qualifications, attributes, or skills that led our Nominating Committee to conclude that each person should serve as a director. All our directors have held high-level positions in their fields and have experience in dealing with complex issues. We believe that each is an individual of high character and integrity and exercises sound judgment.
Kathleen L. Bardwell Age: 67 Director Since: 2022 Independent Varex Committee Memberships • Audit Committee • Compensation Committee
Principal occupation, business experience and directorships
•
Positions at STERIS Corporation

•
Senior Vice President, Regulatory Affairs & Compliance (2019 – 2021)

•
Senior Vice President, Chief Compliance Officer (2008 – 2019)

•
Prior to STERIS Corporation, served in several leadership roles including Vice President, Internal Audit and Tax for Cole National Corporation, a global leader in optical healthcare

•
Prior Public Company Board Memberships in Past Five Years: First Financial Bancorp

Experience, qualifications, attributes, or skills supporting directorship
•
35 years of audit and accounting experience coupled with extensive background in the field of quality and regulatory affairs for a multi-national medical device company;

•
Certified Public Accountant (CPA) since 1989; Certification in Risk Management Assurance (CRMA) designation since 2013;

•
Extensive experience in regulatory affairs, compliance, corporate governance and ESG matters; and

•
Experience serving on public company boards and committees, including audit and nominating committees, as well as audit committee chair.

Jocelyn D. Chertoff, M.D. Age: 68 Director Since: 2017 Independent Varex Committee Memberships • Audit Committee • Nominating Committee (Chair)
Principal occupation, business experience and directorships
•
Positions at Dartmouth Hitchcock Medical Center

•
Chair of the Department of Diagnostic Radiology and Vice President of the Regional Radiology Service Line (2015 –Present)

•
Interim Chair of the Department of Diagnostic Radiology (2014 – 2015)

•
Vice Chair of the Department of Diagnostic Radiology (2004 – 2012)

•
Practicing Radiologist since 1991

Experience, qualifications, attributes, or skills supporting directorship
•
Deep knowledge and experience in radiology;

•
Provides significant end-user perspective to assist with product development as well as with relationships with existing and prospective X-ray imaging system manufacturers; and

• Experience serving on a number of non-profit boards and committees.
Timothy E. Guertin Age: 74 Director Since: 2020 Independent Varex Committee Memberships • Compensation Committee (Chair) • Nominating Committee
Principal occupation, business experience and directorships
•
Positions at Varian Medical Systems, Inc.

•
Chief Executive Officer (2006 – 2012)

•
President (2005 – 2012)

•
Chief Operating Officer (2004 – 2006)

•
Corporate Executive Vice President (2002 – 2005)

•
President, Oncology Systems (1992 – 2005)

•
Other Current Public Company Board Memberships: Teradyne, Inc., a supplier of automatic test equipment.

•
Prior Public Company Board Memberships in Past Five Years: Varian Medical Systems, Inc

Experience, qualifications, attributes, or skills supporting directorship
•
Deep knowledge of Varex’s management structure, strategy, and users of Varex’s technology, which he gained over more than 30 years with the former parent company of Varex;

•
Broad experience in product development, regulatory, marketing, financial and operational matters;

•
Past service on the board of directors of Acelity L.P., Inc., a privately held global advanced wound care company;

•
Service on the board of healthcare and technology industry organizations and service as a former director and chairman of the board of directors of TechAmerica (a nationwide technology trade association); and

•
Service on the board of trustees and as treasurer of the Radiation Oncology Institute, a non-profit organization engaged in cancer treatment research.

Jay K. Kunkel Age: 64 Director Since: 2017 Independent Varex Committee Memberships • Audit Committee • Nominating Committee
Principal occupation, business experience and directorships
•
President Asia, Executive Vice President, Tenneco Inc., one of the world’s largest manufacturers of ride performance and clean air products and systems for automotive and commercial vehicles (2018 – 2020)

•
President Asia Pacific, Member of the Executive Counsel, and Company Officer, Lear Corporation, a global leader in automotive and e-systems (2013 – 2018)

•
Positions at Continental AG, an automotive manufacturing company

•
President Asia, Member of the Management Board (2007 –2013)

•
President Asia, Automotive Systems Division, Member of the Management Board (2005 – 2007)

•
Positions at PwC Financial Advisory Services

•
Head of Corporate Finance and M&A Advisory

•
Managing Director and Regional Leader of Automotive & Manufacturing Practice

•
Prior to joining PwC, held various positions at Visteon

Automotive Systems, Mitsubishi Motor Sales of America, and Chrysler Corporation
•
Other Current Public Company Board Memberships: Magna International, one of the world’s largest suppliers of mobility technology in the automotive space (2023 to present)

Experience, qualifications, attributes, or skills supporting directorship
•
Extensive experience in manufacturing operations and the industrial market;

•
International experience, including in key markets in Asia;

•
Deep knowledge and core skills in corporate development and mergers and acquisitions; and

•
Expertise in project management and restructuring operations.

Walter M Rosebrough, Jr. Age: 69 Director Since: 2018 Chair Since: 2023 Independent Varex Committee Memberships • Compensation Committee • Nominating Committee
Principal occupation, business experience and directorships
•
CEO Emeritus and Senior Advisor, STERIS plc, a provider of infection prevention and other procedural products and services (2021 – present)

•
President and Chief Executive Officer and Director, STERIS plc (2007 – 2021)

•
Prior to joining STERIS, served as President and Chief Executive Officer of Coastal Hydraulics, Inc.; also served in various executive positions in medical device and service businesses, including Chief Executive Officer, at Hill-Rom (purchased by Baxter), a global leader in patient support systems, therapeutic products, and workflow information technology

•
Prior Public Company Board Memberships in the Past Five Years: STERIS plc

Experience, qualifications, attributes, or skills supporting directorship
•
Service as a director and chief executive officer of a public company;

•
Over 40 years in the healthcare industry in various senior executive roles, including 25 years as chief executive officer;

•
Leadership experience in many major business functions, including product development, business development, manufacturing, finance, and marketing;

•
Experience leading ventures ranging in scale from start-up operations to multi-billion-dollar multinational businesses; and

•
Service on the following healthcare industry boards: AAMI (Association for the Advancement of Medical Instrumentation — Chair-Elect), AdvaMed (Advanced Medical Technology Association — Former Executive Committee), MDMA (Medical Device Manufacturers Association), and Health Insights (Former Chairman).

Sunny S. Sanyal Age: 59 Director Since: 2017
Principal occupation, business experience and directorships
•
President and Chief Executive Officer, Varex Imaging Corporation (January 2017 – Present)

•
Senior Vice President and President, Imaging Components, Varian Medical Systems, Inc. (2014 – 2017)

•
Chief Executive Officer, T-System Inc., an information technology solutions and services provider (2010 – 2014)

•
Positions at McKesson Corporation, a healthcare services and information technology company

•
Chief Operating Officer, McKesson Provider Technologies (2006 – 2010)

•
Group President, Clinical Information Systems division (2004 – 2006)

•
Previous management positions with GE Healthcare, Accenture, and IDX Systems Corporation

Experience, qualifications, attributes, or skills supporting directorship
•
Extensive experience in medical device and healthcare industry;

•
Key insight into Varex through his leadership position within Varian’s Imaging Components business before becoming our President and Chief Executive Officer; and

•
Significant public company operational experience.

Christine A. Tsingos Age: 65 Director Since: 2017 Independent Varex Committee Memberships • Audit Committee (Chair) • Compensation Committee
Principal occupation, business experience and directorships
•
Executive Vice President and Chief Financial Officer, Bio-Rad Laboratories, Inc., a leader in life science research and clinical diagnostics markets (2002 – 2019)

•
Chief Operating Officer, Chief Financial Officer and consultant, Attest Systems, Inc., a leading software company in the IT asset management sector

•
Chief Financial Officer, Tavolo, Inc., a leading online retailer of specialty food, cookware, and cooking-related content

•
Vice President and Treasurer, Autodesk, Inc., a leading developer of design software

•
Assistant Treasurer, The Cooper Companies, Inc., a global healthcare manufacturer of vision-related products

•
Other Current Public Company Board Memberships: Onto Innovation Inc. (formerly Nanometrics Incorporated), a manufacturer of semiconductor equipment, Envista Holdings Corporation, a global dental products company, and Telesis Bio, Inc. (formerly Codex DNA, Inc.) a maker of synthetic biology products

Experience, qualifications, attributes, or skills supporting directorship
•
Expertise in finance, operations, and financial reporting matters;

•
Extensive experience and critical insights in financial management, strategic planning, acquisitions, treasury, and investor relations;

•
Over 25 years of public company experience and a proven track record, including being named Bay Area CFO of the Year in 2010 and among the Most Influential Women in Business 2008 – 2012; and

•
Board and committee service for other public companies, including service as audit chair.

Director Qualifications Matrix
The following matrix is provided to illustrate the skills and qualifications of the nominated members of our Board and demonstrate our commitment to inclusiveness and diversity.
	Bardwell	Chertoff	Guertin	Kunkel	Rosebrough	Sanyal	Tsingos
Leadership	•	•	•	•	•	•	•
Component Manufacturing			•	•	•	•
Medical	•	•	•		•	•	•
Industrial/Security			•	•	•	•
Financial	•	•	•	•	•	•	•
Gender, Ethnic, or National Diversity	•	•				•	•
International Experience	•		•	•	•	•	•
Board Diversity Matrix
The following matrix is provided in accordance with applicable Nasdaq listing requirements and each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f)(1).
Board Diversity Matrix (as of December 11, 2023)
Total Number of Directors	7
Gender	Female	Male	Non-Binary	Did Not Disclose
Number of directors based on gender identity	3	4	0	0
Number of directors who identify in any of the demographic categories below
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	3	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Governance of the Company
Overview
We are committed to strong corporate governance. Our governance policies and practices include:
Ethical Conduct and Strong Governance
•
The Board’s Corporate Governance Guidelines articulate clear corporate governance policies, which include basic director duties and responsibilities.

•
The fundamental responsibility of the Board is to represent the interests of our stockholders. However, in carrying out this responsibility, the Board may take into consideration the interests of other stakeholders. In fulfilling its responsibilities, the Board performs the following principal functions: (i) selecting, evaluating, compensating and, where necessary, replacing our Chief Executive Officer and other executive officers; (ii) approving corporate strategy, annual operating budgets, mergers and acquisitions over a certain threshold and significant financings; (iii) providing general oversight of our business; (iv) evaluating and establishing Board processes, performance and compensation; (v) selecting directors; and (vi) monitoring legal and ethical conduct.

•
The Board has adopted a Code of Conduct applicable to all our employees, including our executive officers, and to our directors.

•
We have a hotline for employees to report concerns regarding ethics and financial matters, including accounting, internal controls, and audit concerns, and have established procedures for anonymous submission of these matters.

•
Each director is responsible for disclosing to the Nominating Committee and Chief Legal Officer situations that he or she reasonably believes give rise to a potential conflict of interest or related person transaction. The Board, upon recommendation of the Nominating Committee and after consultation with legal counsel, determines on a case-by-case basis or where it deems appropriate by specific category whether such a conflict of interest or related person transaction exists. Please refer to the discussion under “Certain Relationships and Related Transactions” for more information.

•
The Board conducts an annual assessment of its effectiveness and the effectiveness of each of its committees.

•
Directors are expected to attend all stockholder meetings.

•
The Board encourages directors to participate in developmental continuing education programs applicable to their position as a director of the Company, including, but not limited to, those recommended by the Nominating Committee.

Director Independence
•
We have an independent non-employee director as Chair, and our Bylaws mandate that the roles of Chair and Chief Executive Officer must be separated.

•
Other than Mr. Sanyal, our Chief Executive Officer, all our Board members are independent of the Company and our management. The definition of “independent” is included in our Corporate Governance Guidelines, which can be found through the “Corporate Governance” link on the Investors page on our website at www.vareximaging.com.

•
All members of our Board committees — the Audit Committee, the Compensation Committee, and the Nominating Committee — are independent.

Majority Voting
•
Our Bylaws and Corporate Governance Guidelines include a majority voting standard for uncontested director elections. Under this standard, if the number of nominees timely nominated for an annual meeting does not exceed the number of directors to be elected, each director shall be elected if the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include direction to withhold authority in each case and exclude abstentions with respect to that director’s election. Any incumbent director who is not re- elected by the majority voting standard will be required to tender his or her resignation promptly following the certification of the stockholders’ vote. The Nominating Committee will consider such resignation and recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating Committee’s recommendation at the next regularly scheduled Board meeting following receipt of such recommendation and will promptly disclose publicly its decision regarding whether to accept the director’s resignation.

Board Structure
•
Our entire Board is elected annually.

•
Our Board is committed to inclusiveness and diversity, and more than 50% of our Board is diverse.

•
Our Board has adopted a guideline for director retirement that provides that nominees for directors should be 75 years or younger at the time of their election or re-election. This guideline may be waived if the Board deems it appropriate.

•
Our Board does not believe that rotating committee members at set intervals should be mandated as a policy since there may be reasons at a given point in time to maintain an individual Board member’s committee membership for a longer period. However, for the Board’s standing committees, our guidelines state that the Nominating Committee should consider recommending a new member to each committee every three years and rotating the Chair of a committee as appropriate.
•
The annual cycle of agenda items for Board and committee meetings reflects Board and committee requests and changing business and legal issues. The Board receives regularly scheduled presentations from our finance, legal and compliance departments and major business units and operations, and reviews enterprise risk at least annually. The Board’s and committees’ annual agendas include review of, among other items, our long-term strategic plans and periodic reports on progress against these plans, emerging and disruptive technologies, potential acquisition or investment targets, capital projects, the evaluation of our Chief Executive Officer and management, and Board succession.

Director and Executive Compensation
•
The Board has adopted stock ownership guidelines for our directors and executive officers. Each non-employee director is expected to own shares valued at five times the directors’ annual retainer fee. Our Chief Executive Officer is expected to own shares valued at six times base salary, our Chief Financial Officer at three times base salary, and each of our other executive officers at one times base salary. Individuals who become subject to these stock ownership guidelines are generally required to achieve the applicable ownership level within five years of first becoming subject to the guidelines.

•
The Board has adopted a Compensation Recovery Policy to recover certain cash and equity incentive payments made to executives in the event of a restatement of our financial statements.

Director Independence
The Board has determined that Ms. Bardwell, Dr. Chertoff, Mr. Guertin, Mr. Kunkel, Mr. Rosebrough, and Ms. Tsingos, and Dr. Ruediger Naumann-Etienne, who served until the 2023 Annual Meeting, are “independent” for purposes of SEC regulations, Nasdaq listing requirements, and under our Corporate Governance Guidelines. Mr. Sanyal, our President and Chief Executive Officer, is an employee and therefore not “independent.” The Board considered transactions and relationships (such as Ms. Tsingos’ service on the board of Envista Holdings Corporation, the parent company to a customer of the Company), both direct and indirect, between each director (and his or her immediate family) and the Company and its subsidiaries and affirmatively determined that none of Ms. Bardwell, Dr. Chertoff, Mr. Guertin, Mr. Kunkel, Mr. Rosebrough, or Ms. Tsingos have any material relationship, either direct or indirect, with us other than as a director and stockholder.
Board Meetings
The Board met five times in fiscal year 2023. Each of the regularly scheduled Board meetings included executive sessions of either the independent directors or the non-management directors, or both, with Mr. Rosebrough or, prior to Mr. Rosebrough’s election as Chair, Dr. Naumann-Etienne, presiding at such meetings. We have three standing committees of the Board: the Audit Committee, the Compensation Committee, and the Nominating Committee. Each current director attended at least 75% of the total Board meetings and meetings of the committees on which such director served that were held in fiscal year 2023. Directors are encouraged to attend meetings of committees on which they do not serve as members. All our directors are strongly encouraged to attend our annual meetings of stockholders. All the directors then serving on the Board were present at our 2023 Annual Meeting, except Mr. Guertin who was unable to attend due to illness.
Board Leadership Structure
The Board has adopted Corporate Governance Guidelines designed to promote the functioning of the Board and its committees. The Corporate Governance Guidelines and our Bylaws address Board composition, Board functions and responsibilities, qualifications, leadership structure, committees, and meetings.
Our Bylaws require that the Chair of the Board be chosen from among the directors and may not be the Chief Executive Officer. The Board has determined that having a director who is “independent” within the meaning of the Nasdaq listing standards serve as Chair and Mr. Sanyal serve as Chief Executive Officer is in the best interests of the stockholders. At this time, we have separated the roles of Chief Executive Officer and Chair in recognition of the differences between the two roles, and we believe the separation of roles improves Board engagement and oversight. The duties of the Chair of the Board and the Chief Executive Officer are set forth in the table below:
Chair of the Board	Chief Executive Officer

•
Coordinates agendas for Board meetings, information flow to the Board and other matters pertinent to the Company and the Board

•
Presides over meetings of the full Board, including executive sessions of independent directors

•
Serves as a liaison to and acts as a communication channel between the Board and our Chief Executive Officer

•
Presides over meetings of stockholders

•
Sets and oversees execution of our corporate strategic direction

•
Creates and implements our vision, values and mission that steer our culture

•
Leads our affairs, subject to the overall direction and supervision of the Board and its committees and subject to such powers as reserved by the Board and its committees

The Board believes that this overall structure of a separate Chair of the Board and Chief Executive Officer results in an effective balancing of responsibilities, experience and independent perspectives that meets the current corporate governance needs and oversight responsibilities of the Board. The Board also believes that this structure benefits our Company by enabling our Chief Executive Officer to focus on strategic matters while the Chair of the Board focuses on Board process and governance matters.
The Board’s Role in Risk Oversight
We face many risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. While our Board, as a whole, has ultimate responsibility for the oversight of risk management, it administers its risk oversight role in part through the Board committee structure, with the Audit Committee, the Compensation Committee, and the Nominating Committee responsible for monitoring and reporting on the material risks associated with their respective subject matter areas.
The Board’s role in our risk oversight process includes receiving regular reports from members of senior management, as well as internal audit and external advisors, on areas of material risk to us, including operational, economic, financial, legal, regulatory and competitive risks. The full Board (or the appropriate committee in the case of risks that are reviewed by a particular committee) receives these reports from those responsible for the relevant risk in order to enable it to understand our risk exposures and the steps that management has taken to monitor and control these exposures. When a committee receives the report, the Chair of the relevant committee generally provides a summary to the full Board at the next Board meeting, unless all board members were present at the committee meeting. This enables the Board and its committees to coordinate the risk oversight role. The Audit Committee assists the Board in oversight and monitoring of principal risk exposures related to financial statements, legal, ethical compliance, information security, regulatory, and other matters, as well as related mitigation efforts. The Compensation Committee assesses, at least annually, the risks associated with our compensation policies. The Nominating Committee assists the Board in oversight of risks that we have relative to compliance with corporate governance standards. The Audit Committee, the Compensation Committee, and the Nominating Committee share oversight of different aspects of our ESG programs.
Cybersecurity Risk Oversight
In addition, the Audit Committee oversees the Company’s cyber risk management program. The Audit Committee receives regularly scheduled updates on cybersecurity and information systems from management at least twice per year. In addition to regularly scheduled presentations, management alerts the Audit Committee Chair of significant cybersecurity threats or incidents as they arise. In order to respond to the threat of security breaches and cyberattacks, we have developed a program that is designed to protect and preserve the confidentiality, integrity and continued availability of information owned by, or in the care of, the

Company. This program includes a cyber incident response plan that provides controls and procedures for timely and accurate reporting of material cybersecurity incidents and the maintenance by the Company of insurance coverage to defray the cost in the event of an information security breach. In the last three fiscal years, we have not experienced any material information security breach incidences and the expenses we have incurred from information security breach incidences were immaterial. This includes penalties and settlements, of which there were none.
Board Committees and Committee Meetings
Each of our standing committees has a written charter approved by the Board that clearly establishes the committee’s roles and responsibilities. Copies of the charters for the Audit Committee, the Compensation Committee, and the Nominating Committee, as well as our Corporate Governance Guidelines, Code of Conduct, and Human Rights Policy can be found through the “Corporate Governance” link on the Investors page on our website at www.vareximaging.com.
Audit Committee
Chair: Ms. Tsingos
Additional Members: Ms. Bardwell, Dr. Chertoff, and Mr. Kunkel
Meetings in Fiscal Year 2023: 8
Committee Functions:
•
Oversees our accounting and financial reporting process and audits of financial statements.

•
Assists the Board in oversight and monitoring of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements and the effectiveness of related compliance programs, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of our internal audit function and of the independent registered public accounting firm and (v) the principal risk exposures we face that are related to financial statements, legal, regulatory and other similar matters, such as risks related to cybersecurity, data privacy and other risks relevant to computerized information system controls and security, as well as our related mitigation efforts, including business continuity and disaster preparedness planning.

•
Reviews and approves our foreign exchange exposure management policy.

•
Prepares the Audit Committee Report included in our proxy statement.

•
Reports to the Board the results of its monitoring and recommendations.

•
Provides to the Board any additional information and materials as the committee may determine is necessary to make the Board aware of significant financial matters requiring the Board’s attention.

Member Qualifications
Each member of the Audit Committee meets the additional requirements regarding independence for Audit Committee members under Nasdaq listing requirements. The Board has determined that Ms. Tsingos is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act based upon her experience as the chief financial officer of Bio-Rad Laboratories between 2002 and 2019 and as the chief financial officer of Attest Systems, Inc. between 2000 and 2002. The Board has also determined that Ms. Bardwell is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act based upon her experience as a Certified Public Accountant and serving as chief audit executive of and leading the internal audit group at STERIS Corporation from March 2008 to November 2019.
Compensation and Human Capital Management Committee
Chair: Mr. Guertin
Additional Members: Ms. Bardwell, Mr. Rosebrough, and Ms. Tsingos
Meetings in Fiscal Year 2023: 4
Committee Functions:
•
Discharges the Board’s responsibilities relating to compensation of our executive officers.

•
Provides advice on human capital management matters that have major implications for the development of our Company.

•
Evaluates our compensation plan design, policies and programs for executive officers and recommends the establishment of policies dealing with various compensation and employee benefit plans.

•
Reviews, not less than annually, our peer group for assessing the competitive range of compensation provided to individuals in similar positions at comparable companies.

•
Oversees our stock and cash incentive plans.

•
Reviews and discusses with management and recommends to the Board whether the disclosures under “Compensation Discussion and Analysis” should be included in our proxy statement.

•
Reviews the compensation paid to directors for service on the Board and its committees.

•
Ensures that reviews of plans for succession of executive officers occur at the Committee or Board level at least annually.

•
Provides oversight on the development, implementation and effectiveness of our practices, policies, and strategies relating to human capital management as they relate to our workforce generally.

•
Assesses, at least annually, the risks associated with our compensation policies, and reports to the Board and the Audit Committee whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.

The Compensation Committee determines all compensation for our NEOs and certain other of our officers. Before making decisions on compensation for individuals other than our Chief Executive Officer, the Compensation Committee reviews with our Chief Executive Officer each individual’s performance and accomplishments over the prior year. Except for his own position, our Chief Executive Officer makes recommendations to the Compensation Committee about base salary increases, any changes to the incentive plan target awards, and the amount of equity awards for each executive. However, the Compensation Committee retains and does not delegate any of its exclusive power to determine and approve all matters of executive compensation and benefits for certain officers as designated in the charter. The Compensation Committee meets with its independent advisors and other independent members of the Board to determine the Chief Executive Officer’s compensation.
The Compensation Committee also reviews and provides oversight on the development, implementation and effectiveness of our practices, policies and strategies relating to human capital management as they relate to our workforce generally, including but not limited to policies and strategies regarding recruiting, selection, career development and progression, and diversity and employment practices.
Compensation Committee Advisors
To independently assist and advise the Compensation Committee, the Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its compensation consultant since May 2018. The engagement with FW Cook is exclusively with the Compensation Committee, which has sole authority to retain and terminate any compensation consultant or other advisor that it uses. FW Cook does not have any relationship with the Company or management except as it may relate to performing services on behalf of the Compensation Committee. The Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and concluded that no conflict of interest exists that would prevent FW Cook from independently representing the Compensation Committee.
The compensation consultant reviews and analyzes our executive compensation programs, compensation strategy and effectiveness of pay delivery. The compensation consultant provides market information on compensation trends and practices and makes recommendations to the Compensation Committee based on competitive data. The compensation consultant advises the Compensation Committee chair on agenda items for Compensation Committee meetings, reviews management proposals and is available to perform special projects at the Compensation Committee chair’s request. The compensation consultant also periodically provides the Compensation Committee with updates on regulatory and legislative developments pertaining to executive compensation and compensation committee governance. The compensation consultant provides analyses and recommendations that inform the Compensation Committee’s decisions but does not decide or approve any compensation actions. As needed, the Compensation Committee also consults with the compensation consultant on program design changes.
Member Qualifications
In addition to being independent, each member of the Compensation Committee is a “non-employee director” for purposes of the Exchange Act.
Nominating and Corporate Governance Committee
Chair: Dr. Chertoff
Additional Members: Mr. Guertin, Mr. Kunkel, and Mr. Rosebrough
Meetings in Fiscal Year 2023: 4
Committee Functions:
•
Develops and recommends to the Board corporate governance principles, including our Corporate Governance Guidelines, Code of Conduct, and Related Party Transaction Policy.

•
Identifies, evaluates, and recommends to the Board potential nominees to the Board, including those received from stockholders.

•
Reviews with the Board annually the independence, skills and characteristics of all individual members and the skills and characteristics of the Board as a whole in determining whether to recommend incumbent directors for re-election.

•
Evaluates and makes recommendations to the Board concerning the size of the Board, the appointment of directors to Board committees, the qualifications of committee members and the selection of Board committee chairs.

•
Reviews and determines whether to approve all related party transactions in accordance with the Related Party Transaction Policy.

•
Oversees the annual review of director independence and evaluation of the Board’s performance.

•
Assists the Board in exercising oversight with respect to our ESG programs, policies and practices and related disclosures, and makes recommendations to the Board regarding our overall general strategy with respect to ESG matters.

Environmental, Social, and Governance Matters
Our ESG/Sustainability Strategy
Managing the environmental, social, and governance aspects of our business is the central focus of our ESG/Sustainability strategy. From innovating new products and services to building relationships with our customers and local communities, our ESG/Sustainability strategy guides us in operating a responsible and resilient business. It addresses four key areas:
•
Inspiring Innovation

•
Protecting the Environment

•
Empowering People and Communities

•
Acting with Integrity

Our Board and its committees play important roles in creating sustainable value, developing ESG strategy and overseeing critical ESG matters.

The Board of Directors
Our Board is responsible for oversight of ESG risks and opportunities.
Nominating and Corporate Governance Committee
Oversees our ESG efforts.
Reviews and evaluates our programs, policies and practices relating to ESG issues and related disclosures.
Recommends to the Board our overall general strategy with respect to ESG matters.

Compensation and Human Capital
Management Committee
Provides oversight on to the development, implementation and effectiveness of our practices, policies and strategies relating to human capital management as they relate to our workforce generally, including but not limited to policies and strategies regarding recruiting, selection, career development and progression, and diversity, and employment practices.

Audit Committee
Reviews our public disclosures with respect to sustainability accounting standards.
Reviews cybersecurity, data privacy and other risks relevant to our computerized information system controls and security, as well as mitigation plans and relevant policies and programs.
Reviews our business continuity and disaster preparedness planning.

We maintain a management-level Executive Compliance Committee to oversee our ESG and compliance programs and activities. The Executive Compliance Committee was formed to assist the Nominating Committee in fulfilling its oversight responsibilities with respect to ESG matters, and to assist with promoting an organizational culture that encourages law abiding and ethical conduct. The members of the Executive Compliance Committee are our Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, Chief Human Resources Officer, Vice President of Sales & Marketing, Vice President of Software Solutions and Vice President of Regulatory and Quality.
For more information about our ESG efforts, please see https://www.vareximaging.com/about-us/#sustainability.

PROPOSAL TWO
ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION
BOARD RECOMMENDATION
VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Background to the Advisory Vote
Under Section 14A of the Exchange Act, stockholders are able to vote to approve, on an advisory (non-binding) basis (an “Advisory Vote on Compensation”), the compensation of the NEOs as disclosed in this Proxy Statement in the Compensation Discussion and Analysis section and the related executive compensation tables. Accordingly, we are asking stockholders to approve, on an advisory (non-binding) basis, the following advisory resolution at our Annual Meeting:
“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Annual Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Compensation Tables, and the other related tables and disclosure, is hereby APPROVED.”
The Board recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis section of this Proxy Statement are effective in achieving our goals of attracting, retaining and motivating our executives, rewarding individual and Company performance and aligning the executives’ long-term interests with those of our stockholders.
We encourage stockholders to read the Compensation Discussion and Analysis beginning on page 43 of this Proxy Statement, as well as the related compensation tables and narrative, which provide detailed information on our compensation policies and practices and the compensation of our NEOs.
This “say-on-pay” vote is a non-binding advisory vote. The approval or disapproval of this proposal by stockholders will not require the Board or the Compensation Committee to take any action regarding our executive compensation practices. Nonetheless, the Board and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our NEOs.
Next “Say-On-Pay” and “Say-on-Frequency” Advisory Votes
At the 2019 Annual Meeting of Stockholders, the Company’s stockholders determined, on an advisory basis, that the say-on-pay vote should be held on an annual basis. In accordance with that determination, we conduct an annual Advisory Vote on Compensation, and the Board expects to hold the next Advisory Vote on Compensation at the 2025 Annual Meeting. In addition, the Board expects to hold the next Advisory Vote on Frequency of Advisory Vote to Approve Executive Compensation at the 2025 Annual Meeting of Stockholders.

PROPOSAL THREE
APPROVE THE VAREX IMAGING CORPORATION
2020 OMNIBUS STOCK PLAN, AS AMENDED AND RESTATED
BOARD RECOMMENDATION
VOTE “FOR” APPROVAL OF THE VAREX IMAGING CORPORATION 2020 OMNIBUS STOCK PLAN, AS AMENDED AND RESTATED
We are asking our stockholders to approve the Varex Imaging Corporation 2020 Omnibus Stock Plan, as Amended and Restated (referred to elsewhere in this proxy statement as the “Amended and Restated 2020 Plan”), which was amended and restated to, among other things, increase the number of shares available for issuance under the current Varex Imaging Corporation 2020 Omnibus Stock Plan (referred to elsewhere in this Proxy Statement as the “2020 Plan”) by 3,588,982 shares to help us achieve our goals of furthering the growth and profitability of our company by encouraging ownership in the shares of our company by our employees, consultants who provide us significant services, and our non-employee directors. The Amended and Restated 2020 Plan also includes a number of other changes to the 2020 Plan. We have included a summary of the material changes below. If the Amended and Restated 2020 Plan is approved by our stockholders, it will become effective on the day immediately following the 2024 Annual Meeting of Stockholders (the “Restatement Date”).
If approved, the Amended and Restated 2020 Plan would make, among other things, the following changes to the 2020 Plan:
•
Increase in Share Reserve.   Subject to capitalization adjustments and the share counting provisions described below, as of the Restatement Date, a total of 5,800,000 shares will be authorized for awards granted under the Amended and Restated 2020 Plan (which amount is equal to 3,588,982 new shares, plus 2,211,018 shares that were available for award under the 2020 Plan as of September 29, 2023), less one (1) share for every one (1) share that was subject to a stock option or stock appreciation right (“SAR”) granted after September 29, 2023 and prior to the Restatement Date and two and four one-hundredths (2.04) shares for every one (1) share that was subject to an award other than a stock option or SAR granted after September 29, 2023 and prior to the Restatement Date. See below for more information.

•
Increase in Share Counting Ratio for Full Value Awards.   The share counting ratio for full value awards has been increased from 2.00 shares to 2.04 shares, such that following September 29, 2023, each share subject to a full value award will be counted as 2.04 shares for purposes of the share reserve and the other share counting provisions under the Amended and Restated 2020 Plan.

•
Revised Share Recycling Provisions to Allow for Liberal Share Recycling on Full-Value Awards.   The following shares will be added back (or added, as applicable) to the shares authorized for grant under the Amended and Restated 2020 Plan:

•
Shares subject to awards that expire, are forfeited or settled in cash;

•
Shares withheld by the Company to satisfy any tax withholding obligations with respect to awards other than stock options or SARs ;

•
Shares subject to SARs that in each case are not issued in connection with its stock settlement on exercise thereof; and

•
Shares of restricted stock awards that are forfeited.

The following shares will not be recycled and added to the shares authorized for grant under the Amended and Restated 2020 Plan:
•
Shares tendered by the participant or withheld by the Company in payment of the purchase price of a stock option; and

•
Shares tendered by the participant to satisfy any tax withholding obligations with respect to awards;

•
Shares withheld by the Company to satisfy any tax withholding obligations with respect to stock options or SARs;

•
Shares subject to SARs that in each case are not issued in connection with its stock settlement on exercise thereof; and

•
Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options.

•
Expand Performance Criteria.   Expands the list of potential performance criteria to also include additional performance goals measures including: EBIT percentage, EBITDA percentage, EBIT percentage growth, EBITDA percentage growth, gross margin, operating margin, total stockholder return, and any derivations of the measure outlined in the Amended and Restated Plan or any other subjective or objective measures determined by the Compensation Committee, in its sole discretion.

•
Clarify Adjustments that can be Made to Performance Criteria.   Clarifies that the Compensation Committee will determine whether any significant element(s) should be included or excluded for the calculation of a performance goal with respect to any participant, regardless of whether it results in the performance goal being measured on a basis other than GAAP, and allows the Compensation Committee to provide for the adjustment of any applicable performance measure or performance results to reflect any unforeseeable, nonrecurring or infrequently occurring event, as the Compensation Committee deems appropriate in its sole discretion.

•
Clarify Exercise Price of Substitute SAR Awards.   Clarifies that the exercise price of substitute SAR awards may be granted at a price less 100% of the fair market value of a share on the grant date.

•
Clarify Methodology for Determining Fair Market Value of Share Withheld or Delivered.   Clarifies that the fair market value of shares to be withheld or delivered in respect of an award will be determined based on such methodology that the Company deems to be reasonable and in accordance with applicable law.

•
Clarify Dividend or Dividend Equivalents Will Not be Paid with respect to Stock Options and SARs.    Clarifies that dividends or dividend equivalents will not be paid and/or accrue with respect to stock options and SARs.

•
Clarify When Change in Service Status Constitutes a Termination of Service.   Clarifies that a change in status from employee to consultant or a change in status from non-employee director to consultant will not constitute a termination of service for purposes of the Amended and Restated 2020 Plan.

•
Harmonized the Company’s Compensation Recovery Policy.   The recoupment provisions of the Amended and Restated 2020 Plan have been harmonized with the Company’s Compensation Recovery Plan, which was adopted by the Board in November 2023.

Reasons to Approve the Amended and Restated 2020 Plan
As of September 29, 2023, a total of 2,211,018 shares of our common stock remained available for future grants under the 2020 Plan. We believe that the current share reserve of the 2020 Plan is insufficient to meet our future needs with respect to attracting, motivating and retaining key executives and employees and non-employee directors in a competitive market for talent. We believe that approval of the Amended and Restated 2020 Plan will enable us to grant stock awards for approximately the next three years, based on historical grant and forfeiture levels, the recent market prices of our common stock, and anticipated use of equity awards as an incentive and retention tool as we continue to compete for talent.

Note Regarding Forecasts and Forward-Looking Statements
    We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth in this Proposal Three include embedded assumptions which are highly dependent on the public trading price of our common stock and other factors, which we do not control and, as a result, we do not as a matter of practice provide forecasts. These forecasts reflect various assumptions regarding our future operations. The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such.

Outstanding Awards Under the 2020 Plan and Shares Available for Future Issuance
The following includes aggregated information regarding the overhang and dilution associated with the 2020 Plan (the only shareholder approved equity plan pursuant to which we can currently grant equity awards) and the potential shareholder dilution that would result if the Amended and Restated 2020 Plan is approved. This information is as of September 29, 2023. As of that date, there were 40,529,573 shares of common stock outstanding:
•
Outstanding full-value awards (restricted stock units, restricted stock awards, and deferred stock units): 1,277,000 shares (2.7% of our fully-diluted shares outstanding);

•
Outstanding stock options: 2,862,000 shares (6.1% of our fully-diluted shares outstanding) (outstanding stock options have a weighted average exercise price of $28.08 and a weighted average remaining term of 4.8 years);

•
Total shares of common stock subject to outstanding awards, as described above (restricted stock units, restricted stock awards, deferred stock units and stock options): 4,139,000 shares (8.8% of our fully-diluted shares outstanding);

•
Total shares of common stock available for future awards under the 2020 Plan: 2,211,018 shares (4.7% of our fully-diluted shares outstanding);

•
The total number of shares of common stock subject to outstanding awards (4,139,000 shares), plus the total number of shares available for future awards under the 2020 Plan (2,211,018 shares), represents a current fully-diluted overhang percentage of 13.5% (in other words, the potential dilution of our stockholders represented by the 2020 Plan); and

•
If the Amended and Restated 2020 Plan is approved, the total shares of common stock subject to outstanding awards as of September 29, 2023 (4,139,000 shares), plus the proposed shares available for issuance under the Amended and Restated 2020 Plan (5,800,000 shares, which is equal to 3,588,982 new shares plus 2,211,018 shares that are available for award under the 2020 Plan), represent a total fully-diluted overhang of 9,939,000 shares (19.7%) under the Amended and Restated 2020 Plan.

In fiscal years 2021 through 2023, we granted awards under the 2020 Plan as follows:
	Equity Compensation Usage
	2021	2022	2023	3-Year Avg.
Options	399,000	319,000	415,000	377,667
RSUs, RSAs, DSUs	388,000	392,000	566,000	448,667
Gross Grants	787,000	711,000	981,000	826,333
Gross Usage (% Outstanding)	2.0%	1.8%	2.4%	2.1%
Weighted Average Shares Outstanding	39,300,000	39,800,000	40,300,000	39,800,000
The Amended and Restated 2020 Plan Combines Compensation and Corporate Governance Best Practices
The Amended and Restated 2020 Plan contains provisions that are designed to protect our stockholders’ interests and reflect corporate governance best practices, many of which were carried over from the 2020 Plan, and includes:
•
Repricing Not Allowed.   The Amended and Restated 2020 Plan prohibits reducing the exercise price of stock options and SARs, cancelling “underwater” stock options and SARs or any action that would be considered a repricing under the applicable securities exchange on which our common stock is traded without prior stockholder approval in each case.

•
Stockholder Approval Required for Additional Shares.   The Amended and Restated 2020 Plan does not contain an annual “evergreen” provision. The Amended and Restated 2020 Plan authorizes a fixed number of shares, so that stockholder approval is required to grant awards in excess of that number.

•
Limit on Full Value Awards.   The Amended and Restated 2020 Plan limits the number of shares available for full value awards by providing that each share issued pursuant to a full value award reduces the number of shares available for grant under the Amended and Restated 2020 Plan by two and four one-hundredths (2.04) shares.
•
No Liberal Share Counting or Recycling on Stock Options.   Shares tendered by the participant or withheld by the Company in payment of the purchase price of a stock option, shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options, and any shares with respect to which a SAR is exercised will in each case not become available again for issuance under the Amended and Restated 2020 Plan.

•
No Liberal Corporate Transaction Provisions.   No corporate transaction related vesting acceleration and other benefits may occur without an actual corporate transaction occurring.

•
No Discounted Stock Options or SARs.   All stock options and SARs granted under the Amended and Restated 2020 Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or SAR is granted, except for substitute option or SAR awards.

•
No Reload Stock Options or SARs or Tax Gross-ups.   The Amended and Restated 2020 Plan does not provide for reload stock options or SARs or tax gross-ups in any circumstance.

•
No Dividends and Dividend Equivalents on Unvested Awards.   Dividends and dividend equivalents will not be paid or settled with respect to any award granted under the Amended and Restated 2020 Plan until the underlying shares or units vest. Dividends or dividend equivalents will not be paid and/or accrue with respect to stock options and SARs.

•
Limit on Non-Employee Director Awards.   Stock awards granted during a single fiscal year under the Amended and Restated 2020 Plan or otherwise, taken together with any cash fees paid during such fiscal year for services on the Board of Directors, will not exceed $625,000 in total value for any non-employee director serving as the lead director or chair and $525,000 in total value for any other non-employee director.

•
Awards Subject to Recovery.   The Company has adopted a Compensation Recovery Policy in accordance with the listing standards of the Nasdaq Stock Exchange and applicable law, that provides for recoupment of certain incentive compensation paid to current and former executive officers of the Company (including certain incentive compensation granted under the Amended and Restated 2020 Plan) in the event of an accounting restatement of the Company’s financial statements. In addition, pursuant to a clawback agreement required to be executed by all employees who receive awards, if an employee engages in certain detrimental conduct, including willful misconduct in connection with a financial restatement that has a material adverse effect on the Company, the Compensation Committee may, in its sole discretion, cancel and terminate such employee’s outstanding stock awards (whether vested or unvested and whether time-based or performance-based) and recoup shares issued pursuant to the exercise or settlement of stock awards within the three years prior to the detrimental conduct (as determined by the Compensation Committee) and thereafter.

Description of the Amended and Restated 2020 Plan
Set forth below is a summary of the material features of the Amended and Restated 2020 Plan. The Amended and Restated 2020 Plan is set forth in its entirety as Appendix A to this Proxy Statement, and all descriptions of the Amended and Restated 2020 Plan contained in this Proposal Three are qualified by reference to Appendix A.
Purpose
The Amended and Restated 2020 Plan is intended to increase incentives and to encourage share ownership on the part of (1) employees of the Company and its affiliates, (2) consultants who provide significant services to the Company and its affiliates, and (3) non-employee directors of the Company. The Amended and Restated 2020 Plan also is intended to further the growth and profitability of the Company.
Types of Stock Awards
The Amended and Restated 2020 Plan provides for the granting of non-qualified stock options, incentive stock options, SARs, restricted stock, RSUs, performance units and performance shares to employees and consultants and RSUs and non-qualified stock options to non-employee directors (all such types of awards, collectively, “stock awards”).
Share Reserve
Number of Shares
Subject to capitalization adjustments and the share counting provisions described below, as of the Restatement Date, a total of 5,800,000 shares will be authorized for awards granted under the Amended and Restated 2020 Plan (which amount is equal to 3,588,982 new shares plus 2,211,018 shares that are available for issuance under the 2020 Plan as of September 29, 2023), less one (1) share for every one (1) share that was subject to a stock option or SAR granted after September 29, 2023 and prior to the Restatement Date and two and four one-hundredths (2.04) shares for every one (1) share that was subject to an award other than a stock option or SAR granted after September 29, 2023 and prior to the Restatement Date. Any shares that are subject to stock options or SARs will be counted against this limit as one (1) share for every one (1) share granted, and any shares that are subject to awards other than stock options or SARs will be counted against this limit as two and four one-hundredths (2.04) shares for every one (1) share granted. A total of 5,800,000 shares may be issued as incentive stock options. The Amended and Restated 2020 Plan does not contain an evergreen provision, pursuant to which the share pool would be automatically increased each year based on a specified formula.
Lapsed Awards
If (i) any shares subject to an award are forfeited, an award expires, is forfeited or is settled for cash (in whole or in part), or (ii) after September 27, 2019 any shares subject to an award under the 2017 Omnibus Stock Plan (the “Prior Plan”) are forfeited, or an award under the Prior Plan expires, is forfeited or is settled for cash (in whole or in part), then in each such case the shares subject to such award or award under the Prior Plan will, to the extent of such forfeiture, expiration or cash settlement, be added to the shares available for awards under the Amended and Restated 2020 Plan. Any shares that again become available for awards under the Amended and Restated 2020 Plan will be added as (i) one (1) share for every one (1) share subject to stock options or SARs granted under the Amended and Restated 2020 Plan or stock options or SARs granted under the Prior Plan, and (ii) as two and four one-hundredths (2.04) shares for every one (1) share subject to awards other than stock options or SARs granted under the Amended and Restated 2020 Plan or awards other than stock options or SARs granted under the Prior Plan.
Shares Available for Subsequent Issuance
The following shares will be added back (or added, as applicable) to the shares authorized for grant under the Amended and Restated 2020 Plan: after September 29, 2023, shares withheld by the Company to satisfy any tax withholding obligation with respect to awards other than stock options or SARs (including, after September 29, 2023, awards other than stock options or SARs under the Prior Plan). The following shares will not be added back (or added, as applicable) to the shares authorized for grant: (i) after September 29, 2023, shares tendered by the participant or withheld by the Company in payment of the purchase price of a stock option (including, after September 29, 2023, a stock option under the Prior Plan), (ii) after September 29, 2023, shares tendered by the participant to satisfy any tax withholding obligation with respect to awards (including, after September 29, 2023, awards under the Prior Plan), (iii) after September 29, 2023, shares withheld by the Company to satisfy any tax withholding obligation with respect to options or SARs (including, after September 29, 2023, stock options or SARs under the Prior Plan), (iv) after September 29, 2023, shares subject to a SAR (including, after September 29, 2023, a SAR under the Prior Plan) that in each case are not issued in connection with its stock settlement on exercise thereof, and (v) after September 29, 2023, shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options (including, after September 29, 2023, stock options under the Prior Plan); provided that, shares of restricted stock (including, after September 29, 2023, restricted stock awards under the Prior Plan) that are forfeited rather than vesting will, in each case, be added back (or added, as applicable) to the shares authorized for grant under the Amended and Restated 2020 Plan.
Substitute Awards
Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company will not reduce the shares authorized for grant under the Amended and Restated 2020 Plan or the limitations on grants to a participant contained in the Amended and Restated 2020 Plan, nor will shares subject to a substitute award be added to the shares available for awards under the Amended and Restated 2020 Plan. Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Amended and Restated 2020 Plan and will not reduce the shares authorized for grant under the Amended and Restated 2020 Plan (and shares subject to such awards will not be added to the shares available for awards under the Amended and Restated 2020 Plan); provided that awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees, consultants or directors prior to such acquisition or combination.
Eligibility
Employees and consultants of the Company and its affiliates and the Company’s non-employee directors are all eligible to participate in the Amended and Restated 2020 Plan. As of December 1, 2023, for equity plan purposes we had a total of approximately 2,400 employees, no consultants, and six non-employee directors who would be eligible to be granted awards from the Amended and Restated 2020 Plan.
Administration
The Compensation Committee will administer the Amended and Restated 2020 Plan. The members of the Compensation Committee must qualify as “non-employee directors” under Rule 16b-3 under the Exchange Act and as “independent directors” under Nasdaq Listing Rule 5605(a)(2).
Subject to the terms of the Amended and Restated 2020 Plan, the Compensation Committee has the sole discretion to determine the employees and consultants who will be granted stock awards, the size and types of these stock awards, and the terms and conditions of these stock awards, including the authority to accelerate the vesting of awards. Subject to applicable law and certain other limitations, the Compensation Committee may delegate all or any part of its authority and powers under the Amended and Restated 2020 Plan to a committee of one or more directors and/or to officers of the Company. The Board of Directors will determine and administer stock options and RSUs granted to non-employee directors.
No Repricing, Underpriced Options or SARs or Reload Options
The Amended and Restated 2020 Plan expressly prohibits the repricing of outstanding stock options and SARs, the cancellation of any outstanding stock options or SARs that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other awards under the Amended and Restated 2020 Plan and any other action with respect to a stock option or SAR that would be treated as a repricing under the rules and regulations of the principal securities market on which the Company’s shares are traded without prior stockholder approval. Furthermore, the Amended and Restated 2020 Plan does not permit the granting of discounted stock options or SARs.
Stock Options
The Compensation Committee may grant non-qualified stock options to purchase shares of our common stock, incentive stock options (which are entitled to favorable tax treatment), or a combination thereof. Incentive stock options may only be granted to employees of the Company or its subsidiaries. The Compensation Committee will determine the number of shares covered by each stock option, but during any fiscal year, no participant may be granted stock options for more than 500,000 shares.
The Compensation Committee sets the exercise price for each stock option, which cannot be less than 100% of the fair market value of the underlying shares of our common stock on the date of grant. In addition, if the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, the exercise price of an incentive stock option must be at least 110% of fair market value on the date of grant.
Notwithstanding the foregoing, substitute stock options may be granted at less than fair market value to persons who become employees and consultants of the Company on account of a corporate transaction. Also, the aggregate fair market value of the shares (determined on the date of grant) covered by incentive stock options that first become exercisable by any participant during any calendar year may not exceed $100,000.
The Compensation Committee may permit payment through any other means that the Compensation Committee determines to be consistent with the Amended and Restated 2020 Plan’s purpose and constitutes legal consideration including, but not limited to: (a) cash or its equivalent, (b) previously acquired shares having an aggregate fair market value at the time of exercise equal to the total exercise price, (c) a “same day sale” pursuant to a program developed under Regulation T, or (d) having the Company withhold otherwise deliverable shares.
Stock options become exercisable at the times and on the terms established by the Compensation Committee. Stock options expire at the times established by the Compensation Committee, which may not be more than 10 years after the date of grant. In addition, if the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, the maximum term of a stock option may not be more than five (5) years from the date of grant. If the participant terminates services prior to a stock option’s normal expiration date, the period of exercisability may be shorter depending on the reason for the termination. The Compensation Committee may extend the term of any stock option granted under the Amended and Restated 2020 Plan but in no event may the term of the option exceed 10 years from the date of grant.
Stock Appreciation Rights
The Compensation Committee will determine the terms and conditions of each SAR; provided however, the exercise price for each SAR cannot be less than 100% of the fair market value (i.e., the closing price) of the underlying shares of our common stock on the date of grant. Notwithstanding the foregoing, substitute SARs may be granted at less than fair market value to persons who become employees and consultants of the Company on account of a corporate transaction. SARs may be granted in conjunction with a stock option, or may be granted on an independent basis. The Compensation Committee will determine the number of shares covered by each SAR, but during any fiscal year no participant may be granted SARs for more than 500,000 shares. Upon exercise of a SAR, the participant will receive payment from us in an amount determined by multiplying: (i) the difference between the fair market value of a share on the date of exercise over the grant price (fair market value of a share on the date of grant), by (ii) the number of shares with respect to which the SAR is exercised. SARs may be paid in cash or shares of our common stock, as determined by the Compensation Committee. SARs are exercisable at the times and on the terms established by the Compensation Committee.
Restricted Stock and RSUs
Restricted stock awards are grants of shares of our common stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse in accordance with terms and conditions established by the Compensation Committee. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of our common stock. The Compensation Committee will determine the number of shares subject to a restricted stock or RSU award, but during any fiscal year no participant may be granted more than 500,000 shares of restricted stock or RSUs.
In determining whether restricted stock or RSUs should be granted, and/or the vesting schedule for such a stock award, the Compensation Committee may impose whatever conditions on vesting as it determines to be appropriate. For example, the Compensation Committee may determine to grant restricted stock or RSUs only if performance goals established by the Compensation Committee are satisfied. Any performance goals may be applied on a Company-wide or an individual business unit basis, as determined by the Compensation Committee. Please refer to the discussion below under “— Performance Goals” for more information.

Participants holding shares of restricted stock will not be entitled to receive dividends and other distributions on any restricted shares. Notwithstanding the foregoing, at the Compensation Committee’s sole discretion, participants holding restricted shares may be credited with such dividends and other distributions while such shares are restricted provided that such dividends and other distributions will be paid or distributed to participants only if, when and to the extent such restrictions on such shares lapse. The value of dividends and other distributions payable or distributable with respect to any shares for which such restrictions do not lapse during the applicable restriction period will be forfeited.
Performance Units and Performance Shares
Performance units and performance shares are stock awards that will result in a payment to a participant only if the performance goals that the Compensation Committee establishes are satisfied. The Compensation Committee will determine the applicable performance goals, which may be applied on a Company-wide or an individual business unit basis, as deemed appropriate in light of the participant’s specific responsibilities. Please refer to the discussion below under “— Performance Goals” for more information. After the applicable performance period has ended, the participant will be entitled to receive a payout of the number of performance units or shares earned during the performance period, depending upon the extent to which the applicable performance objectives have been achieved. During any fiscal year, no participant will receive more than 500,000 performance units or performance shares.
Performance Goals
The Compensation Committee in its discretion may make performance goals applicable to a participant with respect to a stock award. Currently, at the Compensation Committee’s discretion, one or more of the following performance goals may apply: EBIT, EBITDA, EBIT percentage, EBITDA percentage, EBIT percentage growth, EBITDA percentage growth, earnings per share, net income, operating cash flow, return on assets, return on equity, return on sales, revenue, shareholder return, orders or net orders, expenses, cost of goods sold, profit/loss or profit margin, gross margin, working capital, operating income, operating margin, cash flow, market share, economic value add, stock price of our stock, price/earnings ratio, debt or debt-to-equity ratio, accounts receivable, cash, write-offs, assets, liquidity, operations, intellectual property (e.g., patents), product development, regulatory activities, manufacturing, production or inventory, mergers, acquisitions or divestitures, financings, days sales outstanding, backlog, deferred revenue, employee headcount, total shareholder return, and any derivations of the foregoing or any other subjective or objective measures determined by the Compensation Committee, in its sole discretion, including other financial or strategic goals. The performance goals may differ from participant to participant and from award to award. The Compensation Committee will determine whether any significant element(s) will be included in or excluded from the calculation of any performance goal with respect to any participant, regardless of whether it results in any performance goal being measured on a basis other than generally acceptable accounting principles, and may provide for the adjustment of any applicable performance measure or performance results to reflect any unforeseeable, nonrecurring or infrequently occurring events, as the Compensation Committee determines to be appropriate in its sole discretion.
Under the Amended and Restated 2020 Plan, certain performance goals are specifically defined. “EBIT” means the Company’s or a business unit’s income before reductions for interest and taxes. “EBITDA” means the Company’s or a business unit’s income before reductions for interest, taxes, depreciation and amortization. “Earnings per share” means the Company’s or a business unit’s net income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding. “Net income” means the Company’s or a business unit’s income after taxes. “Net orders” means the Company’s or a business unit’s net orders calculated for and reported in the Company’s quarterly financial earnings. “Operating cash flow” means the Company’s or a business unit’s sum of net income plus depreciation and amortization less capital expenditures plus certain specified changes in working capital. “Return on assets” means the percentage equal to the Company’s or a business unit’s EBIT (before incentive compensation), divided by the Company’s or a business unit’s, as applicable, average net assets. “Return on equity” means the percentage equal to the Company’s net income, divided by average stockholders’ equity. “Return on sales” means the percentage equal to the Company’s or a business unit’s EBIT (before incentive compensation), divided by the Company’s or the business unit’s, as applicable, revenue. “Revenue” means the

Company’s or a business unit’s sales. “Shareholder return” means the total return (change in price plus reinvestment of any dividends) of a share.
Non-Employee Director Compensation Limit
Stock awards granted during a single fiscal year under the Amended and Restated 2020 Plan or otherwise taken together with any cash fees paid during such fiscal year for services on the Board of Directors, will not exceed $625,000 in total value for any non-employee director serving as the lead director or chair and $525,000 in total value for any other non-employee director (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes). Such applicable limit will include the value of any stock awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash-based payments.
Non-Employee Director Options
Under the Amended and Restated 2020 Plan, the Board of Directors will determine the number of shares subject to stock options to be issued to each non-employee director. Non-employee director stock options may only be non-qualified options. The exercise price of each non-employee director stock option will be 100% of the fair market value (i.e., the closing price) of the underlying shares of our common stock on the date of grant. Nevertheless, substitute stock options may be granted at less than fair market value to persons who become non-employee directors of the Company on account of a corporate transaction. Unless provided otherwise in an award agreement, each stock option is immediately exercisable on the date of grant. All stock options granted to non-employee directors expire at the times established by the Board of Directors, which may not be more than 10 years after the date of grant. If a director terminates service on the Board of Directors (including a voluntary resignation) prior to a stock option’s normal expiration date, the period of exercisability of the stock option may be shorter, depending upon the reason for the termination.
In addition, the Amended and Restated 2020 Plan allows the Board of Directors to adopt procedures to permit non-employee directors to forego all or part of their cash compensation in exchange for stock options or shares of our common stock.
Non-Employee Director RSUs
Under the Amended and Restated 2020 Plan, the Board of Directors will determine the number of RSUs to be granted to each non-employee director. RSUs will vest over a period provided in the grant agreement as determined by the Board of Directors, and vesting may be pro rata during the vesting period. Unless otherwise provided in the grant agreement as determined by the Board of Directors, settlement of RSUs will be made in shares of our common stock, with one share of our common stock being issued for each RSU. Payment may be made in a lump sum, in installments or may be made on a deferred basis, in the form of DSUs.
Nontransferability of Stock Awards
In general, stock awards granted under the Amended and Restated 2020 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and any stock awards may be exercised only by the participant during a participant’s lifetime. Notwithstanding the above, the Compensation Committee (or the Board of Directors, in the case of stock awards granted to non-employee directors) may, in its discretion, permit stock awards to be transferred to an individual or entity other than the Company subject to any restrictions as the Compensation Committee or the Board of Directors may impose; provided, however, that in no event may any award be transferred for consideration to a third-party financial institution.
Dividend Equivalents
The recipient of a stock award other than stock options or SARs (including, without limitation, any deferred stock award) may, at the Compensation Committees’, or if applicable, the Board of Directors’, sole discretion, receive dividend equivalents. Such dividend equivalents entitle the participant to be credited with an amount equal to all dividends and other distributions (whether in cash or other property) paid on an equivalent number of shares while the stock award is outstanding. Dividend equivalents may be converted into additional stock awards (for example, additional RSUs). Settlement of dividend equivalents may be made in the form of cash, in the form of shares, or a combination of both. Any dividend equivalents credited with respect to stock awards will be settled only if, when and to the extent such stock awards vest and are settled. The value of amounts payable with respect to stock awards that do not vest will be forfeited. Dividends and dividend equivalents will not be paid and/or accrue with respect to stock options of SARs.
Recoupment Policy
The SEC and the Nasdaq Stock Market recently adopted long-awaited final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which require listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers.
In accordance with these final rules, on November 17, 2023, the Compensation Committee approved a Compensation Recovery Policy, which provides for recoupment of certain incentive compensation paid to current and former executive officers of the Company (including certain incentive compensation granted under the Amended and Restated 2020 Plan) in the event of an accounting restatement of the Company’s financial statements.
In addition, pursuant to a clawback agreement required to be executed by all employees who receive awards, if an employee engages in certain detrimental conduct, including willful misconduct in connection with a financial restatement that has a material adverse effect on the Company, the Compensation Committee may, in its sole discretion, cancel and terminate such employee’s outstanding stock awards (whether vested or unvested and whether time-based or performance-based) and recoup shares issued pursuant to the exercise or settlement of stock awards within the three years prior to the detrimental conduct (as determined by the Compensation Committee) and thereafter.
Corporate Transaction
Except as set forth in a stock award agreement, upon the occurrence of (a) a merger, combination, consolidation, reorganization or other corporate transaction; (b) an exchange of shares of the Company’s common stock or other securities of the Company; (c) a sale of all or substantially all the business, stock or assets of the Company; (d) a dissolution of the Company; or (e) any event in which the Company does not survive (or does not survive as a public company in respect of its shares of common stock), then any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all stock awards outstanding under the Amended and Restated 2020 Plan or may substitute similar stock awards for stock awards outstanding under the Amended and Restated 2020 Plan (including but not limited to, stock awards to acquire the same consideration paid to the stockholders of the Company pursuant to the transaction), and any reacquisition or repurchase rights held by the Company in respect of shares issued pursuant to stock awards may be assigned by the Company to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) in connection with such transaction. Except as set forth in a stock award agreement, if the Compensation Committee does not provide for the assumption, continuation or substitution of stock awards, each stock award will fully vest and terminate upon the related event, provided that holders of stock options or SARs be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise their outstanding vested stock options and SARs before the termination of such awards; provided, however, that any payout in connection with a terminated stock award will comply with Section 409A of the Code (“Section 409A”) to the extent necessary to avoid taxation thereunder.
Notwithstanding the foregoing, except as set forth in a stock award agreement, in the event that a stock award would otherwise terminate upon the effective time of any transaction described above, the Compensation Committee may provide for a payment in such form as may be determined by the Compensation Committee, equal in value to the excess, if any, of (A) the value of the property the participant would have received upon the exercise or vesting of the stock award immediately prior to the effective time of the transaction, over (B) any exercise price payable by such holder in connection with such exercise, and provided further, that at the discretion of the Compensation Committee, such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction; provided, however, that any payout in connection with a terminated stock award will comply with Section 409A to the extent necessary to avoid taxation thereunder.
Amendment, Termination, and Duration of the Amended and Restated 2020 Plan
The Board of Directors generally may amend or terminate the Amended and Restated 2020 Plan at any time and for any reason; provided, however, that any amendment will be subject to the approval of our stockholders to the extent required by applicable law or regulation. In addition, the amendment or termination of the Amended and Restated 2020 Plan will not alter or impair any rights or obligations under any stock award without the participant’s consent. Without further stockholder approval, no incentive stock options may be granted under the Amended and Restated 2020 Plan after November 17, 2033.
U.S. Federal Tax Aspects
A participant who receives a stock option or SAR will not have taxable income upon the grant of the stock option or SAR. For stock options, other than incentive stock options, and SARs the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price — the appreciation value — on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss.
Purchase of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of the shares will either be long-term capital gain or loss or ordinary income depending upon whether the participant holds the shares transferred upon exercise for a specified period. Any ordinary income recognized will be in the amount, if any, by which the lesser of the fair market value of the shares on the date of exercise or the amount realized from the sale exceeds the stock option price.
A participant who receives restricted stock will not have taxable income upon grant, but upon vesting unless the participant elects to be taxed at the time of grant of restricted stock. Absent such election, the participant will recognize ordinary income equal to the fair market value of the shares at the time of vesting.
A participant who receives RSUs, performance units or performance shares will not have taxable income upon grant of the stock award; instead, the participant will be taxed upon settlement of the stock award. The participant will recognize ordinary income equal to the fair market value of the shares or the amount of cash received by the participant. In addition, Section 409A imposes certain restrictions on deferred compensation arrangements. Stock awards that are treated as deferred compensation under Section 409A are intended to meet the requirements of this section of the Code.
At the discretion of the Compensation Committee, the Amended and Restated 2020 Plan allows a participant to satisfy tax withholding requirements under applicable U.S. federal and state tax laws or applicable foreign tax laws by any means which the Compensation Committee, in its sole discretion, determines both to satisfy the required tax withholding obligations and to be consistent with the purposes of the Amended and Restated 2020 Plan, including, but not limited to: (a) having the Company withhold otherwise deliverable shares, (b) delivering to the Company already-owned shares having a fair market value equal to the amount required to be withheld, or (c) a “same day sale” pursuant to a program developed under Regulation T provided, however, that the amount of tax withholding to be satisfied by any such method will be limited to the extent necessary to avoid adverse accounting consequences, including but not limited to the award being classified as a liability award. The fair market value of the shares to be withheld or delivered will be determined based on such methodology that the Company deems to be reasonable and in accordance with applicable law. Currently, we require employees to satisfy the taxes due upon vesting of RSUs through the withholding of shares and the taxes due upon the exercise of non-qualified stock options through same day sales.
The Company will be entitled to a tax deduction in connection with a stock award under the Amended and Restated 2020 Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes the income. Section 162(m) places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.
New Plan Benefits
The Amended and Restated 2020 Plan does not provide for set benefits or amounts of awards and we have not approved any awards that are conditioned on stockholder approval of the Amended and Restated 2020 Plan. While each of our current non-employee directors is entitled to receive a grant of DSUs on the date of our 2024 Annual Meeting of Stockholders with a grant date fair value of $160,000 and our current non-employee chair of the Board of Directors will receive an additional annual award of DSUs with a grant date fair value of $35,000, such awards will be granted under the 2020 Plan and not under the Amended and Restated 2020 Plan as the Amended and Restated 2020 Plan will not become effective until the day immediately following the date of 2024 Annual Meeting.
For informational purposes only, we have provided the following table which shows (a) that none of our executive officers (including our named executive officers) or employees will receive any set benefits or awards that are conditioned upon shareholder approval of the Amended and Restated 2020 Plan and (b) the DSU grants that our current non-employee directors as a group would receive under the Amended and Restated 2020 Plan if they are re-elected at subsequent Annual Meetings of Stockholders based on the terms of our current director compensation program.
Name and position	Dollar value	Number of shares
Sunny S. Sanyal President and Chief Executive Officer	—	—
Shubham Maheshwari Chief Financial Officer	—	—
Kimberley E. Honeysett Senior Vice President, Chief Legal Officer and Corporate Secretary	—	—
Andrew J. Hartmann Senior Vice President and General Manager, Detectors	—	—
Mark S. Jonaitis Senior Vice President and General Manager, X-Ray Sources	—	—
All current executive officers as a group (5 persons)	—	—
All current directors who are not executive officers as a group (6 persons)(1)	$1,025,000	—
All employees, including all current officers who are not executive officers, as a group (approximately 2,400 persons)	—	—

(1)
The number of shares subject to each non-employee director’s DSU grant will not be determinable until the date of grant. See the section entitled “Compensation of Directors” for more information.

Prior Grants Under the 2020 Plan
The following table provides information concerning the total number of options and stock awards granted to the following persons and groups since the inception of the 2020 Plan through December 1, 2023, including Converted Awards. Amounts have not been adjusted to reflect forfeitures or cancelations. No options or awards have been granted under the 2020 Plan to any associate of any of our directors (including nominees) or executive officers. Except for Mr. Sanyal and Mr. Maheshwari, no person has received 5% or more of the total options or awards granted under the 2020 Plan since its inception.

Name and position	Options/SARs	RSU/DSU Awards(1)
Sunny S. Sanyal President and Chief Executive Officer	630,784	262,337
Shubham Maheshwari Chief Financial Officer	252,418	101,889
Kimberley E. Honeysett Senior Vice President, Chief Legal Officer and Corporate Secretary	110,769	46,200
Andrew J. Hartmann Senior Vice President and General Manager, Detectors	106,404	44,166
Mark S. Jonaitis Senior Vice President and General Manager, X-Ray Sources	105,002	43,677
All current executive officers as a group (5 persons)	1,205,377	498,269
All current directors who are not executive officers as a group (6 persons)(2)	—	123,643
All employees, including all current officers who are not executive officers, as a group (approximately 2,400 persons)	518,964	1,263,449

(1)
The total number of shares include shares granted as performance awards and reflects the target number of shares issuable pursuant to such awards. Depending on the Company’s annual achievement of its performance goals, the shares granted as performance awards may or may not be issued in full.

(2)
All the non-employee directors who are nominees for election as a director are included within this group. The total number of shares that they were granted on an individual basis are as follows: Walter M Rosebrough, Jr.: 23,793; Kathleen L. Bardwell: 12,102; Jocelyn D. Chertoff: 21,937; Timothy E. Guertin: 21,937; Jay K. Kunkel: 21,937; and Christine A. Tsingos: 21,937.

Equity Compensation Plan Information
The following table provides information as of September 29, 2023 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.
Plan Category (amounts in thousands except per share data)	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted average exercise price of outstanding options, warrants, and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans(3) (excluding securities reflected in columns (a) and (b))
Equity compensation plans approved by security holders	4,140	$28.08	2,778
Equity compensation plans not approved by security holders	—	—	—
Total	4,140	$28.08	2,778

(1)
Consists of stock options, restricted stock units (“RSUs”), and deferred stock units (“DSUs”) granted under the Varex Imaging Corporation 2017 Omnibus Stock Plan and the 2020 Plan. Excludes purchase rights under the ESPP.

(2)
The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs and DSUs, which have no exercise price.

(3)
Includes 2,211,018 shares available for future issuance under the 2020 Plan, and also includes 567,000 shares available for future issuance under the ESPP. Shares available for issuance under the ESPP, including shares subject to purchase during the current purchase period, which commenced on August 28, 2023 (the exact number of which will not be known until the purchase date on February 23, 2024). Subject to the number of shares remaining in the share reserve, the maximum number of shares purchasable by any participant on any one purchase date for any purchase period, including the current purchase period, may not exceed 2,000 shares.

PROPOSAL FOUR
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
BOARD RECOMMENDATION
VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024
Ratification of Independent Auditors
The Audit Committee has appointed Deloitte as our independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending September 27, 2024 (“fiscal year 2024”), and we are asking you and other stockholders to ratify this appointment.
The Audit Committee, which is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm, annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Additionally, the Audit Committee also noted that our Deloitte engagement audit partner is subject to regular rotation. As a matter of good corporate governance, the Board, upon recommendation of the Audit Committee, has determined to submit to stockholders for ratification, the appointment of Deloitte. In the event that a majority of the shares of common stock present online at the virtual meeting or represented by proxy at the Annual Meeting and entitled to vote on Proposal Four does not ratify this appointment of Deloitte, the Audit Committee will review its future appointment of Deloitte.
We expect that a representative of Deloitte will be present at the Annual Meeting and that such representative will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.
Policy on Audit Committee Pre-Approval of Services of Independent Registered Public Accounting Firm
The Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally requested annually, and any pre-approval is detailed as to the particular service, which must be classified in one of the four categories of services. The Audit Committee may also, on a case-by-case basis, pre-approve services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence promulgated by the SEC.
Principal Accountant Fees and Services
The following is a summary of the fees for professional services billed (or to be billed) to us by Deloitte, our principal independent registered public accounting firm for fiscal years 2023 and 2022. “Deloitte” means (i) Deloitte & Touche LLP, and the other subsidiaries of its parent company, Deloitte LLP, a U.S. member firm of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee (“DTTL”); and (ii) any of the other member firms of DTTL and their affiliates that, in case of both (i) and of this sentence, provide professional services to Varex.

Fee Category	2023	2022
Audit Fees(1)	$3,069,939	$2,916,207
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees(2)	$250,685	$86,858
Total Fees	$3,320,624	$3,003,065

(1)
Audit Fees.   Consist of fees for the audit of annual financial statements, review of quarterly financial statements and services normally provided in connection with statutory and regulatory filings or engagements. Audit fees for fiscal year 2023 increased over the prior year primarily due to approved increases to the fixed audit fee in the United States.

(2)
All Other Fees.   Fiscal year 2023 fees consist of fees for ESG limited assurance services and for accessing an online accounting and financial information resource site. Fiscal year 2022 fees consist of ESG advisory services and fees for accessing an online accounting and financial information resource site.

The Audit Committee determined that the provision of the above services, and the fees that we paid for these services, are compatible with maintaining the independence of our independent registered public accounting firm. The Audit Committee pre-approved all services that Deloitte provided in fiscal years 2023 and 2022 in accordance with the pre-approval policy discussed above.

AUDIT COMMITTEE REPORT
The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Varex Imaging Corporation (the “Company”) consists of the four directors whose names appear below. Each member of the Audit Committee meets the definition of “independent director” and otherwise qualifies to be a member of the Audit Committee under Nasdaq listing requirements.
The Audit Committee’s general role is to assist the Board in monitoring the integrity of the Company’s financial reporting process and related matters, as well as the effectiveness of the Company’s internal control over financial reporting. Its specific responsibilities are set forth in its charter. The Audit Committee reviews its charter at least annually and did so in the August 2023 Audit Committee meeting.
As required by the charter, the Audit Committee reviewed the Company’s financial statements for fiscal year 2023 and met with management, as well as with representatives of Deloitte & Touche LLP, (“Deloitte”) the Company’s independent registered public accounting firm, to discuss the financial statements. The Audit Committee also discussed with members of Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission (the “SEC”).
In addition, the Audit Committee received the written disclosures and letters required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and discussed with members of Deloitte its independence from management and the Company.
Based on these discussions, the financial statement review, and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company’s audited financial statements for fiscal year 2023 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2023.
Furthermore, in connection with the standards for independence promulgated by the SEC, the Audit Committee reviewed the services provided by Deloitte, the fees the Company paid for these services, and whether the provision of the services is compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee deemed that the provision of the services is compatible with maintaining that independence.
The Audit Committee has selected Deloitte to be the Company’s independent registered public accounting firm for fiscal year 2024. In doing so, the Audit Committee considered the results from its review of Deloitte’s independence, including (a) all relationships between Deloitte and the Company and any disclosed relationships or services that may impact their objectivity and independence, (b) Deloitte’s performance and qualification as an independent registered public accounting firm, and (c) the fact that the Deloitte engagement audit partner is rotated on a regular basis as required by applicable laws and regulations. As a matter of good corporate governance, the Audit Committee has determined to submit its appointment of Deloitte to the stockholders for ratification. In the event that a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter does not ratify this appointment, the Audit Committee will review its future appointment of Deloitte.
Christine A. Tsingos (Chair)
Kathleen L. Bardwell
Jocelyn D. Chertoff
Jay K. Kunkel

STOCK OWNERSHIP
Beneficial Ownership of Certain Stockholders, Directors, and Executive Officers
This table shows as of December 1, 2023: (1) the beneficial owners of more than five percent of our common stock and the number of shares they beneficially owned based on information provided in their most recent filings with the SEC; and (2) the number of shares each director, each nominee for director and each NEO and all directors, nominees for director and executive officers as a group beneficially owned, as reported by each person. Except as otherwise indicated, the address of each is 1678 S. Pioneer Road, Salt Lake City, Utah 84104. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted, each person has sole voting and investment power over the shares shown in this table. For each individual and group included in the table below, the percentage ownership is calculated by dividing the number of shares beneficially owned by the person or group, which includes the number of shares of common stock that the person or group had the right to acquire on or within 60 days after December 1, 2023 by the sum of the 40,529,573 shares of common stock outstanding on December 1, 2023, plus the number of shares of common stock that the person or group had the right to acquire on or within 60 days after December 1, 2023.
	Amount and Nature of Common Stock Beneficially Owned
Stockholders	Number of Shares Beneficially Owned(18)	Percent of Class
Blackrock, Inc.(1) 55 East 52nd Street, New York, NY 10055	7,577,907	18.7%
The Vanguard Group(2) 100 Vanguard Blvd., Malvern, PA 19355	4,610,447	11.4%
Shapiro Capital Management LLC(3) 3060 Peachtree Road, Suite 1555 N.W., Atlanta, GA 30305	2,824,303	7.0%
Allspring Global Investments Holdings, LLC(4) 525 Market St, 10th Fl, San Francisco, CA 94105	2,814,919	7.0%
Janus Henderson Group plc(5) 201 Bishopsgate, EC2M 3AE, United Kingdom	2,045,158	5.0%
State Street Corporation(6) State Street Financial Center, One Lincoln Street, Boston, MA 02111	2,022,618	5.0%
Kathleen L. Bardwell(7)	3,619	*
Jocelyn D. Chertoff, MD(8)	33,711	*
Timothy E. Guertin(9)	18,294	*
Andrew J. Hartmann(10)	147,297	*
Kimberley E. Honeysett(11)	161,283	*
Mark S. Jonaitis(12)	222,019	*
Jay K. Kunkel(13)	25,052	*
Shubham Maheshwari(14)	214,992	*
Walter M Rosebrough, Jr.(15)	42,315	*
Sunny S. Sanyal(16)	1,222,510	3.0%
Christine A. Tsingos(17)	34,172	*
All directors, nominees for director and executive officers as a group (11 persons)	2,125,264	5.2%

*
The percentage of shares of common stock beneficially owned does not exceed one percent of the shares of common stock outstanding at December 1, 2023.

(1)
Based on a Schedule 13G/A filed on January 24, 2023, Blackrock, Inc. has sole power to vote 7,401,202 of these shares and sole power to dispose of 7,577,907 of these shares.

(2)
Based on a Schedule 13G/A filed on February 9, 2023, The Vanguard Group, Inc. has sole power to vote 0 of these shares, shared power to vote 26,650 of these shares, sole power to dispose of 4,546,280 of these shares, and shared power to dispose of 64,167 of these shares.

(3)
Based on a Schedule 13G filed on February 14, 2023, Shapiro Capital Management LLC has sole power to vote 2,397,859 of these shares, shared power to vote 426,444 of these shares, and sole power to dispose of 2,824,303 of these shares.

(4)
Based on a Schedule 13G filed on January 12, 2023, Allspring Global Investments Holdings, LLC has sole power to vote 2,560,885 of these shares and sole power to dispose of 2,814,919 of these shares.

(5)
Based on a Schedule 13G filed on February 13, 2023, Janus Henderson Group plc has shared power to vote 2,045,158 of these shares and shared power to dispose of 2,045,158 of these shares.

(6)
Based on a Schedule 13G filed on February 3, 2023, State Street Corporation has shared power to vote 1,933,781 of these shares and shared power to dispose of 2,022,618 of these shares.

(7)
Amount shown includes 3,619 deferred stock units (“DSUs”) that have vested but that are subject to deferred distribution.

(8)
Amount shown includes 13,454 DSUs that have vested but that are subject to deferred distribution.

(9)
Amount shown includes 13,454 DSUs that have vested but that are subject to deferred distribution.

(10)
Amount shown includes 4,664 RSU shares vesting along with 13,936 shares that may be acquired under stock options exercisable within 60 days of December 1, 2023.

(11)
Amount shown includes 5,108 RSU shares vesting along with 14,781 shares that may be acquired under stock options exercisable within 60 days of December 1, 2023. Also includes 195 shares held in a trust of which Ms. Honeysett is the trustee.

(12)
Amount shown includes 4,664 RSU shares vesting along with 13,820 shares that may be acquired under stock options exercisable within 60 days of December 2023.

(13)
Amount shown includes 13,454 DSUs that have vested but that are subject to deferred distribution.

(14)
Amount shown includes 7,062 RSU shares vesting along with 28,710 shares that may be acquired under stock options exercisable within 60 days of December 1, 2023.

(15)
Amount shown includes 14,000 shares held in a trust of which Mr. Rosebrough is the trustee and 13,454 DSUs that have vested but that are subject to deferred distribution.

(16)
Amount shown includes 26,652 RSU shares vesting along with 83,943 shares that may be acquired under stock options exercisable within 60 days of December 1, 2023.

(17)
Amount shown includes 13,454 DSUs that have vested but that are subject to deferred distribution.

(18)
Total beneficial ownership is determined in accordance with the rules of the SEC and represents the sum of the number of shares of common stock owned, and stock options exercisable within 60 days of December 1, 2023. This table does not include (i) unvested grants of restricted stock units and performance-based stock options for our executives or (ii) unvested DSUs for our non-employee directors, both of which are disclosed in the Compensation Discussion and Analysis Section of this Proxy Statement.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The discussion in this section provides an overview of, and describes details regarding, the compensation programs for our NEOs and Board in fiscal year 2023. It includes a discussion of our business highlights, philosophy, and governance, along with actual and target compensation received.
For 2023, the Compensation Committee approved:
•
an annual cash incentive plan that incorporated the financial measure of earnings before interest and taxes (“EBIT”) of the Company as well an assessment of pre-determined individual strategic goals; and

•
a long-term equity-based incentive (“LTI”) program comprised of time-based RSUs (50%) and performance-based stock options (50%).

The Compensation Committee believes this program incentivizes the NEOs to manage the business and take actions that will increase the market valuation of the Company over the long term.
Business Highlights
Fiscal year 2023 was another successful year for Varex, despite the uncertain economic environment, some continued supply chain and logistics challenges, and geopolitical tensions that contributed to inflation, higher interest rates and capital costs, increased shipping costs, supply shortages, increased costs of labor and materials, exchange rate volatility, and other similar effects. The demand for many of our products remained solid, led by a higher proportion of Industrial segment sales during fiscal year 2023.
Financial Results.   Our financial results for fiscal year 2023 included:
•
Revenues increased to $893 million from $859 million in the prior year. Medical revenues were flat and Industrial revenues increased by 19% from the prior year. The Medical segment represented 75% of total company revenues and the Industrial segment represented 25%.

•
Year-over-year, we experienced solid sales from CT products, as well as strong growth in other products for other medical modalities, including mammography and radiography. Industrial product sales saw solid demand for photon counting detectors for non-destructive inspection in several of our industrial verticals, including battery inspection, while demand was robust for imaging products for security screening at ports and borders.

•
For fiscal year 2023, we had GAAP net earnings of $48 million, or $1.08 per diluted share.

•
We ended fiscal year 2023 with cash and cash equivalents, marketable securities and certificates of deposit of $195 million. For the fiscal year, we had cash flow from operations of $108 million. Our total debt outstanding was $448 million compared to $450 million at the end of the prior fiscal year.

Capital Structure.   During fiscal year 2023, we continued to lower our net leverage. This was accomplished through continued improvement in profitability, lower debt levels, and solid cash generation.
China.   With sales of $140 million in fiscal year 2023, China continued to be a strong market for us despite the Chinese government anti-corruption campaign initiated in late 2023. We remain focused on executing our long-term strategy in China and support the government’s efforts to improve the overall healthcare infrastructure. In fiscal year 2023, the China market represented 16% of our total company revenues. Our local Chinese original equipment manufacturer (“OEM”) customers continued to successfully bring new CT systems to market.
New Products.   Our R&D teams were actively engaged with our customers during fiscal year 2023 with new product development efforts.
•
During fiscal year 2023, we continued see to traction with our photon counting technology. In our Industrial segment, we saw increased adoption across various non-destructive inspection verticals such as electronics, battery and food inspection. In addition, during fiscal year 2023 we entered into several projects across our Medical businesses to further display the capabilities of our photon counting technology. Specifically, we continue to make progress with our CT customers for potential integration of photon counting detectors into their systems.
•
We continued to make progress with our nanotube technology. During fiscal year 2023 we achieved three milestones with regard to our collaboration with Micro-X, a leader in carbon nanotube-based X-ray systems for medical and security markets. We believe in the future importance of cold-cathode X-ray sources, and we are excited to invest in additional nanotube technology to diversify our portfolio of products.

•
In our Industrial segment, one of our subsidiaries successfully launched XRPure, a new irradiation system that can be used to reduce microbial loads in agricultural and other products. This new product represents both a new novel use of X-ray and our commitment to providing more integrated solutions, including full systems, to our customers across various Industrial verticals.

2023 Say-on-Pay Advisory Vote on Executive Compensation
At our 2023 Annual Meeting of Stockholders, approximately 93% of the votes cast for or against the “say-on-pay” advisory vote were “FOR” approval of our proposal. We value this positive endorsement by our stockholders of our 2022 executive compensation policies and believe that the outcome signals our stockholders’ support of our compensation program. Consequently, based on these say-on-pay results, we continued our general approach to compensation for fiscal year 2023, including our pay for performance philosophy and our efforts to attract, retain, and motivate our NEOs.
Philosophy of Our Executive Compensation Programs
The Compensation Committee believes that attracting, motivating, and retaining a team of high- performing executives is critical to advancing the interests of stockholders. To promote these objectives, the Compensation Committee is guided by the following principles in developing our executive compensation program and in making pay decisions:
•
Key Talent.   The pay program should enable us to attract and retain individuals with the background, experience, and talent required to lead the development and successful implementation of our business strategy.

•
Pay for Performance.   A significant proportion of total compensation should be at risk for achievement of annual operating and strategic goals and for long-term value creation for stockholders.

•
Stockholder Alignment.   Long-term incentives should be awarded in the form of Company equity to directly align executive interests with those of stockholders.

•
Long-term Performance Orientation.   The mix of incentives should place emphasis on long-term sustainable growth and profitability in line with stockholder interests.

•
Total Compensation Context.   Pay decisions should be made in the context of total compensation relative to pay practices of competitors for key talent and in consideration of individual performance, experience, knowledge, and internal parity among peers.

The Compensation Committee believes that our compensation programs should include short-term and long-term components, including cash and equity-based compensation, and should reward performance as measured against established goals and in terms of stockholder value creation. The Compensation Committee evaluates both performance and compensation to make sure that the compensation provided to executives remains competitive relative to compensation paid by companies of similar size operating in our industry, taking into account our relative performance and our own strategic goals. Our Compensation Committee considers the total current and potential long-term compensation of each of our executive officers in establishing each element of compensation but views each element as related but distinct.
Program Overview
This Compensation Discussion and Analysis section focuses on the following executives who were our NEOs for fiscal year 2023:

Name	Title
Sunny S. Sanyal	President and Chief Executive Officer
Shubham Maheshwari	Chief Financial Officer
Kimberley E. Honeysett	Senior Vice President, Chief Legal Officer and Corporate Secretary
Andrew J. Hartmann	Senior Vice President and General Manager, Detectors
Mark S. Jonaitis	Senior Vice President and General Manager X-ray Sources
Each program component and the rationale for it are highlighted below:
Component	Purpose and Role
Base salary	• Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled senior executives.
• Recognize sustained performance, capabilities, job scope, experience, and internal pay equity.
Annual cash incentives	• Motivate and reward achievement of annual financial results that drive stockholder value.
• Reward achievement of strategic goals that provide the foundation for future growth and profitability.
Performance-based stock options	• Align executives with stockholders on gains in equity value (exercise price is set 10% higher than our closing stock price on the date of grant).
• Encourage retention and long-term performance through time-based vesting over four years.
Restricted stock units	• Align the interest of executives with those of our stockholders as the value of restricted stock units is tied to our stock price.
• Encourage executive retention and long-term performance through time-based vesting over four years.
Executive benefits and perquisites	• Provide the same 401(k) and other benefits as non-executive employees.
• Provide a competitive retirement benefit by allowing executives to defer compensation pursuant to a nonqualified deferred compensation plan.
Pay for Performance
Our executive compensation programs are heavily weighted towards variable compensation that provides a direct link between corporate performance, stockholder value creation, and pay outcomes for our executives. Our programs also tie pay outcomes to the achievement of key strategic objectives that we believe will drive longer-term value to stockholders. The Compensation Committee regularly assesses our programs to ensure they are aligned with our evolving business strategy and are effective in supporting our talent needs.
•
Compensation Mix.   The target total direct compensation (“Target TDC”) of our NEOs is comprised of three elements: base salary, target annual cash incentive opportunity, and the grant date fair value of LTIs. As illustrated by the segments in the following graphs, 84% of the Target TDC of our Chief Executive Officer (“CEO”) was at-risk and/or performance based in the form of annual cash incentives and LTIs. For our other NEOs as a group on average, 67% of their Target TDC was at- risk and/or performance-based. The Compensation Committee generally positions target TDC for the NEOs near the median in terms of mix and value of base salary, annual cash incentive, and long-term equity incentives, taking into consideration individual factors such as experience, criticality to the organization, and performance.

•
Use of rigorous performance goals in our annual incentive plan.   Target objectives are set at the beginning of the fiscal year to be challenging, but attainable with solid performance. For fiscal year 2023, Adjusted EBIT was the financial measure utilized as the financial target for all NEOs. Consistent with fiscal year 2022, individual achievement goals were used as a modifier of the financial goal (Adjusted EBIT) achievement. We believe that using one comprehensive corporate measure will align and focus our executives on the overall success of the Company, while the individual achievement modifier will recognize personal performance. As a result of our financial performance in fiscal year 2023, and consistent with our pay for performance philosophy, executives earned between 55% and 70% of their target annual cash incentive awards (62% for the Chief Executive Officer and 61% on average for all other NEOs).

•
50% of LTI value granted in the form of performance-based stock options.   For 2023, the LTI program was comprised of time-based RSUs (50%) and performance-based stock options (50%). The performance-based stock options have an exercise price that is 10% higher than our closing stock price on the date of grant, thus requiring achievement of a 10% stock price increase before the stock options begin to have realizable value to the executives, subject to additional service-based vesting conditions.

•
Use of Strategic Goals.   Achievement of individual strategic goals continues to be used in the annual cash incentive opportunity for our executive officers, as a modifier of the quantitatively determined bonus based on the Adjusted EBIT financial achievement of the Company. We believe this is a useful method for adjusting the quantitatively determined portion of the bonus to reward achievement of key milestones in the implementation of our strategies. The Compensation Committee carefully evaluates management’s accomplishments relative to our key strategic goals.

•
Alignment of pay and stockholders’ returns.   The Compensation Committee carefully structures the compensation program to achieve alignment with stockholder interests, while providing target pay opportunities that are competitive with the market and appropriate to the specific contributions of each executive. Because our NEOs’ compensation opportunities are heavily tied to the achievement of operating results and/or share price performance, it is valuable to assess the pay that is realized compared to the pay opportunity. Our NEOs’ Realized TDC for fiscal year 2023, which includes actual short-term incentives value paid and the intrinsic value of LTIs granted in fiscal year 2023 as of the end of fiscal year 2023, was substantially lower than their fiscal year 2023 Target TDC. The short-term incentive value realized and year-end intrinsic RSU value did not exceed the target values and the intrinsic value of the performance stock options was zero. This reflects the long-term nature of the LTIs and particularly, the performance stock options that are granted with an exercise price 10% above the Company’s stock price on the date of the grant. Below is the calculation of Realized TDC and comparison of these values to Target TDC, which we believe demonstrates alignment with stockholders.

	Fiscal Year 2023 Realized TDC(1)											Difference
Name	Salary Paid	+	Actual Annual Incentive	+	Option Value	+	RSU Value	=	Total	FY 2023 Target TDC(2)	=	($)	(%)
Sunny S. Sanyal	$766,462		$480,500		—		$1,517,574		$2,764,536	$4,791,452		$(2,026,916)	(42)%
Shubham Maheshwari	$492,462		$222,770		—		$371,215		$1,086,447	$1,611,151		$(524,704)	(33)%
Kimberley E. Honeysett	$395,385		$128,216		—		$268,490		$792,091	$1,190,374		$(398,283)	(33)%
Andrew J. Hartmann	$399,616		$132,253		—		$245,134		$777,003	$1,146,792		$(369,789)	(32)%
Mark S. Jonaitis	$380,385		$125,640		—		$245,134		$751,159	$1,117,111		$(365,952)	(33)%

(1)
Fiscal year 2023 Realized TDC is the sum of salary paid, annual cash incentive earned, and the intrinsic value of stock options and RSUs granted in fiscal year 2023 based on the closing share price on September 29, 2023 ($18.79).

(2)
Fiscal year 2023 Target TDC is the sum of salary paid, target annual incentive, and the grant date fair value of long-term incentives.

Key Changes for Fiscal Year 2024 Compensation and Governance Programs
While our short-term incentive plan for fiscal year 2024 will no longer provide for a cap on the pool of funds available for incentives, our short-term incentive plan will continue to utilize one financial measure, Adjusted EBIT, for all NEOs, with an individual modifier that is based on individual goals tied to business unit financial measures and other key strategic projects. We believe that Adjusted EBIT encourages the full executive group to focus on Company-wide profitability and that the individually set goals incentivize executives to focus on important strategic aspects of their business units and functions that drive performance. For 2024, the LTI program will be comprised of time-based RSUs (50%) and performance-based stock units (PSUs) (50%), where half of the PSUs will be subject to achievement of Adjusted EBITDA margin goals over three years and half of the PSUs will be subject to relative total shareholder return (TSR) performance compared to the constituents of the Russell 2000 Value Index over three years.
Executive Compensation Practices Highlights
A number of practices strengthen the alignment of our executive compensation program with the interests of our stockholders:
What we do	What we do not do
✓ Independent Compensation Committee	× Provide golden parachute tax gross ups
✓ Independent compensation advisor	× NEO employment contracts
✓ NEOs employed “at will”	× Provide excessive NEO perquisites
✓ Robust CEO & NEO stock ownership guidelines	× Permit directors and NEOs to engage in common stock margining, pledging, or hedging
✓ Annual review of succession plan	× Provide for a liberal change in control definition in individual contracts or equity plans which could result in payments to NEOs without an actual change in control occurring
✓ Annual compensation review and risk assessment
✓ Award 50% of LTI value in performance-based equity awards	× Change in control severance payments without involuntary job loss or substantial diminution of duties
✓ Encourage our NEOs to sell Company stock through a 10b5-1 trading plan.	× Egregious pension/supplemental NEO retirement plan payouts
✓ Place caps on maximum payouts from our annual cash incentive plan	× Reprice and repurchase options without stockholder consent

What we do	What we do not do
✓ Clawback policy that applies to our annual cash incentive plan and equity incentive plan	× Excessive severance/change in control provisions that provide cash payments exceeding two and a half times base salary plus target/average/most recent bonus
How We Make Compensation Decisions
Role of the Compensation and Human Capital Management Committee.   The Compensation Committee oversees the development and administration of our executive compensation programs, including the underlying philosophy and related policies. The Compensation Committee’s responsibilities include:
•
determining the compensation and performance goals for our CEO after meeting with its independent advisors and discussing with the other independent members of the Board,

•
collaborating with the CEO to develop the compensation and performance goals for our other Section 16 Officers (as so designated by us under Rule 16a-1(f) of the Exchange Act) and vice presidents reporting to the CEO,

•
determining a market peer group to ensure our executive compensation programs are competitive,

•
performing an annual risk assessment of our executive compensation programs, and

•
assessing our executive compensation programs annually to ensure that they are well aligned with our evolving business strategy and are effective in supporting its talent needs.

Role of the Chief Executive Officer.   Our CEO makes recommendations to the Compensation Committee as requested on incentive plan design, financial and strategic performance goals, performance and compensation for other executives, and management transitions and succession. The CEO does not make recommendations regarding his own compensation or Board compensation.
Role of the Independent Compensation Consultant.   The Compensation Committee retained FW Cook, a nationally recognized independent compensation consulting firm, to advise on certain compensation matters. FW Cook does not provide other services to the Company or the Company’s management.
FW Cook advised the Compensation Committee with respect to fiscal year 2023 compensation trends and best practices, competitive pay levels, equity grant practices and competitive levels, peer group data, incentive plan design, and relevant Proxy Statement disclosure.
The Compensation Committee has determined that FW Cook is independent, and the services provided by FW Cook during fiscal year 2023 did not raise any conflict of interests. In reaching these conclusions, the Compensation Committee considered the factors set forth in Rule 10C-1 of the Exchange Act and applicable listing standards.
Setting Executive Compensation.   Generally, in determining base salary, target annual incentives, and guidelines for long-term equity awards, the Compensation Committee considers several factors including, but not limited to the executive’s:
•
role, including the scope and complexity of responsibilities;

•
experience and capabilities;

•
contributions or responsibilities below or beyond the typical scope of the role;

•
individual performance and internal equity; and

•
competitive compensation opportunities as reflected in compensation provided by our peers and other competitors for similar executive talent.

Peer Group and Market Analysis.   The Compensation Committee uses a compensation peer group to monitor the compensation practices of our primary competitors for executive talent. The Compensation Committee reviews executive pay relative to the median pay of comparable positions in peer group companies and, as appropriate, compensation survey data. The Compensation Committee’s independent compensation consultant reviews the companies in the peer group annually and proposes changes in response to mergers and acquisitions, significant movements in revenues or market capitalization, and revised business strategies. For the peer group developed during fiscal year 2022 and used as context for fiscal year 2023 pay decisions, the Compensation Committee approved the removals of Luminex and MTS Systems (both of which were acquired) from the prior year peer group and the additions of Inogen and Knowles Corporation (which are appropriately sized and have relatively similar business models). The peer group companies compete in the healthcare equipment and supplies, life sciences tools and services, and electronic equipment instruments and components industries that the Compensation Committee believes reflect the competitive market for executive talent similar to that required by the Company.
Accuray Incorporated	Merit Medical Systems, Inc.
AngioDynamics, Inc.	Methode Electronics, Inc.
Artivion, Inc.	Natus Medical Incorporated
CONMED Corporation	Orthofix Medical, Inc.
CTS Corporation	OSI Systems, Inc.
Inogen, Inc.*	Rogers Corporation
Knowles Corporation*	Vishay Precision Group
Lantheus Holdings, Inc.

*
New to the peer group.

At the time the peer group was selected, we had annual revenue (based on the most recent four quarters) and market capitalization (based on the last fiscal year average) near the median of the peer group. Further detail on the peer group is as follows:
		Peer Group
Company Scope	Varex	25P	Median	75P
Revenue ($M) (trailing 4 quarters)	851	391	532	986
Market Capitalization as (last fiscal year average) ($M)	870	823	1,182	1,732
Fiscal Year 2023 Compensation Program and Pay Decisions
Base Salaries.   The Compensation Committee reviews the base salaries of our NEOs annually but primarily adjusts salaries in recognition of significant increases in position responsibilities, demonstrated capabilities, and sustained individual performance. Gaps in internal pay equity or external pay competitiveness are also considered. For fiscal year 2023, the NEOs received base salary increases to better align total cash compensation with median market levels and after considering each NEO’s individual performance. The increases were approximately 5% for each NEO and were effective as of December 24, 2022.
Name	Fiscal Year 2022 Base Salary	Fiscal Year 2023 Base Salary
Sunny S. Sanyal	$738,000	$775,000
Shubham Maheshwari	$474,000	$498,000
Kimberley E. Honeysett	$380,000	$400,000
Andrew J. Hartmann	$385,000	$404,000
Mark S. Jonaitis	$365,000	$385,000
Annual Cash Incentives.   Our NEOs receive annual incentives through our Management Incentive Plan (“MIP”), which rewards our executive officers for the achievement of pre-determined annual financial and strategic goals. On November 17, 2022, the Compensation Committee set the fiscal year 2023 performance goals under the MIP for the NEOs and certain other executive officers. For fiscal year 2023, the Compensation Committee established a pool of funds equal to 4.0% of our fiscal year 2023 Adjusted EBIT results (the “MIP Bonus Pool”) to be available for annual cash incentives under the MIP to the executive officers.

The Compensation Committee retained negative discretion to pay each of these executive officers less than their corresponding maximum share of the MIP Bonus Pool based on the financial performance measures, and team and individual strategic goals summarized below. The corresponding maximum share of the MIP Bonus Pool was the lesser of two times the target participation level of each executive officer under the MIP or a specified percentage of the MIP Bonus Pool, which is defined in the table below for each NEO.
The Compensation Committee sets individual incentive opportunities, expressed as a percentage of each individual’s salary, prior to the commencement of the fiscal year corresponding with each individual’s position and responsibilities with the Company and competitive pay practices. The target incentive opportunities are reviewed by the Compensation Committee, in consultation with its independent compensation consultant.
	MIP Target			MIP Maximum (Lesser of the following)
Name	Base Salary	% of Base Salary	Amount	% of Base Salary	% of MIP Bonus Pool
Sunny S. Sanyal	$775,000	100%	$775,000	200%	39.4%
Shubham Maheshwari	$498,000	65%	$323,700	130%	16.4%
Kimberley E. Honeysett	$400,000	55%	$220,000	110%	11.1%
Andrew J. Hartmann	$404,000	55%	$222,200	110%	11.3%
Mark S. Jonaitis	$385,000	55%	$211,750	110%	10.7%
For fiscal year 2023, a pool was to be established based on the financial achievement as measured by Adjusted EBIT compared against a pre-established target and 100% of the MIP opportunity was based on achievement of this financial measure with a potential modifier based on pre-established individual strategic goals. The financial portion had potential funding of between 0% and 200% of target and the individual modifier had potential results of 80% to 120%. The mechanics for calculating the fiscal year 2023 MIP awards were as follows:
Fiscal Year 2023 MIP Framework
Financial Portion — On November 17, 2022, the Compensation Committee set the fiscal year 2023 financial performance goals under the MIP for the NEOs and other Vice Presidents and above reporting directly to our CEO, which includes our Chief Financial Officer (“CFO”). For fiscal year 2023, the Compensation Committee selected Adjusted EBIT as the financial performance measure applicable to overall Company performance because it believed that this measure aligns with stockholder interest and drives our stock market value.
The payout percentage for the financial metric was determined in accordance with the table below. Results between indicated levels in the table are interpolated on a straight-line basis.
Fiscal Year 2023 Financial Goal Attainment
Measure ($M)	Min	Below Target	Target	Maximum	Result
Full year Adjusted EBIT* $	$32.4	$91.8	$108.0	$146.9	$95.6
% of Financial Target	30%	85%	100%	136%	89%
% of Bonus Target	0%	50%	100%	200%	62%
Full year Payout Percentage:					62%

*
“EBIT” means the Company’s or a business unit’s income before reductions for interest and taxes. Calculation of Adjusted EBIT is subject to certain pre-approved non-GAAP adjustments, which include results associated with discontinued operations, implementing new or changed accounting rules, tax law changes, spin off or divestiture related costs, restructuring charges, acquisition related expenses, and unbudgeted impacts from tariffs, sanctions and other restrictions on foreign trade, litigation defense and settlement costs, and significant non-recurring charges or benefits as determined by the Compensation Committee in its sole discretion. During fiscal year 2023, the Committee made no non-GAAP adjustment in calculating Adjusted EBIT.

Fiscal Year 2023 Payouts
The Compensation Committee evaluated the performance of Mr. Sanyal, considering the applicable financial and individual achievements, and determined his award in its sole discretion. The Committee met in executive session for this evaluation and then reviewed their recommendation for Mr. Sanyal with the full Board. Mr. Sanyal submitted recommendations for each of the other NEOs based on the achievement of the corporate goal for fiscal year 2023 compared to the thresholds set by the Compensation Committee and based on the scoring of the individual goals of the MIP. Individual goals were related to:
•
For Mr. Sanyal, year-over-year revenue growth, increase in cash balance, improvement of inventory utilization, market adoption of photon counting detectors, and retention of critical talent.

•
For Mr. Maheshwari, year-over-year revenue growth, improvement of inventory utilization, increase in cash balance, and improvement of compliance and quality of financial reporting.

•
For Ms. Honeysett, modifications relative to certain joint venture matters, improvements to our ethical compliance program and complaint reporting, and evolving our ESG program.

•
For Mr. Hartmann, year-over-year Medical segment revenue growth, increase in new business, improvement of Medical segment margins, reduction in detectors inventory, and reduction in sales and marketing expenses.

•
For Mr. Jonaitis, year-over-year revenue growth, improvement of business unit margins, improvement of predictability of operations, improvement of factory productivity, and cycle time, and improvement of inventory utilization.

Final determination of awards was made by the Compensation Committee, with payouts as calculated in the following table:
Name	MIP Target ($)	Adjusted EBIT Attainment (%)	Individual Modifier (%)	MIP Payout ($)	MIP Payout (% of Target)
Sunny S. Sanyal	$775,000	62%	100%	$480,500	62%
Shubham Maheshwari	$323,700	62%	111%	$222,770	69%
Kimberley E. Honeysett	$220,000	62%	94%	$128,216	58%
Andrew J. Hartmann	$222,200	62%	96%	$132,253	60%
Mark S. Jonaitis	$211,750	62%	96%	$125,640	59%
Long-Term Incentive Compensation.   An important objective of our compensation program is aligning the interests of our executive officers with those of our stockholders. To accomplish this objective, we tie a significant portion of the total compensation of executive officers to our long-term stock performance through the grant of equity awards. We believe that equity compensation helps motivate executive officers to drive long-term profitable growth because they will be rewarded with increased equity value and also assists in the retention of executive officers who may have significant value in unvested equity awards.
The fiscal year 2023 LTI was composed of 50% RSUs and 50% performance-based stock options. The performance-based (premium priced) stock options have a strike price set 10% above our stock price on the applicable grant date. We believe the performance-based stock options, together with RSUs provide a strong balance incentivizing financial performance and growth, while also supporting executive retention.
Annual LTI grant values utilize a dollar grant value, as opposed to a percent of salary, and are determined together with total direct compensation, considering competitive market positioning and internal equity.
The performance-based stock options granted to the NEOs in fiscal year 2023 have up to ten-year terms and vest over four years, with 25% of the stock options vesting one year after grant and the remainder vesting in equal monthly increments over the following 36-month period.
The RSUs granted to the NEOs in fiscal year 2023 vest over four years, with 50% vesting on the second anniversary and the remaining 50% vesting on the fourth anniversary of the grant date to further encourage retention.
Vesting of the stock options and RSU awards will occur only if the NEO is employed by the Company or an affiliate through each vesting date, except in cases involving death, disability, or termination without cause or good reason in connection with a change of control. Additionally, such awards will accelerate in the event of certain corporate transactions if such awards are not assumed or continued.
The fiscal year 2023 LTI awards are summarized in the table below. The grants were made under our 2020 Stock Plan. The grant date fair value of each award was determined using the Black-Scholes model for stock options and was based on the closing price of our common stock on the date of grant for RSUs. Additional information about equity awards granted in fiscal year 2023 is provided below in the Grants of Plan-Based Awards table.
	Fiscal Year 2023 LTI Grant Value
Name	Stock Options	+	RSUs	=	Total
Sunny S. Sanyal	$1,624,998		$1,624,992		$3,249,990
Shubham Maheshwari	$397,498		$397,491		$794,989
Kimberley E. Honeysett	$287,494		$287,495		$574,989
Andrew J. Hartmann	$262,490		$262,486		$524,976
Mark S. Jonaitis	$262,490		$262,486		$524,976

Other Elements of Executive Compensation.   Because our philosophy is to emphasize pay for performance, we provide retirement, group benefits and perquisites of relatively minor value to our executives.
Service and Recognition Awards.   Our employees, including our NEOs, are eligible to receive discretionary cash service awards for reaching certain tenure milestones and discretionary cash employee recognition awards to acknowledge and reward outstanding performance.
Deferred Compensation Plan.   NEOs and other highly compensated U.S. employees may make voluntary contributions to the Varex Imaging Corporation 2016 Deferred Compensation Plan (the “DCP”), which is a standard management benefit plan offered by many public companies. We currently do not contribute into the DCP.
Group Benefits and Other Perquisites.   Our NEOs are eligible to participate in the same employee benefit plans and on the same basis as all other Company employees. Such benefit plans include group medical, dental, vision, long term disability, life insurance, 401(k) and ESPP. In addition, our Chief Executive Officer and our Chief Financial Officer can be reimbursed for financial counseling expenses of up to $10,000 and other NEOs up to $7,500, which we believe helps them to concentrate on their Company responsibilities while offering a competitive benefit. In addition, all NEOs are eligible to receive reimbursement of up to $4,000 for an executive physical, which we provide to help our NEOs prioritize their health, which is important to our future success.
We do not provide executives tax gross ups or reimbursements for any taxable income from these benefits and perquisites.
Change in Control Agreements.   We currently have change-in-control agreements with all our NEOs. We entered into these agreements to attract and retain high quality executives and to ensure that executives who might be involved in acquisition or merger discussions with another entity make the best decisions for us and our stockholders and are not unduly biased by the impact of such a transaction on their personal situations. These agreements do not factor into our decisions surrounding the executive’s cash and equity compensation.
Each change in control agreement contains a “better-after-tax” provision, which provides that if any of the payments to the executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code. The agreements do not include tax gross up payments for excise taxes imposed by Section 4999 of the Code.
The change in control agreements are intended to provide an appropriate level of compensation for a specified time interval for executives who would likely be involved in activities regarding a change in control and are personally at risk for job loss in the event of a change in control. Our change in control agreements are “double trigger” meaning that to receive benefits under the agreements there must be a change in control event and the executive must either:
(1)
Be terminated by us or the successor company without cause within a specified time interval in connection with a change in control, or

(2)
Terminate employment for good reason, as defined in the agreements, within a specified time interval in connection with a change in control.

For more information about the agreements as well as a tabular summary of the potential payments that may be made to our NEOs, please refer to “— Potential Payments upon Termination or Change in Control” below.
Executive Compensation Governance Policies
Stock Ownership Guidelines.   As noted above, a core element of our compensation philosophy is to align the interests of executive officers with those of stockholders by providing appropriate long-term incentives. To further this goal, we maintain stock ownership guidelines denominated as a multiple of base salary. The guidelines are reviewed annually and revised as appropriate to keep pace with competitive and good governance practices. The multiples are set based upon each officer’s position, as set forth below:
Position	Stock Ownership Multiple of Salary
CEO	6x
CFO	3x
Other corporate officers	1x
Ownership levels are expected to be achieved within the later of: (i) five years of first becoming an officer, (ii) three years of an amendment increasing ownership levels with respect to any increase, or (iii) three years of the date that the new ownership levels apply to such individual due to a change in position. As of the date of this Proxy Statement, all the NEOs meet the guidelines.
Recoupment (or “Clawback”) Policy.   The SEC and the Nasdaq Stock Market recently adopted long-awaited final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which require listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers.
In accordance with these final rules, on November 17, 2023, the Compensation Committee approved a Compensation Recovery Policy, which provides for recoupment of certain incentive compensation paid to current and former executive officers of the Company in the event of an accounting restatement of the Company’s financial statements. This policy applies to all incentive-based compensation (as that term is defined in the new SEC rules), which includes performance-based awards granted under our 2020 Stock Plan and the cash bonus payments under the MIP.
In addition, pursuant to a clawback agreement required to be executed by all employees who receive awards, if an employee engages in certain detrimental conduct, including willful misconduct in connection with a financial restatement that has a material adverse effect on the Company, the Compensation Committee may, in its sole discretion, cancel and terminate such employee’s outstanding stock awards (whether vested or unvested and whether time-based or performance-based) and recoup shares issued pursuant to the exercise or settlement of stock awards within the three years prior to the detrimental conduct (as determined by the Compensation Committee) and thereafter.
Prohibition on Hedging or Pledging Company Securities and Insider Trading Policy.   The Board has approved a corporate insider trading policy (the “Insider Trading Policy”) to prohibit executive officers and directors from purchasing Company securities on margin, holding Company securities in a margin account, borrowing against any account in which Company securities are held or otherwise pledging Company securities as collateral for a loan. For all other employees subject to the quarterly blackout period under the Insider Trading Policy, which includes business unit general managers, and other employees who have access to, or assist in compiling, Company financial data, purchases on margin and the pledging of or borrowing against Company securities are not strictly prohibited, but such activities are strongly discouraged and advance consultation with the Company’s Legal Department is required. The Insider Trading Policy also prohibits officers, directors, and other employees subject to the quarterly blackout period from engaging in transactions in puts, calls or other derivatives on an exchange or in any other organized market and other hedging transactions. In addition, our NEOs are encouraged to sell Company stock through a 10b5-1 trading plan.
Equity Grant Practices.   The Compensation Committee approves grants of equity awards to Section 16 Insiders, our CFO, most Senior Vice Presidents (“SVPs”), and other Vice Presidents and above who directly report to the CEO. The Committee also annually approves a delegated pool of equity to be granted by the CEO to employees who are not in the group approved by the Compensation Committee. Grants may be made to selected newly hired individuals throughout the year on an off-cycle basis coincident with a fixed date near the next regularly scheduled quarterly meeting of the Compensation Committee following their date of hire. Special grants to continuing employees, such as for promotions or retention purposes, are typically approved coincident with a fixed date near the first regularly scheduled quarterly Compensation Committee meeting following the recommendation to make a special grant.

The date of grant of an equity award had historically been the date approved by the Compensation Committee except in instances where our trading “blackout” was in effect or if our management knew of material, non-public information about the Company. Those equity awards were granted effective as of the close of the business day after the “blackout” expired, or the close of the second business day after the public release of the material, non-public information, as applicable. Our standard quarterly “blackout” period begins two weeks prior to the end of each fiscal quarter and ends two full business days after we publicly release our quarterly financial and operational results for the quarter. However, in September 2020, with the intent of simplifying the grant process while minimizing the potential for grants being made when management could possibly possess material inside information, the Committee approved fixed grant dates of the 15th of February, May, August, or November for subsequent equity grants. The November 15 fixed grant date was later modified to December 10, to ensure that the grant date would follow the filing of our Annual Report on Form 10-K.
The exercise price of our stock options is generally based on the closing price of our common stock on the Nasdaq exchange on the date of grant. The 2017 Stock Plan and the 2020 Plan explicitly prohibit the repricing of stock options without prior stockholder approval and grant of discount options.
Tax Deductibility.   While Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers, the Compensation Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.
Compensation Committee Report
The Compensation and Human Capital Management Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Varex Imaging Corporation (the “Company”) has reviewed and discussed with management the “Compensation Discussion and Analysis” section of the Proxy Statement for the 2024 Annual Meeting of Stockholders. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Proxy Statement for the 2024 Annual Meeting of Stockholders and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended September 29, 2023.
Timothy E. Guertin (Chair)
Kathleen L. Bardwell
Jay K. Kunkel
Walter M Rosebrough, Jr.

Summary Compensation Table
The following table sets forth certain information about the compensation of the NEOs for each of the last three fiscal years, except fiscal years 2022 and 2021 for Mr. Jonaitis are not provided because he was not an NEO in those years.
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)
Sunny S. Sanyal President and Chief Executive Officer	2023	766,462	—	1,624,992	1,624,998	480,500	—	23,946	4,520,898
	2022	714,776	—	1,499,975	1,499,999	734,753	—	19,015	4,468,518
	2021	637,360	200	1,544,985	1,544,995	956,040	—	9,707	4,693,287
Shubham Maheshwari Chief Financial Officer	2023	492,462	—	397,491	397,498	222,770	—	14,504	1,524,725
	2022	470,769	—	397,478	397,489	339,000	—	68,081	1,672,817
	2021	460,000	272	187,475	187,493	448,500	—	172,606	1,456,346
Kimberley E. Honeysett SVP, CLO and Corporate Secretary	2023	395,385	35	287,495	287,494	128,216	—	20,175	1,118,800
	2022	373,077	142	287,478	287,495	263,000	—	12,523	1,223,715
	2021	349,493	200	262,494	262,495	262,500	—	10,769	1,147,951
Andrew J. Hartmann SVP and General Manager, Detectors	2023	399,616	—	262,486	262,490	132,253	—	15,739	1,072,584
	2022	376,812	1,418	262,490	262,498	211,000	—	10,849	1,125,067
	2021	349,520	200	262,494	262,495	260,964	—	8,066	1,143,739
Mark S. Jonaitis SVP and General Manager, X-ray Sources(7)	2023	380,385	2,842	262,486	262,490	125,640	—	24,026	1,057,869

(1)
This column represents salaries earned during the fiscal year that the individual was an NEO.

(2)
For fiscal year 2023, this column represents a 40-year service award for Mr. Jonaitis and an employee recognition award for Ms. Honeysett. For fiscal year 2022, this column represents employee recognition awards given to Ms. Honeysett and Mr. Hartmann. For fiscal year 2021, this column represents a vaccination incentive given to Messrs. Sanyal, Maheshwari, and Hartmann and Ms. Honeysett and an employee recognition award given to Mr. Maheshwari.

(3)
This column represents stock awards granted during fiscal years 2023, 2022 and 2021, computed in each case in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation — Stock Compensation” (“ASC 718”). The grant date fair value for RSU awards was determined using the closing price of our common stock on the grant date multiplied by the number of shares subject to the award. See the notes entitled “Summary of Significant Accounting Policies” and “Employee Stock Plan” in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year in which the stock award was made for additional discussion of the valuation of our stock awards. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that was or may ultimately be realized by the NEOs.

(4)
This column represents the aggregate grant date fair value of stock option awards granted to the NEOs during each fiscal year, computed in each case, in accordance with ASC 718. The assumptions used to calculate these amounts are set forth in the notes entitled “Summary of Significant Accounting Policies” and “Employee Stock Plans” in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year in which the stock option was awarded. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that was or may ultimately be realized by the NEOs.

(5)
This column represents annual cash incentives earned for fiscal year 2023 under the MIP and as discussed in “Compensation Discussion and Analysis — Fiscal Year 2023 Compensation Program and Pay Decisions — Annual Cash Incentives.”
(6)
Set forth in the table below are the material components of the “All Other Compensation” column for fiscal year 2023.

Name	Company Contributions to 401(k)(a)	Other(b)
Sunny S. Sanyal	$13,946	$10,000
Shubham Maheshwari	$14,504	—
Kimberley E. Honeysett	$12,785	$7,390
Andrew J. Hartmann	$15,739	—
Mark S. Jonaitis	$18,707	$5,319

(a)
Amount represents Company matching contributions to the NEO’s contributions to the Company’s 401(k) plan during the fiscal year, matched at a level of $1.00 for each dollar contributed, up to 4% of eligible earnings.

(b)
The amounts for Messrs. Sanyal and Jonaitis and Ms. Honeysett represent financial planning reimbursements.

(7)
Mr. Jonaitis became an NEO in fiscal year 2023.

Grants of Plan-Based Awards
The following table provides information on plan-based awards made in fiscal year 2023 to each of our NEOs:
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: # of Shares of RSUs(2)	All Other Option Awards: # of Securities Underlying Options(3)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(4)
		Threshold(1)	Target(1)	Maximum(1)
Sunny S. Sanyal	—	$232,500	$775,000	$1,550,000	—	—	—	—
	12/9/2022	—	—	—	80,765	—	—	$1,624,992
	12/9/2022	—	—	—	—	167,353	$22.13	$1,624,998
Shubham Maheshwari	—	$97,110	$323,700	$647,400	—	—	—	—
	12/9/2022	—	—	—	19,756	—	—	$397,491
	12/9/2022	—	—	—	—	40,937	$22.13	$397,498
Kimberley E. Honeysett	—	$66,000	$220,000	$440,000	—	—	—	—
	12/9/2022	—	—	—	14,289	—	—	$287,495
	12/9/2022	—	—	—	—	29,608	$22.13	$287,494
Andrew J. Hartmann	—	$66,660	$222,200	$444,400	—	—	—	—
	12/9/2022	—	—	—	13,046	—	—	$262,486
	12/9/2022	—	—	—	—	27,033	$22.13	$262,490
Mark S. Jonaitis	—	$63,525	$211,750	$423,500	—	—	—	—
	12/9/2022	—	—	—	13,046	—	—	$262,486
	12/9/2022	—	—	—	—	27,033	$22.13	$262,490

(1)
These columns represent the potential awards under our MIP for fiscal year 2023 as further discussed in “— Compensation Discussion and Analysis — Fiscal year 2023 Compensation Program and Pay

Decisions — Annual Cash Incentives”. The Threshold level represents the award that would be paid upon attainment of the minimum achievement level with a payout. Below such performance level, no bonus is earned. The dollar value of the actual bonus award earned for fiscal year 2023 for each NEO is set forth in the Summary Compensation Table (refer to “— Summary Compensation Table” above). As such, the amounts set forth in this column do not represent the actual compensation earned by any of the NEOs for fiscal year 2023.
(2)
Each RSU award was granted under the 2020 Plan and vests 50% on December 8, 2024 and 50% on December 9, 2026. Vesting will occur only if the NEO is employed by the Company or an affiliate through each vesting date, except in cases involving death, disability, or termination without cause or for good reason in the change of control context. Additionally, such awards will accelerate in the event of certain corporate transactions if such awards are not assumed, continued, or substituted. See “— Potential Payments Upon Termination or Change in Control.”

(3)
Each stock option award was granted under the 2020 Plan with an exercise price equal to 110% of the closing price of the underlying shares on the grant date and will expire ten years from the grant date unless NEO employment with the Company or an affiliate terminates earlier. One fourth of the stock option grant vests on December 9, 2023 and the remainder vests monthly during the following 36-month period. Vesting will occur only if the NEO is employed by the Company or an affiliate through each vesting date, except in cases involving death, disability, or termination without cause or good reason in the change of control context. Additionally, such awards will accelerate in the event of certain corporate transactions if such awards are not assumed, continued, or substituted. See “— Potential Payments Upon Termination or Change in Control.”

(4)
This column represents the aggregate grant date fair value of RSU and stock option grants to the NEOs computed in accordance with ASC 718. The grant date fair value for RSU awards granted in fiscal year 2022 was determined using the closing price of our common stock on the grant date multiplied by the number of shares subject to the award. The assumptions used to calculate the grant date fair value of each stock option grant are set forth under the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2023. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that may ultimately be realized by the NEOs.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth the outstanding equity awards of the NEOs as of the end of fiscal year 2023:
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Sunny S. Sanyal	2/16/2017	12,467(4)	—	$31.08	2/16/2024	—	—
	2/16/2017	34,889(5)	—	$31.08	2/16/2024	—	—
	2/16/2017	34,254(5)	—	$31.08	2/16/2024	—	—
	2/16/2017	396,525(6)	—	$31.08	2/16/2024	—	—
	2/15/2018	89,115(7)	—	$37.10	2/15/2025	—	—
	2/15/2019	103,282(9)	—	$31.42	2/15/2026	—	—
	2/18/2020	155,163(10)	18,043(10)	$28.12	2/15/2030	—	—
	2/16/2021	107,175(12)	58,775(12)	$25.06	2/16/2031	—	—
	12/10/2021	54,369(14)	69,906(14)	$30.95	12/10/2031	—	—
	12/9/2022	—	167,353(15)	$22.13	12/9/2032	—	—
	2/18/2020	—	—	—	—	30,223(16)	567,890
	2/16/2021	—	—	—	—	33,911(18)	637,188
	12/10/2021	—	—	—	—	53,304(20)	1,001,582
	12/9/2022	—	—	—	—	80,765(21)	1,517,574
	Total	987,239	314,077			198,203	3,724,234

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Shubham Maheshwari	10/2/2020	124,060(11)	36,884(11)	$13.61	8/15/2030	—	—
	5/21/2021	10,269(13)	7,336(13)	$27.95	5/21/2031	—	—
	12/10/2021	14,407(14)	18,525(14)	$30.95	12/10/2031	—	—
	12/9/2022	—	40,937(15)	$22.13	12/9/2032	—	—
	10/2/2020	—	—	—	—	30,315(17)	569,619
	5/21/2021	—	—	—	—	3,689(19)	69,316
	12/10/2021	—	—	—	—	14,125(20)	265,409
	12/9/2022	—	—	—	—	19,756(21)	371,215
	Total	148,736	103,682			67,885	1,275,559
Kimberley E. Honeysett	2/16/2017	55,357(6)	—	$31.08	2/16/2024	—	—
	2/15/2018	13,875(7)	—	$37.10	2/15/2025	—	—
	2/15/2019	17,229(9)	—	$31.42	2/15/2026	—	—
	2/18/2020	26,110(10)	3,037(10)	$28.12	2/15/2030	—	—
	2/16/2021	18,208(12)	9,987(12)	$25.06	2/16/2031	—	—
	12/10/2021	10,420(14)	13,399(14)	$30.95	12/10/2031	—	—
	12/9/2022	—	29,608(15)	$22.13	12/9/2032	—	—
	2/18/2020	—	—	—	—	5,086(16)	95,566
	2/16/2021	—	—	—	—	5,762(18)	108,268
	12/10/2021	—	—	—	—	10,216(20)	191,959
	12/9/2022	—	—	—	—	14,289(21)	268,490
	Total	141,199	56,031			35,353	664,283
Andrew J. Hartmann	8/24/2018	30,237(8)	—	$31.14	8/15/2025	—	—
	2/15/2019	30,029(9)	—	$31.42	2/15/2026	—	—
	2/18/2020	26,362(10)	3,066(10)	$28.12	2/15/2030	—	—
	2/16/2021	18,208(12)	9,987(12)	$25.06	2/16/2031	—	—
	12/10/2021	9,514(14)	12,234(14)	$30.95	12/10/2031	—	—
	12/9/2022	—	27,033(15)	$22.13	12/9/2032	—	—
	2/18/2020	—	—	—	—	5,135(16)	96,487
	2/16/2021	—	—	—	—	5,762(18)	108,268
	12/10/2021	—	—	—	—	9,328(20)	175,273
	12/9/2022	—	—	—	—	13,046(21)	245,134
	Total	114,350	52,320			33,271	625,162
Mark S. Jonaitis	2/16/2017	64,384(6)	—	$31.08	2/16/2024	—	—
	2/15/2018	14,409(7)	—	$37.10	2/15/2025	—	—
	2/15/2019	16,699(9)	—	$31.42	2/15/2026	—	—
	2/18/2020	25,106(10)	2,920(10)	$28.12	2/15/2030	—	—
	2/16/2021	18,208(12)	9,987(12)	$25.06	2/16/2031	—	—
	12/10/2021	9,514(14)	12,234(14)	$30.95	12/10/2031	—	—
	12/9/2022	—	27,033(15)	$22.13	12/9/2032	—	—
	2/18/2020	—	—	—	—	4,890(16)	91,883
	2/16/2021	—	—	—	—	5,762(18)	108,268
	12/10/2021	—	—	—	—	9,328(20)	175,273
	12/9/2022	—	—	—	—	13,046(21)	245,134
	Total	148,320	52,174			33,026	620,558

(1)
For stock options and RSU awards reflected in these columns, vesting will occur only if the NEO is employed by the Company or an affiliate through each vesting date, except in cases involving death, disability, or termination without cause or for good reason in the change of control context. Additionally, such awards will accelerate in the event of certain corporate transactions if such awards are not assumed, continued or substituted. See “Potential Payments Upon Termination or Change in Control.”

(2)
Stock option awards prior to 2020 are granted at an exercise price equal to the fair market value (i.e., the closing price) of the underlying shares of our common stock on the date of grant. Starting in 2020, stock option awards are granted at an exercise price of fair market value plus a 10% premium on the date of the grant.

(3)
This column is based on the closing price of our common stock as of September 29, 2023 ($18.79).

(4)
These stock options fully vested on 2/16/2018 based on a vesting schedule that provided for 100% vesting on such date.

(5)
These stock options fully vested on 2/16/2019 based on a vesting schedule that provides for 100% vesting on such date.

(6)
These stock options fully vested on 2/16/2021 based on a vesting schedule that provides for 25% vesting on 2/16/2018 and pro rata monthly vesting thereafter.

(7)
These stock options fully vested on 2/15/2022 based on a vesting schedule that provides for 25% vesting on 2/15/2019 and pro rata monthly vesting thereafter.

(8)
These stock options fully vested on 8/15/2022 based on a vesting schedule that provides for 25% vesting on 8/15/2019 and pro rata monthly vesting thereafter.

(9)
These stock options fully vested on 2/15/2023 based on a vesting schedule that provides for 25% vesting on 2/15/2020 and pro rata monthly vesting thereafter.

(10)
These stock options are scheduled to fully vest on 2/15/2024 based on a vesting schedule that provides for 25% vesting on 2/15/2021 and pro rata monthly vesting thereafter.

(11)
These stock options are scheduled to fully vest on 8/15/2024 based on a vesting schedule that provides for 25% vesting on 8/15/2021 and pro rata monthly vesting thereafter.

(12)
These stock options are scheduled to fully vest on 2/15/2025 based on a vesting schedule that provides for 25% vesting on 2/15/2022 and pro rata monthly vesting thereafter.

(13)
These stock options are scheduled to fully vest on 5/15/2025 based on a vesting schedule that provides for 25% vesting on 5/15/2022 and pro rata monthly vesting thereafter.

(14)
These stock options are scheduled to fully vest on 12/10/2025 based on a vesting schedule that provides for 25% vesting on 12/10/2022 and pro rata monthly vesting thereafter.

(15)
These stock options are scheduled to fully vest on 12/10/2026 based on a vesting schedule that provides for 25% vesting on 12/10/2023 and pro rata monthly vesting thereafter.

(16)
The unvested portion of these RSU awards is scheduled to vest on 02/15/2024.

(17)
The unvested portion of these RSU awards is scheduled to vest on 08/15/2024.

(18)
The unvested portion of these RSU awards is scheduled to vest on 02/15/2025.

(19)
The unvested portion of these RSU awards is scheduled to vest on 05/15/2025.

(20)
The unvested portion of these RSU awards is scheduled to vest as follows: 50% on 12/10/2023 and the remaining 50% on 12/10/2025.

(21)
The unvested portion of these RSU awards is scheduled to vest as follows: 50% on 12/10/2024 and the remaining 50% on 12/10/2026.

Option Exercises and Stock Vested
The following table sets forth the number of shares of the Company’s common stock acquired by NEOs through stock option exercises and vesting of RSUs during fiscal year 2023. In addition, the table presents the value realized upon such exercises or vesting, as calculated, in the case of stock options, based on the difference between the market price of the Company’s common stock at exercise and the option exercise price and, in the case of RSUs, based on the closing price per share of the Company’s common stock on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise	Number of Shares Acquired on Exercise	Value Realized on Vesting
Sunny S. Sanyal	—	—	42,285	$795,804
Shubham Maheshwari	—	—	3,689	$82,338
Kimberley E. Honeysett	—	—	7,158	$134,714
Andrew J. Hartmann	—	—	7,384	$138,967
Mark S. Jonaitis	—	—	7,115	$133,904
Nonqualified Deferred Compensation
The following table sets forth contributions, earnings, and distributions during fiscal year 2023, and account balances as of September 29, 2023 for each of the NEOs under (i) our nonqualified DCP and (ii) the now frozen deferred compensation plan in which they participated at Varian prior to the Spin-off:
Name	Plan	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(4)
Sunny S. Sanyal	DCP	—	—	$8,341	—	$59,237
	Frozen DCP	—	—	$21,350	—	$104,517
Kimberley E. Honeysett	Frozen DCP	—	—	$2,166	—	$24,877
Mark S. Jonaitis	DCP	—	—	$562	—	$16,909
	Frozen DCP	—	—	$163,095	—	$769,869

(1)
These amounts represent the respective executive contributions attributable to fiscal year 2023, which were included in the “Salary” column of the Summary Compensation Table for fiscal year 2023.

(2)
There were no Company contributions during fiscal year 2023.

(3)
None of the earnings in this column are included in the Summary Compensation Table (refer to “— Summary Compensation Table” above) because they were not preferential or above market.

(4)
Balance at last fiscal year end includes the following amounts reported as compensation to the NEOs in the Summary Compensation Table for fiscal years prior to fiscal year 2023: Mr. Sanyal: $141,967.

In October 2016, the Board approved the DCP and it became effective for 2017 compensation. In addition, the DCP assumed certain deferred compensation obligations from the Varian Medical Systems, Inc. 2005 Deferred Compensation Plan in connection with the Spin-off. We also maintain the Varex Imaging Corporation Frozen Deferred Compensation Plan (the “Frozen DCP”), which assumed certain pre-Spin-off deferred compensation obligations from the Varian Frozen Deferred Compensation Plan. Since the Spin-off, no deferrals have been made under the Frozen DCP.
The DCP is designed to allow a select group of management and highly compensated employees, including its executive officers, to defer receipt of a specified percentage of their base salaries (up to 50%) and to allow its non-employee directors to defer receipt of their director fees (up to 100%).
Further, we may make discretionary contributions on behalf of participants in the DCP. Deferred amounts under the DCP and Frozen DCP will be unfunded, unsecured obligations subject to the claims of our creditors. The payment of DCP and Frozen DCP benefits will be funded by its general assets, which may be held in a rabbi trust for this purpose.
Amounts deferred by a participant into the DCP and any employer contributions are credited to an unfunded bookkeeping account maintained on behalf of each participant. These amounts will be periodically adjusted for earnings and/or losses at a rate that is equal to the various hypothetical investment funds (also referred to as measurement funds) selected by the plan administrator and elected by the participant. Participants may reallocate previously invested money among each of the available measurement funds daily.
Under the DCP, a participant will be permitted to make separate distribution elections with respect to each year’s deferrals. These distribution elections will include the ability to elect a single lump sum payment or installment payments for up to 10 years following termination of employment. Deferrals also may be paid out prior to termination of employment in the event of a financial hardship or if the participant makes a short-term payout election, and such deferrals will be paid in the form of a lump sum. Under the DCP, amounts credited as Company contributions are paid in the form of a lump sum following a participant’s separation from service.
Under the Frozen DCP, upon retirement, a participant’s accounts will be paid in a single lump sum payment or in installment payments of up to 15 years following retirement, as elected by the participant in accordance with the terms of the plan. Upon a pre-retirement termination of employment, a participant’s accounts will be paid in a lump sum (or if they equal or exceed $50,000 in the aggregate, in up to five annual installments if approved by the plan committee). Deferrals under the Frozen DCP also may be paid out prior to termination of employment in the event of a financial hardship or if the participant makes a short-term payout election. Special rules also apply to distributions following a participant’s death or disability.
The DCP and Frozen DCP may be terminated by action of the Board. In the case of the DCP, upon termination, benefits will be distributed as soon as the plan and Section 409A of the Code permit. In the case of the Frozen DCP, upon termination, payments will generally be made in a lump sum but may be made in annual installments of up to fifteen years for plan terminations covering all participants that occur prior to a change in control, in each case, except as would cause plan benefits to become subject to Section 409A of the Code.
Potential Payments upon Termination, Change in Control, or upon Death or Disability
Each of our NEOs have entered into a Change in Control Agreement (“CIC Agreement”) that was approved by our Board. Under the CIC Agreements, if we terminate the NEO’s employment other than by reason of death, disability, or “cause”, or if the NEO voluntarily terminates for “good reason”, in either case, within 60 days prior to, or 18 months following, a change in control of the Company, then the NEO will be entitled to:
(i)
a lump sum severance payment,

(ii)
a lump sum payment equal to a pro rata portion of the NEO’s target bonus under our annual incentive plan,

(iii)
full vesting of all outstanding stock options and stock awards, and

(iv)
up to 18 months of Company paid COBRA premiums; provided, however, that if the payment of COBRA premiums is not permitted by applicable law, the NEO will instead receive a taxable lump sum payment equal to 18 months of COBRA premiums.

The amount of the lump sum severance payment in the case of each of the NEOs will be equal to a multiple of the sum of: (A) the NEO’s base salary and (B) the greater of (x) the NEO’s most recently established target annual bonus under our annual cash incentive plan and (y) the average annual cash incentive that was paid to the NEO in the three fiscal years ending prior to the date of termination under our annual cash incentive plan. The severance multiple for Mr. Sanyal is 2.5. The severance multiple for Messrs. Maheshwari, Hartmann, and Jonaitis, and Ms. Honeysett is 2.0. If the NEO has not completed at least three full fiscal years of service with the Company prior to the NEO’s termination date, then the amount determined in (y) above will be based on the average annual cash incentive for the number of full fiscal years that the NEO has completed.
As a condition to receiving such severance benefits, an NEO must execute a release of all of his or her rights and claims relating to his or her employment and comply with certain post-termination restrictions, including, among other things, continuing to comply with the terms of his or her proprietary information and non-disclosure agreement, and for a period of 12 months, complying with certain non-solicitation and non-competition provisions that are set forth in the NEO’s CIC Agreement.
In addition, if within 18 months after a change in control, the NEO incurs a separation from service by reason of the NEO’s death or disability, the NEO or, if applicable, the NEO’s estate will be entitled to death or long-term disability benefits from the Company no less favorable than the most favorable benefits to which the NEO would have been entitled had the death or disability occurred at any time during the period commencing one year prior to the change in control under the plans of the Company.
The CIC Agreements with the NEOs do not provide for tax gross ups of payments subject to the “golden parachute” excise tax under Section 4999 of the Code. Each CIC Agreement instead contains a “better after tax” provision, which provides that if any of the payments to the NEO constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the NEO, whichever results in the NEO receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code.
Under the Company’s 2017 Stock Plan and 2020 Plan, except as otherwise provided in the NEOs’ equity agreements, in the event of certain corporate transactions, if the Compensation Committee does not provide for the assumption, continuation or substitution of stock awards, each stock award will fully vest and terminate upon the consummation of the transaction. In these instances, stock option holders will be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise their outstanding vested stock options before the termination of such awards.
The NEOs’ equity agreements provide that if the applicable NEO’s employment terminates due to death or disability, his or her unvested stock option and RSU awards will fully vest upon such termination. Vested stock options granted in 2017-19 may be exercisable for up to three years from the date his or her employment terminates due to death and one year from the date his or her employment terminates due to disability, unless in each case the stock option term expires earlier. Stock options granted under the 2020 Plan, once vested, remain exercisable for up to one year upon a disability and for the remainder of the option term in the instance of a retirement or death.
Potential Payments Table
The table below reflects the value of compensation and benefits that would become payable to each of the NEOs if (i) a change in control occurred on September 29, 2023 and the NEO experienced a qualifying termination of employment on that date, (ii) a corporate transaction occurred on September 29, 2023 and the NEO’s equity awards are not assumed, continued, or substituted, or (iii) the NEO died or experienced a qualifying disability on September 29, 2023. These amounts are based upon the NEO’s compensation as of such date and on the Company’s closing stock price of $18.79 on September 29, 2023 and do not take into account the “better after tax” provision in the CIC Agreements.
These benefits are in addition to the benefits under then exercisable stock options, the benefits under the DCP which the NEO would receive in the event of any termination, and the benefits available generally to salaried employees, such as distributions under our broad based 401(k) plan. No additional benefits are provided to NEOs upon retirement.
The benefits payable as a result of a termination of employment in connection with a change in control as reported in the columns of this table are as follows:
•
Cash Severance Benefit:   Cash severance equal to 2.5 times (Sanyal) and 2.0 (all others) the sum of (i) annual base salary rate plus (ii) the greater of (a) the most recently established target bonus or (b) average annual bonus paid over prior three fiscal years.

•
Annual Bonus:   A lump sum pro rata bonus at target for the applicable performance period when termination occurs.

•
Benefits Continuation:   Costs for benefits continued for 18 months including: Medical, dental and vision insurance.

•
Equity Awards:   Each outstanding equity award that is subject to vesting provisions will vest in full.

•
Excise Tax:   Each change in control agreement contains a “better after-tax” provision, which provides that if any of the payments to the executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code. The cash severance amount in the table below does not contain any reduction in cash severance under this provision.

The actual amounts that would be paid in such circumstances can be determined only at the time of any such event. Due to several factors that affect the nature and amount of any benefits provided upon such an event, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, our stock price, the executive’s current base salary, and the “better after tax” provision in the CIC Agreements.
Potential Payments upon Termination of Employment in Connection with a Change in Control
Name	Cash Severance	Benefit Continuation	Options(1)	RSUs(1)	Total
Sunny S. Sanyal	$4,650,000	$37,397	—	$3,724,234	$8,411,631
Shubham Maheshwari	$1,967,100	—	$624,631	$1,275,559	$3,885,290
Kimberley E. Honeysett	$1,460,000	$37,397	—	$664,283	$2,161,680
Andrew J. Hartmann	$1,474,600	$45,315	—	$625,162	$2,145,077
Mark S. Jonaitis	$1,405,250	$37,397	—	$620,558	$2,063,205

(1)
Represents the intrinsic value of accelerated equity awards based on our closing stock price as of September 29, 2023 ($18.79).

Potential Payments upon Death or Disability
Name	Options(1)	RSUs(1)	Total
Sunny S. Sanyal	—	$3,724,234	$3,724,234
Shubham Maheshwari	$642,631	$1,275,559	$1,918,190
Kimberley E. Honeysett	—	$664,283	$664,283
Andrew J. Hartmann	—	$625,162	$625,162
Mark S. Jonaitis	—	$620,558	$620,558

(1)
Represents the intrinsic value of accelerated equity awards based on our closing stock price as of September 29, 2023 ($18.79).

Compensation of Directors
This section provides information regarding our director compensation policy for non-employee directors and the amounts paid and equity awards granted to these directors in fiscal year 2023. Our non-employee director compensation policy is designed to provide the appropriate amount and form of compensation to our non-employee directors. Directors who are employees (i.e., Mr. Sanyal) receive no compensation for their services as directors.
Each year the Compensation Committee and the Board review our director compensation program with the Compensation Committee’s independent compensation consultant. Effective February 2023, the Board modified the compensation program of our non-employee Board Chair to reduce the annual cash retainer by $5,000 and the value of the annual award of DSUs by $25,000. These changes were recommended by our Compensation Committee after consultation with F.W. Cook, the Compensation Committee’s independent consultant, and after considering the maturity of the Company, the director compensation practices of peer companies, and the interests of our stockholders.

Component	Description
Annual Retainer	• $65,000 in cash, payable in equal quarterly installments in arrears, and pro-rated for any partial year of service.
Non-Executive Board Chair Retainer	• Additional $35,000 in cash, payable in equal quarterly installments in arrears, and pro-rated for any partial year of service.
Committee Member Retainer
– Audit	• $15,000 in cash
– Compensation	• $8,000 in cash
– Nominating	• $7,000 in cash
Payable in equal quarterly installments in arrears; and pro-rated for any partial year of service.
Committee Chair Retainers
– Audit	• $30,000 in cash
– Compensation	• $18,000 in cash
– Nominating	• $15,000 in cash
Payable in equal quarterly installments in arrears; and pro-rated for any partial year of service.
Annual Equity
•
On or about our annual meeting of stockholders, non-employee directors will receive an annual award of DSUs with a grant date fair value of $160,000, and the non-employee chair of the Board of Directors will receive an additional annual award of DSUs with a grant date fair value of $35,000. For fiscal year 2023, the annual grant was made on February 9, 2023.

•
DSUs vest 100% after the earlier of the one-year anniversary of the grant date and the next annual meeting of stockholders that occurs after the grant date, subject to the applicable director’s continued service; provided however, that such DSUs will vest in full upon the earlier of (i) a termination of service due to the applicable director’s death, disability, retirement or (ii) a change in control of the Company.

•
The DSUs will generally be settled for shares of our common stock on the earlier of (i) the applicable director’s termination of service for any reason, (ii) the third anniversary of the date of grant, (iii) a change in control of the Company or (iv) the applicable director’s death.

Share Ownership Guidelines	• Each non-employee director is expected to own shares valued at five times the annual Board service retainer fees.
• Shares underlying DSU awards held by the non-employee directors (whether or not vested) will be counted toward satisfaction of the guidelines.

•
Ownership levels must be achieved within five years from the date upon which an individual becomes a non-employee director; all non-employee directors have met the guidelines or are on track to do so within five years of joining the Board.

Non-employee directors may elect to defer their cash retainers and/or meeting fees under our DCP, subject to the restrictions of applicable tax law. Please refer to the discussion in “— Nonqualified Deferred

Compensation” above for more information. All directors are reimbursed for reasonable out-of-pocket expenses associated with attending Board and committee meetings, and for expenses related to attending continuing directors’ education programs.
The following table sets forth the compensation received by each non-employee director during fiscal year 2023:
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Kathleen L. Bardwell	$88,000	$159,989	—	—	$247,989
Jocelyn Chertoff, M.D.(2)	$95,000	$159,989	—	—	$254,989
Timothy E. Guertin	$85,000	$159,989	—	—	$244,989
Jay K. Kunkel	$87,500	$159,989	—	—	$247,489
Ruediger Naumann-Etienne, PhD(3)	$64,000	—	—	—	$64,000
Walter M Rosebrough, Jr.	$102,500	$194,994	—	—	$297,494
Christine Tsingos	$102,500	$159,989	—	—	$262,489

(1)
This column represents the aggregate grant date fair value of DSUs granted in fiscal year 2023, computed in accordance with ASC 718. The grant date fair value for DSU awards granted in fiscal year 2023 was determined using the closing price of our common stock on the grant date multiplied by the number of shares subject to the award. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that may ultimately be realized by the directors.

(2)
All annual cash director fees for Ms. Chertoff were deferred into the DCP in FY23.

(3)
Mr. Naumann-Etienne did not seek re-election to the Board at our 2023 Annual Meeting.

The following table sets forth the aggregate number of outstanding DSUs held by each non-employee director as of the end of fiscal year 2023:
Name	Outstanding DSUs
Kathleen L. Bardwell	12,102
Jocelyn D. Chertoff, M.D	21,937
Timothy E. Guertin	21,937
Jay K. Kunkel	21,937
Ruediger Naumann-Etienne, PhD	—
Walter M Rosebrough, Jr.	23,793
Christine A. Tsingos	21,937
In November 2023, the Board modified the director compensation program such that commencing in fiscal year 2024, the annual grant of DSUs was increased to a grant date fair value of $165,000 based on the recommendation of our Compensation Committee. In making such recommendation, the Compensation Committee considered the director compensation practices of peer companies, the recommendation of F.W. Cook, the Compensation Committee’s independent consultant and whether this change in director compensation aligns with the interests of our stockholders.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2023 the following board members served on the Compensation Committee: Kathleen L. Bardwell, Timothy Guertin, Jay K. Kunkel, Walter M Rosebrough, Jr, and Christine Tsingos. No member of the Compensation Committee was at any time during fiscal year 2023 or at any other time an officer or employee of the Company, and no member of this committee had any relationship with the

Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during fiscal year 2023.
Compensation Risk Management
The Compensation Committee’s annual review and approval of our compensation philosophy and strategy includes the review of compensation related risk. In fiscal year 2023, the Compensation Committee’s consultant reviewed our compensation programs for employees and executives, including our annual cash incentive plans and long term, equity-based incentive awards, and does not believe that such compensation programs create risks that are reasonably likely to have a material adverse effect on the Company.
The Compensation Committee’s consultant reported that our compensation programs are designed using an appropriate pay philosophy, peer group, and benchmarking to support business objectives with meaningful risk mitigation, oversight, and discretion by the Compensation Committee.
The report also determined that our principal sales incentive plan is based on measurable and verifiable goals for our bonus plan for executives. In addition, total target incentive compensation for all employees is a small percentage of total sales and revenue, and incentive opportunities under these plans are capped. Management also retains discretion to reduce incentive amounts.
The Compensation Committee believes that the following risk oversight and compensation design features described in greater detail above in this Compensation Discussion and Analysis section safeguard against excessive risk taking:
•
Stock ownership requirements,

•
Recoupment policy,

•
Prohibitions on executive officers and other employees subject to the quarterly blackout period engaging in any speculative transactions in Company securities, such as hedging,

•
Prohibitions on executive officers from pledging Company securities in margin accounts or as collateral for a loan,

•
Executive bonus payouts are based in large part on financial performance metrics that drive stockholder value, and

•
All equity awards have vesting requirements that align employees’ interests with stockholders.

CEO Pay Ratio
For fiscal year 2023, based on reasonable estimates, the median of the annual total compensation of our employees (other than our CEO) was $56,934 and the annual total compensation of our CEO, as reported in our Summary Compensation Table, was $4,520,898. Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of the median off all employees was 79.4:1.
Employees Included.   September 29, 2023 was used to determine the median employee (the “determination date”). At the determination date, we had approximately 2,400 employees worldwide. In identifying the worldwide median employee, we included all our employees (except for our CEO).
Selecting Median Employee.   In identifying the median employee, we used base salary (or hourly rate multiplied by 2023 work schedule for hourly employees) for fiscal year 2023 plus each employees’ annual cash incentive opportunity as of the determination date (in each case annualized for regular part-time employees and full-time employees who joined during the fiscal year). No adjustments were made for cost of living or low compensation standards in any countries. Pay for non-U.S. employees was converted to U.S. dollars using currency exchange rates as of the determination date. There was one median employee identified. In accordance with SEC rules, we selected the employee with the most representative set of compensation components with respect to our workforce as a whole.

The SEC’s rules for identifying the median compensated employee and calculating the CEO pay ratio allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Pay Versus Performance
The following table shows the total compensation for our NEOs for the past three fiscal years as set forth in the Summary Compensation Table, the “compensation actually paid” (“CAP”) to our PEO (Sunny Sanyal, Chief Executive Officer since 2017) and on an average basis, our other NEOs (in each case, as determined under SEC rules), our Total Shareholder Return (“TSR”), our peer group TSR (Dow Jones Medical Equipment Index), our net income, and Adjusted EBIT.
Fiscal Year (a)	Summary Compensation Table Total for PEO(1) (b)	Compensation Actually Paid to PEO(2) (c)	Average Summary Compensation Table Total for non-PEO NEOs(3) (d)	Average Compensation Actually Paid to non-PEO NEOs(2) (e)	Total Shareholder Return(4) (f)	Peer Group Total Shareholder Return(4) (g)	Net Income ($M)(5) (h)	Adjusted EBIT ($M)(6) (i)
2023	$4,520,898	$3,662,554	$1,193,495	$1,007,091	$151.90	$100.80	$49.00	$95.6
2022	$4,468,518	$1,174,621	$1,287,188	$488,292	$170.90	$97.06	$30.30	$108.1
2021	$4,693,287	$10,133,081	$1,223,857	$2,735,407	$231.04	$128.65	$17.40	$99.3

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for our PEO (Sanyal) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Executive Compensation Tables — Summary Compensation Table.”

(2)
The dollar amounts reported in column (c) and (e) represent the amount of CAP, as computed in accordance with SEC rules. These dollar amounts do not reflect the actual amounts of compensation earned by or paid to our NEOs during the applicable year. For purposes of calculating CAP, the fair value of equity awards is calculated in accordance with ASC Topic 718 using the same assumption methodologies used to calculate the grant date fair value of awards for purposes of the Summary Compensation Table (refer to “Executive Compensation — Summary Compensation Table” for additional information). As such, CAP does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. The following table details these adjustments:

Fiscal Year		SCT (a)	Less: Grant Date Value of New Awards (b)	Plus: Year End Value of New Awards (i)	Plus (less): Change in Value of Prior Awards (ii)	Plus (less): Change in Value of Vested Awards (iii)	Less: Prior Year End Value of Failed to Vest Awards (iv)	CAP
2023	PEO	$4,520,898	$(3,249,990)	$3,177,904	$(600,525)	$(185,733)	—	$3,662,554
	NEOs	$1,193,495	$(604,983)	$591,564	$(139,815)	$(33,170)	—	$1,007,091
2022	PEO	$4,468,518	$(2,999,974)	$2,356,364	$(1,867,168)	$(783,119)	—	$1,174,621
	NEOs	$1,287,188	$(604,979)	$475,188	$(460,914)	$(208,191)	—	$488,292
2021	PEO	$4,693,287	$(3,089,980)	$4,651,264	$2,816,065	$1,062,445	—	$10,133,081
	NEOs	$1,223,857	$(487,484)	$719,746	$1,007,399	$271,889	—	$2,735,407

(a)
The dollar amounts reported in the Summary Compensation Table for the applicable year.

(b)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(i – iv)
The recalculated value of equity awards for each applicable year includes the addition (or subtraction, as applicable) of the following:

(i)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year;

(ii)
Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years from the end of the prior Fiscal Year to the end of the current Fiscal Year;

(iii)
Change in Fair Value as of Vesting Date (compared to prior Fiscal Year End) of Option Awards and Stock Awards Granted in the Current Year and Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year;

(iv)
Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year.

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows:

2023	Shubham Maheshwari, Kimberley E. Honeysett, Andrew J. Hartmann, and Mark S. Jonaitis
2022	Shubham Maheshwari, Kimberley E. Honeysett, Andrew J. Hartmann, and Brian W. Giambattista
2021	Shubham Maheshwari, Kimberley E. Honeysett, Andrew J. Hartmann, and Brian W. Giambattista

(4)
TSR determined in Column (f) is determined based on the value of an initial fixed investment of $100 in VREX on October 2, 2020, through the end of the listed fiscal year. TSR determined in Column (g) is determined based on the value of an initial fixed investment of $100 in the Dow Jones Medical Equipment Index on October 2, 2020 through the end of the listed fiscal year. We also use Dow Jones Medical Equipment Index in preparing the stock performance graph required by Item 201(e) of Regulation S-K for our Annual Report for the fiscal year ended September 29, 2023.

(5)
The dollar amounts in Column (h) are VREX’s GAAP Net Income for each fiscal year (in millions).

(6)
The Compensation Committee has selected Adjusted EBIT as the Company Selected Measure, which is the most important financial measure that links company performance with CAP. For additional information regarding how we calculate Adjusted EBIT see “Fiscal Year 2023 MIP Framework” beginning on page 48 of this Proxy Statement. Dollar amounts in Column (i) are VREX’s Adjusted EBIT for each fiscal year (in millions).

Relationship Between Compensation Actually Paid and Performance Measures.    The graphs below illustrate the relationship between CAP for our PEO and the average of the CAP for our remaining NEOs, with (i) our cumulative TSR and Peer Group TSR, (ii) our net income, and (iii) our Adjusted EBIT, in each case, for the fiscal years 2021 through 2023.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Varex & Peer TSR vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Value of $100 Investment From 10/2/2020
$12
$10
$8
$6
$4
$2
$0
$240
$220
$200
$180
$160
$140
$120
$100
$80
$60
$10.13
$2.74
$1.17
$0.49
$3.66
$1.01
2021
2022
2023
PEO CAP ($M)
Average NEO CAP ($M)
VREX
Dow Jones Medical Equipment Index

Varex Net Income vs. Compensation Actually Paid
$12
$10
$8
$6
$4
$2
$0
Compensation Actually Paid ($M)
$60
$50
$40
$30
$20
$10
$0
Net Income ($M)
$10.13
$2.74
$1.17
$0.49
$3.66
$1.01
2021
2022
2023
PEO CAP ($M)
Average NEO CAP ($M)
Net Income ($M)

Varex Adjusted EBIT vs. Compensation Actually Paid
Compensation Actually Paid ($M)
EBIT ($M)
$12
$10
$8
$6
$4
$2
$0
$120
$100
$80
$60
$40
$20
$0
$10.13
$2.74
$1.17
$0.49
$3.66
$1.01
2021
2022
2023
PEO CAP ($M)
Average NEO CAP ($M)
Adjusted EBIT ($M)

Performance Measures.    As described in more detail in our Compensation Discussion and Analysis above, a mix of performance measures are used in order to align executive pay with Company performance. As required by SEC rules, the financial performance measures identified as the most important for NEOs’ 2023 compensation decisions are listed in the table below.
Most Important Performance Measures Driving Compensation Actually Paid
Adjusted EBIT
Revenue
Inventory

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review, Approval or Ratification of Related Person Transactions
The Nominating Committee is responsible for the review, approval, or ratification of “related person transactions” between the Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, nominee for director, or executive officer since the beginning of the last fiscal year, or a more than five percent stockholder, and their immediate family members. Such transactions may include employment or consulting relationships with a related person or contracts under which we receive goods or services from (or provide goods and services to) a related person or a company for which the related person is an employee or otherwise affiliated. The Board has adopted written policies and procedures that apply to any transaction or series of transactions in which the Company or one of its subsidiaries is a participant and a related person has a direct or indirect material interest. Generally, for a transaction to be approved, the Nominating Committee must be informed or have knowledge of (i) the related person’s relationship with the Company and interest in the transaction; (ii) the material facts of the proposed transaction, including a description of the nature and potential aggregate value of the proposed transaction; (iii) the benefits, if any, to the Company of the proposed transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed transaction or situation is on terms that are comparable to the terms available to an unrelated third party or to employees generally.
The Nominating Committee has, however, determined that a related person does not have a direct or indirect material interest in the following categories of transactions:
•
any transaction with another company for which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s shares, if the amount involved does not exceed the greater of $1 million, or 2% of that company’s total annual revenue, and the related person is not involved in the decision-making process for such transaction;

•
any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university for which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the amount involved does not exceed the lesser of $1 million, or 2% of the charitable organization’s total annual receipts, and the related person is not involved in the decision-making process for such transaction;

•
compensation to executive officers determined by the Compensation Committee;

•
compensation to directors determined by the Board; and

•
transactions in which all security holders receive proportional benefits.

Transactions involving related persons that are not included in one of the above categories are forwarded to our legal department to determine whether the related person could have a direct or indirect material interest in the transaction, and any such transaction is forwarded to the Nominating Committee for review. The Nominating Committee determines whether the related person has a material interest in a transaction and may approve, ratify, terminate, or take other action with respect to the transaction in its discretion. There were no related party transactions outside the above categories during fiscal year 2023.
NOTE ABOUT FORWARD-LOOKING STATEMENTS
In this proxy statement, we have disclosed information which may be considered forward-looking within the meaning of the U.S. federal securities laws. Forward-looking statements may appear throughout this proxy statement. In some cases, you can identify these forward-looking statements by the use of terms such as “believe,” “will,” “expect” anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “would,” and “continue to,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to statements regarding our Amended and Restated 2020 Plan, our executive compensation program, our ESG strategies and initiatives, and our business opportunities, initiatives, strategy, and related actions. For information regarding risks and uncertainties associated with our business and a discussion of some of the factors that may cause actual results to differ materially from the results expressed or implied by such forward-looking statements, please refer to our SEC filings, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of our 2023 Annual Report on Form 10-K. We undertake no obligation to update information in this proxy statement.
INFORMATION REFERENCED IN THIS PROXY STATEMENT
Please note that information on, or that can be accessed through, our website is not part of these proxy soliciting materials, is not deemed “filed” with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, and, except for information filed by the Company under the cover of Schedule 14A, is not deemed to be proxy soliciting materials.

APPENDIX A
VAREX IMAGING CORPORATION
2020 OMNIBUS STOCK PLAN, AS AMENDED AND RESTATED

A-i

A-ii

A-iii

A-iv

VAREX IMAGING CORPORATION
2020 OMNIBUS STOCK PLAN, AS AMENDED AND RESTATED
SECTION 1
BACKGROUND AND PURPOSE
1.1   Restatement Date.   The Varex Imaging Corporation 2020 Omnibus Stock Plan was amended and restated by the Board on November 17, 2023 (the “Adoption Date”), and the Plan, as amended and restated shall become effective on February [XX], 2024 (the “Restatement Date”), subject to approval by the Company’s stockholders.
1.2   Purpose of the Plan.   The Plan is intended to increase incentives and to encourage Share ownership on the part of (1) employees of the Company and its Affiliates, (2) consultants who provide significant services to the Company and its Affiliates, and (3) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is intended to further the growth and profitability of the Company.
SECTION 2
DEFINITIONS
The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
2.1   “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.2   “Adoption Date” shall have the meaning set forth in Section 1.1.
2.3   “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.
2.4   “Award” means, individually or collectively, a grant under the Plan of Non-qualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.
2.5   “Award Agreement” means the written agreement, which may be electronic, setting forth the terms and provisions applicable to each Award granted under the Plan.
2.6   “Board” means the Board of Directors of the Company.
2.7   “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.8   “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.
2.9   “Company” means Varex Imaging Corporation, a Delaware corporation, or any successor thereto.
2.10   “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates that is a natural person, but who is neither an Employee nor a Director.
2.11   “Director” means any individual who is a member of the Board.
2.12   “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time. Notwithstanding the foregoing, to the extent “Disability” is used to establish a payment event with respect to any Award subject to Section 409A of the Code, “Disability” shall have the meaning set forth in Section 409A of the Code and the applicable guidance issued by the Secretary of the Treasury thereunder.
2.13   “EBIT” means as to any Performance Period, the Company’s or a business unit’s income before reductions for interest and taxes, determined in accordance with generally accepted accounting principles.
2.14   “EBITDA” means as to any Performance Period, the Company’s or a business unit’s income before reductions for interest, taxes, depreciation and amortization, determined in accordance with generally accepted accounting principles.
2.15   “Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.
2.16   “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.
2.17   “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.
2.18   “Fair Market Value” means the last quoted per share selling price for Shares on an established securities market on the relevant date, or if there were no sales on such date, the last quoted per share price for Shares on the preceding date on which there were sales of Shares. Notwithstanding the preceding, for federal, state and local income tax reporting purposes, fair market value shall be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time.
2.19   “Fiscal Year” means the fiscal year of the Company.
2.20   “Grant Date” means, with respect to an Award, the date that the Award was granted.
2.21   “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.
2.22   “Net Income” means as to any Performance Period, the Company’s or a business unit’s income after taxes, determined in accordance with generally accepted accounting principles.
2.23   “Net Orders” means as to any Performance Period, the Company’s or a business unit’s net orders calculated (and reviewed by the Company’s external independent auditors in accordance with agreed standard procedures) for and reported in the Company’s quarterly financial earnings press release filed by the Company on a Current Report on Form 8-K.
2.24   “Non-employee Director” means a Director who is an employee of neither the Company nor of any Affiliate.
2.25   “Non-qualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.
2.26   “Operating Cash Flow” means as to any Performance Period, the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.
2.27   “Option” means an Incentive Stock Option or a Non-qualified Stock Option.
2.28   “Participant” means an Employee, Consultant, or Non-employee Director who has an outstanding Award.

2.29   “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) EBIT, (b) EBITDA, (c) EBIT percentage, (d) EBITDA percentage, (e) EBIT percentage growth, (f) EBITDA percentage growth, (g) Earnings Per Share, (h) Net Income, (i) Operating Cash Flow, (j) Return on Assets, (k) Return on Equity, (l) Return on Sales, (m) Revenue, (n) Shareholder Return, (o) orders or Net Orders, (p) expenses, (q) cost of goods sold, (r) profit/loss or profit margin, (s) gross margin, (t) working capital, (u) operating income, (v) operating margin, (w) cash flow, (x) market share, (y) economic value add, (z) stock price of the Company’s stock, (aa) price/earning ratio, (bb) debt or debt-to-equity ratio, (cc) accounts receivable, (dd) cash, (ee) write-off, (ff) assets, (gg) liquidity, (hh) operations, (ii) intellectual property (e.g., patents), (jj) product development, (kk) regulatory activities, (ll) manufacturing, production or inventory, (mm) mergers, acquisitions or divestitures, (nn) financings, (oo) days sales outstanding, (pp) backlog, (qq) deferred revenue, (rr) employee headcount, (ss) total stockholder return, and (tt) any derivations of the foregoing or any other subjective or objective measures determined by the Committee, in its sole discretion, including other financial or strategic goals. The Performance Goals may differ from Participant to Participant and from Award to Award. The Committee shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participant, regardless of whether it results in any Performance Goal being measured on a basis other than generally acceptable accounting principles, and may provide for the adjustment of any applicable performance measure or performance results to reflect any unforeseeable, nonrecurring or infrequently occurring events, as the Committee determines to be appropriate in its sole discretion.
2.30   “Performance Period” means any fiscal period, as determined by the Committee in its sole discretion.
2.31   “Performance Share” means a Performance Share granted to a Participant pursuant to Section 8.
2.32   “Performance Unit” means a Performance Unit granted to a Participant pursuant to Section 8.
2.33   “Period of Restriction” means the period during which shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability.
2.34   “Plan” means the Varex Imaging Corporation 2020 Omnibus Stock Plan, as amended, as restated, or as amended and restated, as set forth in this instrument and as hereafter amended, from time to time.
2.35   “Prior Plan” means the Varex Imaging Corporation 2017 Omnibus Stock Plan.
2.36   “Restatement Date” shall have the meaning set forth in Section 1.1.
2.37   “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.
2.38   “Restricted Stock Units” means a Restricted Stock Unit granted to a Participant pursuant to Section 7, which may be settled to the Participant in Shares or cash as determined by the Committee in its sole discretion.
2.39   “Retirement” means, in the case of an Employee or a Non-employee Director, “Retirement” as defined pursuant to the Company’s or the Board’s Retirement Policies, as they may be established from time to time. With respect to a Consultant, no Termination of Service shall be deemed to be on account of “Retirement.”
2.40   “Return on Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s EBIT before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.
2.41   “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

2.42   “Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s EBIT before incentive compensation, divided by the Company’s or the business unit’s, as applicable, Revenue, determined in accordance with generally accepted accounting principles.
2.43   “Revenue” means as to any Performance Period, the Company’s or a business unit’s net sales, determined in accordance with generally accepted accounting principles.
2.44   “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as amended, and any future regulation amending, supplementing or superseding such regulation.
2.45   “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.
2.46   “Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.
2.47   “Shares” means shares of the Company’s common stock.
2.48   “Stock Appreciation Right” or “SAR” means an Award, granted alone, in connection or in tandem with a related Option, that pursuant to Section 6 is designated as a SAR.
2.49   “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
2.50   “Substitute Awards” means any Award granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
2.51   “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate or where there is a change in status from Employee to Non-employee Director or change in status from Employee to Consultant; (b) in the case of a Consultant, a cessation of the service relationship between a Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate or where there is a change in status from Consultant to Employee or Non-employee Director; and (c) in the case of a Non-employee Director, a cessation of the Non-employee Director’s service on the Board for any reason but excluding any such termination where there is a change in status from Non-employee Director to Employee or a change in status from Non-Employee Director to Consultant. Notwithstanding the foregoing, to the extent that “Termination of Service” is used to establish a payment event with respect to any Award subject to Section 409A of the Code, “Termination of Service” shall have the same meaning as “separation from service” as that term is defined in Section 409A of the Code and the applicable guidance issued by the Secretary of the Treasury thereunder.
SECTION 3
ADMINISTRATION
3.1   The Committee.   The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, and (b) an “independent director” under Nasdaq Listing Rule 5605(a)(2). If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid to the extent permitted by law despite such failure to qualify.

3.2   Authority of the Committee.   It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees and Consultants shall be granted Awards, (b) prescribe the terms and conditions of the Awards, including the authority to accelerate the vesting of Awards (other than the terms and conditions of Awards granted to Non-employee Directors pursuant to Section 9), (c) interpret the Plan and the Awards, (d) adopt such procedures, agreements, arrangements, sub plans and terms as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.
3.3   Delegation by the Committee.   The Committee, in its sole discretion and on such terms and conditions as comply with applicable law, may delegate all or any part of its authority and powers under the Plan to a committee of one or more directors and/or to officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Rule 16b-3.
3.4   Non-employee Directors.   Notwithstanding any contrary provision of this Section 3, the Board shall administer Section 9 of the Plan, and the Committee shall exercise no discretion with respect to Section 9. In the Board’s administration of Section 9 and the Awards and any Shares granted to Non-employee Directors, the Board shall have all of the authority and discretion otherwise granted to the Committee with respect to the administration of the Plan.
3.5   Decisions Binding.   All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.
SECTION 4
SHARES SUBJECT TO THE PLAN
4.1   Number of Shares.   Subject to adjustment as provided in Section 4.5 and the share counting provisions provided in this Section 4, as of the Restatement Date, a total of 5,800,000 Shares shall be authorized for Awards granted under the Plan, which amount is equal to 3,588,982 new shares plus 2,211,018 shares that are available for issuance under the Plan as of September 29, 2023, less one (1) Share for every one (1) Share that was subject to an option or stock appreciation right granted after September 29, 2023 and prior to the Restatement Date under the Plan and two and four one-hundredths (2.04) Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after September 29, 2023 and prior to the Restatement Date under the Plan. Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two and four one-hundredths (2.04) Shares for every one (1) Share granted. A total of 5,800,000 Shares may be issued as Incentive Stock Options.
4.2   Lapsed Awards.   If (i) any Shares subject to an Award are forfeited, an Award expires, is forfeited or is settled for cash (in whole or in part), or (ii) after September 27, 2019 any Shares subject to an award under the Prior Plan are forfeited, an award under the Prior Plan expires, is forfeited or is settled for cash (in whole or in part), then in each such case the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the Shares available for Awards under the Plan, in accordance with this Section 4.2. Any Shares that again become available for Awards under the Plan pursuant to this Section 4.2 shall be added as (i) one (1) Share for every one (1) Share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and (ii) as two and four one-hudredths (2.04) Shares for every one (1) Share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan.
4.3   Shares Available for Subsequent Issuance.   For the avoidance of doubt, the following Shares shall be added back (or added, as applicable) to the Shares authorized for grant under Section 4.1: after

September 29, 2023, Shares withheld by the Company to satisfy any tax withholding obligation with respect to Awards other than Options or Stock Appreciation Rights (including, after September 29, 2023, awards other than options or stock appreciation rights under the Prior Plan). Notwithstanding anything to the contrary herein, the following Shares shall not be added back (or added, as applicable) to the Shares authorized for grant under Section 4.1: (i) after September 29, 2023, Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option (including, after September 29, 2023, an option under the Prior Plan), (ii) after September 29, 2023, Shares tendered by the Participant to satisfy any tax withholding obligation with respect to Awards (including, after September 29, 2023, awards under the Prior Plan), (iii) after September 29, 2023, Shares withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights (including, after September 29, 2023, options or stock appreciation rights under the Prior Plan), (iv) after September 29, 2023, Shares subject to a Stock Appreciation Right (including, after September 29, 2023, a stock appreciation right under the Prior Plan) that in each case are not issued in connection with its stock settlement on exercise thereof, and (v) after September 29, 2023, Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options (including, after September 29, 2023, options under the Prior Plan); provided that, Shares of Restricted Stock (including, after September 29, 2023, restricted stock awards under the Prior Plan) that are forfeited rather than vesting shall, in each case, be added back (or added, as applicable) to the Shares authorized for grant under Section 4.1.
4.4   Substitute Awards.   Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the limitations on grants to a Participant contained in the Plan, nor shall Shares subject to a substitute Award be added to the Shares available for Awards under the Plan as provided in Section 4.2 above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 4.2 above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Consultants or Directors prior to such acquisition or combination.
4.5   Adjustments in Awards and Authorized Shares.   In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limit in Sections 5.1, 6.1., 7.1, and 8.1 in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Awards. In the case of Awards granted to Non-employee Directors, the foregoing adjustments shall be made by the Board. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.
SECTION 5
STOCK OPTIONS
5.1   Grant of Options.   Subject to the terms and provisions of the Plan, Options may be granted to Employees and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options covering more than 500,000 Shares. The Committee may grant Incentive Stock Options, Non-qualified Stock Options, or a combination thereof. Non-Qualified Stock Options may be granted under the Plan pursuant to Section 9 to Non-employee Directors by the Board, which shall determine the terms of such Options.
5.2   Award Agreement.   Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Non-qualified Stock Option.
5.3   Exercise Price.   Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.
(a)   Non-qualified Stock Options.   In the case of a Non-qualified Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.
(b)   Incentive Stock Options.   In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.
(c)   Substitute Options.   Notwithstanding the provisions of Sections 5.3(a) and 5.3(b), in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, shall determine the exercise price of such substitute Options.
5.4   Expiration of Options.   The term of each Option shall be stated in the Award Agreement; provided, however, that the maximum term shall not exceed ten (10) years from the Grant Date (subject to Section 5.8(d) regarding Incentive Stock Options). The Committee, in its sole discretion, may, after an Option is granted and before such Option expires, extend the term of the Option but in no event shall the term of the Option exceed ten (10) years from the Grant Date.
5.5   Exercisability of Options.   Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.
5.6   Payment.   Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
Upon the exercise of any Option, the Exercise Price shall be payable to the Company by any means which the Committee, in its sole discretion, determines both to provide legal consideration for the Shares and to be consistent with the purposes of the Plan, including, but not limited to: (a) cash or its equivalent, (b) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, (c) a “same day sale” pursuant to a program developed under Regulation T, or (d) having the Company withhold otherwise deliverable Shares.
As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker) Share certificates (which may be in book entry form) representing such Shares.
5.7   Restrictions on Share Transferability.   The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.
5.8   Certain Additional Provisions for Incentive Stock Options.
(a)   Exercisability.   The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

(b)   Termination of Service.   If any portion of an Incentive Stock Option is exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death (unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits later exercise), the portion so exercised shall be deemed a Non-qualified Stock Option.
(c)   Company and Subsidiaries Only.   Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.
(d)   Expiration.   No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.
SECTION 6
STOCK APPRECIATION RIGHTS
6.1   Grant of SARs.   Subject to the terms and conditions of the Plan, SARs may be granted to Employees and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 500,000 Shares.
6.2   Exercise Price and Other Terms.   The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a SAR, other than substitute awards, shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.
6.3   SAR Agreement.   Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
6.4   Expiration of SARs.   A SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 and 10.13 also shall apply to SARs.
6.5   Payment of SAR Amount.   Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(i)   The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii)   The number of Shares with respect to which the SAR is exercised.
6.6   Payment Upon Exercise of SAR.   At the discretion of the Committee, payment for a SAR may be in cash, Shares or a combination thereof.
SECTION 7
RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1   Grant of Restricted Stock and Restricted Stock Units.   Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock or Restricted Stock Units to Employees and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than 500,000 Shares of Restricted Stock or Restricted Stock Units.
7.2   Restricted Stock and Restricted Stock Units Agreement.   Each Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, any price to be paid for the Shares, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
7.3   Transferability.   Shares of Restricted Stock or Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
7.4   Other Restrictions.   The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock or Restricted Stock Units as it may deem advisable or appropriate, in accordance with this Section 7.4.
(a)   General Restrictions.   The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, business unit or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.
(b)   Legend on Certificates.   The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:
“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Varex Imaging Corporation 2020 Omnibus Stock Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Varex Imaging Corporation”
7.5   Removal of Restrictions.   Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and remove any restrictions. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.
7.6   Voting Rights.   During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.
7.7   Dividends and Other Distributions.   Participants holding Shares of Restricted Stock shall not be entitled to receive dividends and other distributions on any Shares that are subject to restrictions. Notwithstanding the foregoing, at the Committee’s sole discretion, Participants holding Shares of Restricted Stock may be credited with dividends and other distributions while such Shares are subject to restrictions provided that such dividends and other distributions shall be paid or distributed to Participants only if, when and to the extent such restrictions on such Shares lapse. The value of dividends and other distributions payable or distributable with respect to any Shares for which such restrictions do not lapse during the applicable Period of Restriction shall be forfeited.
7.8   Return of Restricted Stock to Company.   On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.
SECTION 8
PERFORMANCE UNITS AND PERFORMANCE SHARES
8.1   Grant of Performance Units and Shares.   Performance Units and Performance Shares may be granted to Employees and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to any Participant, provided that during any Fiscal Year, no more than 500,000 Performance Shares or Performance Units may be granted to any Participant.

8.2   Performance Objectives and Other Terms.   The Committee shall set performance objectives in its discretion, which, depending on the extent to which they are met, will determine the number or value of Performance Units or Shares that will be paid out to the Participants. The Committee may set performance objectives based upon the achievement of Company-wide, business unit, or individual goals, or any other basis determined by the Committee in its discretion. The time period during which the performance objectives must be met shall be called the “Performance Period.” Each Award of Performance Units or Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
(a)   General Performance Objectives.   The Committee may set performance objectives based upon the achievement of Company-wide, business unit or individual goals, or any other basis determined by the Committee in its discretion.
(b)   Performance Objectives.   The Committee, in its discretion, may determine that the performance objectives applicable to Performance Units or Shares shall be based on the achievement of Performance Goals.
8.3   Earning of Performance Units and Performance Shares.   After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout of the number of Performance Units or Shares earned during the Performance Period, depending upon the extent to which the applicable performance objectives have been achieved. After the grant of a Performance Unit or Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for Award.
8.4   Form and Timing of Payment.   Payment of earned Performance Units or Performance Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay such earned Awards in cash, Shares or a combination thereof.
8.5   Cancellation.   On the date set forth in the Award Agreement, all unearned or unvested Performance Units or Performance Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.
SECTION 9
NON-EMPLOYEE DIRECTORS
9.1   Limitation on Grants to Non-Employee Directors.   Awards granted during a single fiscal year under the Plan or otherwise, taken together with any cash fees paid during such fiscal year for services on the Board, shall not exceed $625,000 in total value for any Non-employee Director serving as the lead director of the Board or chair of the Board and $525,000 in total value for any other Non-employee Director (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes). Such applicable limit shall include the value of any stock awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash based payments.
9.2   Non-Employee Director Options.   Subject to the terms and provisions of the Plan, Non-qualified Stock Options may be issued to Non-employee Directors at any time and from time to time, as determined by the Board in its sole discretion, including the number of Shares subject to each Option, and the terms and conditions of such Awards.
9.3   Terms of Options.
(a)   Option Agreement.   Each Option granted pursuant to this Section 9 shall be evidenced by a written stock option agreement, which shall be executed by the Non-employee Director and the Company.
(b)   Exercise Price.   The Exercise Price for the Shares subject to each Option granted pursuant to this Section 9 shall be one hundred percent (100%) of the Fair Market Value of such Shares on the Grant Date.
(c)   Exercisability.   Unless provided otherwise in an Award Agreement, each Option granted pursuant to this Section 9 shall be fully exercisable on the Grant Date.

(d)   Expiration of Options.   The term of each Option shall be stated in the Award Agreement; provided, however, that the maximum term shall not exceed ten (10) years from the Grant Date.
(e)   Not Incentive Stock Options.   Options granted pursuant to this Section 9 shall not be designated as Incentive Stock Options.
(f)   Other Terms.   Unless provided otherwise in an Award Agreement, all provisions of the Plan not inconsistent with this Section 9 shall apply to Options granted to Non-employee Directors; provided, however, that Section 5.2 (relating to the Committee’s discretion to set the terms and conditions of Options) shall be inapplicable with respect to Non-employee Directors.
9.4   Substitute Options.   Notwithstanding the provisions of Section 9.3(b), in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Non-employee Directors on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, shall determine the exercise price of such substitute Options.
9.5   Elections by Non-employee Directors.   Pursuant to such procedures as the Board (in its discretion) may adopt from time to time, each Non-employee Director may elect to forego receipt of all or a portion of the annual retainer, committee chair fees, meeting attendance fees and other cash compensation otherwise due to the Non-employee Director in exchange for Shares. The number of Shares received by any Non-employee Director shall equal the amount of foregone compensation divided by the Fair Market Value of a Share on the date that the compensation otherwise would have been paid to the Non-employee Director, rounded up to the nearest whole number of Shares. In addition, pursuant to such procedures as the Board (in its discretion) may adopt from time to time, each Non-employee Director may elect to forego receipt of all or a portion of the annual retainer, committee chair and meeting attendance fees and other cash compensation otherwise due to the Non-employee Director in exchange for an Option to purchase Shares.
9.6   Restricted Stock Units.   Subject to the terms and provisions of the Plan, Awards of Restricted Stock Units may be granted to Non-employee Directors at any time and from time to time, as determined by the Board in its sole discretion, including the number of Restricted Stock Units subject to each Award and the terms and conditions of such Awards.
9.7   Terms of Restricted Stock Units.
(a)   Restricted Stock Unit Agreement.   Restricted Stock Units granted pursuant to Section 9.6 shall be evidenced by a written Award Agreement, which shall be executed by the Non-employee Director and the Company.
(b)   Vesting.   Awards of Restricted Stock Units shall vest over a period provided in the Award Agreement, and may vest pro rata over such time.
(c)   Payment.   Except as may be provided in an Award Agreement, Restricted Stock Unit Awards will be paid in Shares. Awards of Restricted Stock Units may be paid in a lump sum or in installments following vesting or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.
(d)   Other Terms.   Unless provided otherwise in an Award Agreement, all provisions of the Plan applicable to Restricted Stock Units not inconsistent with Section 9.6 and this Section 9.7 shall apply to Restricted Stock Units granted to Non-employee Directors.
SECTION 10
MISCELLANEOUS
10.1   No Effect on Employment or Service.   Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

10.2   Participation.   No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
10.3   Indemnification.   Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
10.4   Successors.   All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.
10.5   Beneficiary Designations.   If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.
10.6   Nontransferability of Awards.   Except as provided below, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 10.5. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Committee, or the Board in the case of Awards to Non-Employee Directors, may, in its sole discretion and to the extent permitted by applicable law, permit the transfer of an Award to an individual or entity other than the Company (each transferee thereof a “Permitted Assignee”), subject to such restrictions as the Committee, or the Board, in its sole discretion may impose; provided, however, that in no event may any Award be transferred for consideration to a third party financial institution.
10.7   No Rights as Stockholder.   Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).
10.8   Withholding Requirements.   Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof). Notwithstanding any contrary provision of the Plan, if a Participant fails to remit to the Company such withholding amount within the time period specified by the Committee (in its discretion), the Participant’s Award may, in the Committee’s discretion, be forfeited and in such case the Participant shall not receive any of the Shares subject to such Award.
10.9   Withholding Arrangements.   The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the required tax withholding obligations in connection with an Award by any means which the Committee, in its sole discretion, determines both to satisfy the required tax withholding obligations and to be consistent with the purposes of the Plan, including, but not limited to: (a) having the Company withhold otherwise deliverable Shares, (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (c) a “same day sale” pursuant to a program developed under Regulation T provided, however, that the amount of tax withholding to be satisfied by any such method will be limited to the extent necessary to avoid adverse accounting consequences, including but not limited to the Award being classified as a liability award. The Fair Market Value of the Shares to be withheld or delivered will be determined based on such methodology that the Company deems to be reasonable and in accordance with applicable law.
10.10   Deferrals.   The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion. Notwithstanding the foregoing, any deferral under this Section 10.10 shall be made in accordance with the provisions of Section 409A of the Code and the applicable guidance issued by the Secretary of the Treasury thereunder.
10.11   Dividend Equivalents.   The recipient of an Award other than Options or SARs (including, without limitation, any deferred Award) may, at the Committee, or if applicable, the Board’s sole discretion, receive dividend equivalents. Such dividend equivalents entitle the Participant to be credited with an amount equal to all dividends and other distributions (whether in cash or other property) paid on an equivalent number of Shares while the Award is outstanding. Dividend equivalents may be converted into additional Awards (for example, additional restricted stock units). Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or a combination of both. Any dividend equivalents credited with respect to Awards shall be settled only if, when and to the extent such Awards vest and are settled. The value of amounts payable with respect to Awards that do not vest shall be forfeited. For the avoidance of doubt, dividends or dividend equivalents shall not be paid and/or accrue with respect to Options or SARs.
10.12   Prohibition on Repricings.   Options and SARs may not be repriced without the approval of the Company’s stockholders. For this purpose, “reprice” means that that the Company has: (a) lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs after they have been granted, (b) canceled an Option and/or a SAR when the applicable Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award and (c) taken any other action with respect to an Option and/or a SAR that would be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded. An adjustment pursuant to Section 4.5 shall not be treated as a repricing.
10.13   Maximum Term of Options and SARs.   Notwithstanding anything in Sections 5, 6 and 9 to the contrary, no Option or SAR shall have a term that exceeds ten (10) years from the Grant Date.
10.14   Restatement of Financial Results.   All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. Such action by the Board would be in addition to any other actions the Board or the Company may take under the Company’s policies, as modified from time to time, or any actions imposed by law enforcement, regulators or other authorities.
10.15   Compliance with Section 409A of the Code.   This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. Should any payments made in accordance with the Plan to a “specified employee” (as defined under Section 409A of the Code) be determined to be payments from a nonqualified deferred compensation plan and are payable in connection with a Participant’s “separation from service” (as defined under Section 409A of the Code), that are not exempt from Section 409A of the Code as a short-term deferral or otherwise, these payments, to the extent otherwise payable within six (6) months after the Participant’s separation from service, and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, will be paid in a lump sum on the earlier of the date that is six (6) months and one day after the Participant’s date of separation from service or the date of the Participant’s death. For purposes of Section 409A of the Code, the payments to be made to a Participant in accordance with this Plan shall be treated as a right to a series of separate payments.
SECTION 11
CORPORATE TRANSACTIONS
11.1   Effect of Corporate Transaction on Awards.   Except as set forth in an Award Agreement, upon the occurrence of (a) a merger, combination, consolidation, reorganization or other corporate transaction; (b) an exchange of Shares or other securities of the Company; (c) a sale of all or substantially all the business, stock or assets of the Company; (d) a dissolution of the Company; or (e) any event in which the Company does not survive (or does not survive as a public company in respect of its Shares), then any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar stock awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the transaction), and any reacquisition or repurchase rights held by the Company in respect of Shares issued pursuant to Awards may be assigned by the Company to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) in connection with such transaction. Except as set forth in an Award Agreement, if the Committee does not provide for the assumption, continuation or substitution of Awards, each Award shall fully vest and terminate upon the related event, provided that holders of Options or SARs be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise their outstanding vested Options and SARs before the termination of such Awards; provided, however, that any payout in connection with a terminated award shall comply with Section 409A of the Code to the extent necessary to avoid taxation thereunder.
11.2   Authority of the Committee.   Notwithstanding the foregoing, except as set forth in an Award Agreement, in the event that an Award would otherwise terminate upon the effective time of any transaction described in Section 11.1, the Committee may provide for a payment in such form as may be determined by the Committee, equal in value to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise or vesting of the Award immediately prior to the effective time of the transaction, over (B) any exercise price payable by such holder in connection with such exercise, and provided further, that at the discretion of the Committee, such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of Shares in connection with the transaction; provided, however, that any payout in connection with a terminated award shall comply with Section 409A of the Code to the extent necessary to avoid taxation thereunder. Without limiting the generality of Section 3, any good faith determination by the Committee pursuant to its authority under this Section 11.2 shall be conclusive and binding on all persons.
SECTION 12
AMENDMENT, TERMINATION AND DURATION
12.1   Amendment, Suspension or Termination.   Subject to Section 10.12, the Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore issued to such Participant. Any amendment shall also, to the extent required by applicable law or regulation, be subject to stockholder approval. No Award may be granted during any period of suspension or after termination of the Plan.
12.2   Duration of the Plan.   Without further stockholder approval, no Incentive Stock Option may be granted under the Plan after ten (10) years from the Adoption Date.

SECTION 13
LEGAL CONSTRUCTION
13.1   Gender and Number.   Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
13.2   Severability.   In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
13.3   Requirements of Law.   The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
13.4   Governing Law.   The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.
13.5   Captions.   Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

EXECUTION
IN WITNESS WHEREOF, Varex Imaging Corporation, by its duly authorized officer, has executed the Plan on the date indicated below.
Varex Imaging Corporation
Dated: February [XX], 2024	By: /s/ Kimberley E. Honeysett Kimberley E. Honeysett Vice President and Secretary

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

DETACH AND RETURN THIS PORTION ONLY

VAREX IMAGING CORPORATION

Nominees:	For	Withhold	Abstain
1a. Kathleen L. Bardwell	☐	☐	☐
1b. Jocelyn D. Chertoff, M.D.	☐	☐	☐
1c. Timothy E. Guertin	☐	☐	☐
1d. Jay K. Kunkel	☐	☐	☐
1e. Walter M Rosebrough, Jr.	☐	☐	☐
1f. Sunny S. Sanyal	☐	☐	☐
1g. Christine A. Tsingos	☐	☐	☐

	For	Against	Abstain
2. To approve, on an advisory basis, our executive compensation as described in the accompanying Proxy Statement.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SCAN TOVIEW MATERIALS & VOTE VAREX IMAGING CORPORATION 1678 S. PIONEER ROADSALT LAKE CITY, UT 84104 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 7, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/VREX2024You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 7, 2024. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V27347-P01437 KEEP
THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 1a. Kathleen L. Bardwell!!!The Board of Directors recommends you vote FORForAgainstAbstainthe following proposal:1b. Jocelyn D. Chertoff, M.D.!!!3.To approve the Varex Imaging Corporation 2020 Omnibus Plan as Amended and Restated.!!!1c. Timothy E. Guertin!!!The Board of Directors recommends you vote FOR1d. Jay K. Kunkel1e. Walter M Rosebrough, Jr.!!!!!!4. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024.!!!1f. Sunny S. Sanyal1g. Christine A. Tsingos!!!!!!NOTE: The proxyholders are authorized to vote on anyMeeting for action in accordance with their judgment as to the best interests of Varex Imaging Corporation.The Board of Directors recommends you vote FORForAgainstAbstain

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V27348-P01437VAREX IMAGING CORPORATION2024 Annual Meeting of Stockholders February 8, 2024 4:30 PM Mountain TimeThis proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Sunny S. Sanyal and Kimberley E. Honeysett, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VAREX IMAGING CORPORATION that the stockholder(s) is/are entitled to vote at the 2024 Annual Meeting of Stockholders to be held at 4:30 PM, Mountain Time on February 8, 2024, and any adjournment or postponement thereof. This 2024 Annual Meeting of Stockholders will be held virtually and may be accessed by visiting www.virtualshareholdermeeting.com/VREX2024.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side